583,878 SHARES

                                     [LOGO]

                            COMFORT SYSTEMS USA, INC.

                                  COMMON STOCK
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All of the shares of Comfort Systems USA, Inc. (the "Company") Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The outstanding Common Stock of the Company is listed on the New York Stock Exchange (the "NYSE") under the symbol "FIX". On October 31, 1997, the last reported sale price of the Common Stock on the NYSE was $17 per share.

     The Company will not receive any of the proceeds from the sale of the Common Stock. Any or all of such Common Stock covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

     The Selling Stockholders named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on The New York Stock Exchange or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $50,000.

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the 1933 Act.

     SEE "RISK FACTORS" ON PAGE 9 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE ACQUIRING THE COMMON STOCK OFFERED HEREBY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ------------------

                 THE DATE OF THIS PROSPECTUS IS NOVEMBER 4, 1997

                               PROSPECTUS SUMMARY

     IN CONNECTION WITH ITS INITIAL PUBLIC OFFERING ON JULY 2, 1997 (THE "IPO"), COMFORT SYSTEMS USA, INC. ACQUIRED, IN SEPARATE MERGER OR SHARE EXCHANGE TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, 12 COMPANIES ENGAGED PRINCIPALLY IN THE HEATING, VENTILATION AND AIR CONDITIONING ("HVAC") BUSINESS (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE COMPANY AND ALL OF ITS SUBSIDIARIES, AND REFERENCES HEREIN TO "COMFORT SYSTEMS" MEAN COMFORT SYSTEMS USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS. THE FOUNDING COMPANIES AND SUBSEQUENTLY ACQUIRED BUSINESSES ARE SOMETIMES COLLECTIVELY REFERRED TO HEREIN AS THE ACQUIRED COMPANIES.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE COMBINED, PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

     UNLESS OTHERWISE INDICATED, ALL REFERENCES HEREIN TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK") OF COMFORT SYSTEMS.(1)

                                  THE COMPANY

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. On July 2, 1997, the Company acquired in separate, concurrent transactions twelve companies and since the IPO the Company has acquired additional companies, all of which are engaged principally in the HVAC business. See "Recent Developments." The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of combined revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services. Since the IPO, and through October 13, 1997, the Company has acquired eleven additional mechanical contracting companies engaged principally in the HVAC business.

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The overall HVAC industry, including the commercial, industrial and residential markets, is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. The Company believes there is a significant opportunity for a well-capitalized national company to provide comprehensive HVAC services and that the fragmented nature of the HVAC industry will provide it with significant opportunities to consolidate commercial, industrial and residential HVAC businesses.

     The Company's commercial and industrial installation business targets "design and build" projects where the Company is responsible for designing, engineering and installing a cost-effective, energy-efficient system, customized to meet the specific needs of the building owner. Management believes that the "design and build" segment represents a faster growing and more profitable segment of the HVAC business than traditional "plan and spec" installation, which is generally awarded based on a bid process.

     The Company also provides maintenance, repair and replacement of HVAC systems. Growth in this segment is driven by a number of factors, particularly
(i) the aging of the installed base, (ii) the increasing energy efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on

------------
(1) Affiliates of Notre Capital Ventures II, L.L.C. ("Notre"), hold in the aggregate 2,742,912 shares of Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Restricted Common Stock is convertible into one share of Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

the use of refrigerants commonly used in older HVAC systems. The energy efficiency and sophistication of new HVAC systems are encouraging building owners to upgrade and reconfigure their current HVAC systems. Moreover, the increasing sophistication and complexity of these HVAC systems are leading many commercial and industrial building owners and property managers to outsource maintenance and repair through service agreements with HVAC service providers. Service agreements lead to better utilization of personnel, link the customer with the Company should a major repair or replacement be needed and result in recurring revenues. The Company believes there is also an opportunity to expand its presence in the highly-fragmented residential maintenance, repair and replacement market. The replacement segment of the residential HVAC market has grown significantly in recent years as a result of the aging of the installed base of residential HVAC systems, the introduction of more energy-efficient systems and the upgrading of older homes with central air conditioning.

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive HVAC services by improving operations, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase its profitability and that of subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, attractive margins and potential for long-term relationships with building owners and managers, general contractors and architects.

          OPERATE ON DECENTRALIZED BASIS. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by each Founding Company.

          ACHIEVE OPERATING EFFICIENCIES. The Company intends to use its increased purchasing power to gain volume discounts in areas such as HVAC components, raw materials, service vehicles, advertising, bonding and insurance. In addition, the Company will identify "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company intends to attract and retain quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the Founding Companies and subsequently acquired businesses. The key elements of the Company's internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to expand the services it offers in its local markets by leveraging the specialized technical and marketing strengths of individual Founding Companies.

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large national companies to utilize the services of a single HVAC service provider and believes existing local and regional relationships can be expanded as it develops a nationwide network.

     ACQUISITIONS. The Company believes that, due to the highly fragmented nature of the HVAC industry, it has a significant opportunity to achieve its acquisition strategy. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company will pursue acquisitions that are located in new geographic markets, are financially stable, and which will have the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC service operations can be consolidated.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established HVAC businesses operating within that region and will also pursue "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing operation to leverage the Company's infrastructure.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company will focus on the HVAC industry and may also acquire companies providing complementary services to the same customer base, such as commercial and industrial process piping and plumbing and electrical companies.

                              RECENT DEVELOPMENTS

     During late 1996 and early 1997, members of the Company's management team and certain consultants were assembled to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided the Company with expertise regarding the consolidation process and advanced the Company the funds needed to pay organizational and Offering expenses. In connection therewith, during 1996 and January and February 1997, Comfort Systems sold an aggregate of 1,269,935 shares of Common Stock to management of and consultants to the Company at a price of $0.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $11.6 million (the "Compensation Charge") in the first quarter of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale. This Compensation Charge of $11.6 million is not included in pro forma combined net income.

     On July 2, 1997, the Company consummated the IPO and the Mergers. In connection therewith, the Company issued 7,015,000 shares of Common Stock at a price of $13.00 per share (less underwriting discounts and commissions).

     The aggregate consideration paid by Comfort Systems in the Mergers consisted of $45.3 million in cash and 9,720,927 shares of Common Stock, plus the assumption of $20.4 million of existing debt of the Founding Companies. The consideration paid by Comfort Systems for each Founding Company was negotiated by the parties and was based primarily upon the pro forma adjusted net income of each Founding Company. For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

     Between January 1, 1997 and the date of the Mergers, each Founding Company which was a C Corporation, except Atlas, distributed to its stockholders an amount equal to its net income for the period from January 1, 1997 through the date of the Mergers (the "Interim Earnings Distributions"). These aggregate distributions were $1.5 million and were funded from the Founding Companies' cash and from borrowings from existing sources available to the Founding Companies.

     Since the IPO, and through October 31, 1997, the Company has acquired sixteen additional mechanical contracting companies engaged principally in the HVAC business. The Company paid approximately $7.7 million in cash, issued 2,516,286 shares of Common Stock and issued $3.1 million in convertible subordinated notes as consideration for these companies. The Company will account for seven of these acquisitions as pooling-of-interests transactions and the remaining four acquisitions will be accounted for as purchase transactions. Annualized revenues were approximately $100 million for these acquisitions.

     Comfort Systems USA, Inc. was incorporated in 1996 in Delaware. The Company's executive offices are located at Three Riverway, Suite 200, Houston, Texas 77056, and its telephone number is (800) 723-8431.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors".

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Comfort Systems acquired the Founding Companies in connection with the IPO. For financial statement presentation purposes, Comfort Systems has been identified as the "accounting acquirer." The following table presents unaudited pro forma combined financial data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the IPO and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements for Comfort Systems and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                               PRO FORMA COMBINED(1)
                                        ------------------------------------
                                          TWELVE MONTHS        SIX MONTHS
                                              ENDED               ENDED
                                        DECEMBER 31, 1996     JUNE 30, 1997
                                        -----------------    ---------------
INCOME STATEMENT DATA:
     Revenues........................         $167,525             $86,900
     Gross profit....................           47,813              24,505
     Selling, general and
      administrative expenses(2).....           27,814              15,397
     Goodwill amortization(3)........            3,495               1,748
     Income from operations..........           16,504               7,360
     Interest and other income
      (expense), net(4)..............             (798)               (530)
     Income before income taxes......           15,706               6,830
     Net income(5)...................            8,026               3,621
     Net income per share............             0.44                0.20
     Shares used in computing pro
      forma net income per
      share(6).......................       18,252,311          18,252,311

                                               JUNE 30, 1997
                                        ----------------------------
                                        PRO FORMA            AS
                                        COMBINED         ADJUSTED(8)
                                        ---------        -----------
BALANCE SHEET DATA:(7)
     Working capital(4)..............   $ (23,874)(9)     $  56,001
     Total assets....................     195,394           225,410
     Long-term debt, net of current
      maturities(4)..................      20,246            20,246
     Stockholders' equity(4).........     101,118           180,993

------------

(1) The pro forma combined income statement data assume that the Mergers and the IPO were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

(2) The pro forma combined income statement data reflect an aggregate of $6.6 million for the twelve months ended December 31, 1996 and $2.5 million for the six months ended June 30, 1997 in pro forma reductions in salaries, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively (the "Compensation Differential") and does not include the Compensation Charge of $11.6 million recorded in the first quarter of 1997.

(3) Consists of amortization of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Several of the Founding Companies were S Corporations. In connection with the Mergers, these Founding Companies made distributions to their stockholders totalling $20.9 million, representing substantially all of their previously taxed undistributed earnings through June 30, 1997 (the "S Corporation Distributions"). In order to fund these distributions, the Founding Companies borrowed $11.0 million from existing sources. Accordingly, pro forma interest expense has been increased by $772,000 for the twelve months ended December 31, 1996 and $386,000 for the six months ended June 30, 1997, pro forma working capital has been reduced by $1.9 million, pro forma long-term debt has been increased by $11.0 million and pro forma stockholders' equity has been reduced by $12.9 million.

(5) Assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.

(6) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,291,537 of the 7,015,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and expenses of the IPO and excludes 915,000 shares of common stock purchased by the underwriters pursuant to an overallotment option.

(7) The pro forma combined balance sheet data assume that the Mergers were consummated on June 30, 1997.

(8) Adjusted for the sale of the 7,015,000 shares of Common Stock offered in the IPO and the application of the estimated net proceeds therefrom, which includes 915,000 shares of common stock purchased by the underwriters pursuant to an overallotment option.

(9) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration paid from a portion of the net proceeds of the IPO.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA
                                 (IN THOUSANDS)

     The following table presents summary income statement data for the Founding Companies for each of their three most recent fiscal years. Income from operations has not been adjusted for the Compensation Differential or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                                                             SIX MONTHS ENDED
                                               FISCAL YEARS ENDED(1)             JUNE 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
QUALITY:
     Revenues...........................  $  24,434  $  32,594  $  29,597  $  15,396  $  16,747
     Income from operations.............      2,154      4,953      4,490      2,391      3,014
ATLAS:
     Revenues...........................     21,848     22,444     30,030     14,485     13,962
     Income from operations.............        105        643      2,101        497      1,056
TRI-CITY:
     Revenues...........................     16,883     25,030     24,237     11,199     17,016
     Income from operations.............        393      2,539      1,773        800      1,142
LAWRENCE:
     Revenues...........................     12,758     12,568     17,163      6,807      9,042
     Income (loss) from operations......        112        (51)        67       (197)      (259)
ACCURATE:
     Revenues...........................      9,763     12,171     16,806      7,416      6,204
     Income (loss) from operations......       (122)       213        499        333        228
EASTERN:
     Revenues...........................      7,348      6,067      7,944      4,047      3,465
     Income from operations.............        274        117        431        249        209
CSI/BONNEVILLE:
     Revenues...........................      6,502      6,361      7,842      3,509      3,828
     Income from operations.............        881        448        981        432        428
TECH:
     Revenues...........................      6,923      6,960      7,537      3,395      3,904
     Income from operations.............        593        948      1,680        434        616
SEASONAIR:
     Revenues...........................      5,168      5,942      6,737      3,203      3,767
     Income (loss) from operations......        189        451        134        147        184
WESTERN:
     Revenues...........................      4,149      4,112      6,494      2,844      2,174
     Income (loss) from operations......        161       (151)       744        231         76
ALL OTHER FOUNDING COMPANIES(2):
     Revenues...........................      8,934     12,264     13,138      6,437      6,791
     Income from operations.............        266        321        531        225        381

------------

(1) The fiscal years presented are as follows: Quality -- the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996; Atlas and Accurate -- the fiscal years ended June 30, 1994 and 1995 and the year ended December 31, 1996; Lawrence -- the fiscal years ended October 31, 1994, 1995 and 1996; and Tri-City, Eastern, CSI/Bonneville, Tech, Seasonair and
    Western -- the years ended December 31.

(2) The other Founding Companies are Standard and Freeway, and data presented are for the years ended December 31, 1994, 1995 and 1996, in the case of Standard, and the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996, in the case of Freeway.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY. Comfort Systems was founded in 1996 but conducted no operations and generated no revenues prior to the Mergers on July 2, 1997. The Founding Companies operated as separate independent entities prior to the IPO, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to effectively manage the combined entity or successfully implement the Company's operating strategy, internal growth strategy and acquisition program. The pro forma combined historical financial results of the Founding Companies primarily cover periods when the Founding Companies and Comfort Systems were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See
"Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to continue to grow significantly through the acquisition of additional HVAC and complementary businesses. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company generally and render ineffective the Company's national sales and marketing initiatives. The Company may consider acquiring complementary businesses in the electrical, process piping and plumbing industries, and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company intends to continue to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has obtained a bank line of credit of $75.0 million from Bank One, Texas, NA ("Bank One") as agent, and a group of other banks, for working capital and acquisitions. As of October 31, 1997, borrowings under the line of credit were $17.3 million, which was used to repay existing indebtedness of the Founding Companies. The line of credit is subject to customary financial covenants and drawing conditions. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Combined Liquidity and Capital Resources."

     RISKS RELATED TO OPERATING AND INTERNAL GROWTH STRATEGY. Key elements of the Company's strategy are to improve the profitability of the Founding Companies and subsequently acquired businesses and to continue to expand the revenues of the Founding Companies and any subsequently acquired businesses. The Company intends to seek to improve the profitability of the Founding Companies and any subsequently acquired businesses by various means, including increased purchasing efficiencies and a reduction, in some cases, of duplicative operating costs and overhead. The Company's ability to increase the revenues of the Founding Companies and any subsequently acquired company will be affected by various factors, including demand for new or replacement HVAC systems, the level of new construction, the Company's ability to expand the range of services offered to customers of individual Founding Companies and other acquired businesses, the Company's ability to develop national accounts and other marketing programs in order to attract new customers and the Company's ability to attract and retain a sufficient number of qualified HVAC technicians and other necessary personnel. Many of these factors are beyond the control of the Company, and there can be no assurance that the Company's operating and internal growth strategies will be successful or that it will be able to generate cash flow adequate for its operation and to support internal growth. See
"Business -- Strategy."

     COMPETITION. The HVAC industry is highly competitive and is served by small, owner-operated private companies and several large companies. Certain of these competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than the Company. The HVAC industry is currently undergoing rapid consolidation on both a national and a regional level by other companies which have acquisition objectives which are the same as or similar to the Company's objectives. These companies and other consolidators may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same acquisition opportunities. Additionally, HVAC equipment manufacturers and certain public utilities are beginning to enter the maintenance, repair and replacement segment of the HVAC industry. These companies generally are better capitalized, have greater name recognition and may be able to provide these services at a lower cost. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the Founding Companies and subsequently acquired companies. See "Business -- Competition."

     AVAILABILITY OF HVAC TECHNICIANS. The timely provision of high-quality installation service and maintenance, repair and replacement of HVAC systems by the Company requires an adequate supply of skilled HVAC technicians. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain the skilled technicians necessary to meet the Company's service requirements. From time to time, there are shortages of qualified HVAC technicians, and there can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled technicians or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See "Business -- Employees" and " -- Recruiting, Training and Safety."

     SEASONAL AND CYCLICAL NATURE OF THE HVAC INDUSTRY. The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activity during inclement weather and less use of air conditioning during colder months. Demand for HVAC maintenance, repair and replacement services is generally higher in the second and third calendar quarters due to the increased use of air conditioning during warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

     REGULATION. HVAC systems are subject to various environmental statutes and regulations, including the Clean Air Act and those regulating the production, servicing and disposal of certain ozone depleting refrigerants used in HVAC systems. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. Various local, state and federal laws and regulations impose licensing standards on technicians who install and service HVAC systems. The Company's failure to comply with these laws and regulations could subject it to substantial fines and the loss of its licenses. See "Business -- Governmental Regulation and Environmental Matters."

     RELIANCE ON KEY PERSONNEL. The Company will be highly dependent on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his management role until the Company is able to attract and retain qualified replacements. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them beneficially own approximately 58.9% of the outstanding shares of Common Stock. These persons, if acting in concert, would be able to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES OF FOUNDING COMPANIES. Of the net proceeds of the IPO, $45.3 million, or approximately 53.4%, were paid as the cash portion of the purchase price for the Founding Companies. Some of the recipients of these funds are directors of the Company or holders of more than 5% of the Common Stock.

     BENEFITS TO NOTRE AND MANAGEMENT. Notre, management and certain consultants to the Company own in the aggregate 4,239,847 shares of Common Stock. These stockholders acquired their Common Stock at a price of $0.01 per share. These parties own, in the aggregate, approximately 20% of the outstanding Common Stock. Of these shares of Common Stock, 2,742,912 shares are Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors and control in the aggregate 8.8% of the votes of all shares of Common Stock. See "Principal Stockholders."

     NO PRIOR PUBLIC MARKET. The Company went public on July 2, 1997 and the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the HVAC, process piping and plumbing and electrical services industries. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. As of October 31, 1997 there were 23,492,060 shares of Common Stock outstanding. The 7,015,000 shares sold in the IPO, 34,496 shares issued in acquisitions and 583,878 shares registered hereunder (other than shares that may have been or that may subsequently be purchased by affiliates of the Company) are freely tradable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares), or upon the expiration of contractual restrictions. Certain of the holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares prior to July 2, 1998. See "Shares Eligible for Future Sale." In addition, 1,550,424 shares issued in acquisitions since the IPO will become tradeable on the first anniversaries of such acquisitions late in the third quarter and early in the fourth quarter of 1998, 252,292 of such shares will become tradeable during the same period in 1999, 69,879 of such shares will become tradeable during the same period in 2000, and 25,317 of such shares will become tradeable during the same period in 2001. The Company also has outstanding options to purchase up to a total of 2,258,653 shares of Common Stock. In addition, up to 7,807,374 shares issuable pursuant to a shelf registration statement for use in connection with acquisitions may be freely traded after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale. The market price of the Common Stock might be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market as described above.

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. Comfort Systems' Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The issuance of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See
"Description of Capital Stock."

     DILUTION. Purchasers of Common Stock will experience immediate, substantial dilution in the net tangible book value of their stock.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has traded on the New York Stock Exchange since June 27, 1997. On October 31, 1997, the last sale price of the Common Stock was $17 per share, as published in THE WALL STREET JOURNAL on November 3, 1997.
At October 31, 1997 there were approximately 130 stockholders of record of the Company's Common Stock. The following table sets forth the range of high and low sale prices for the Common Stock for the period from June 27, 1997, the date of the IPO, through June 30, 1997, from July 1, 1997, through September 30, 1997, and from October 1, 1997 through October 31, 1997.

                                           HIGH         LOW
                                       -----------  -----------
June 27-30, 1997.....................  $   16.125   $   13.00
July 1-September 30, 1997............  $   21.5625  $   15.50
October 1-31, 1997...................  $   20.0625  $   15.1875

                                  THE COMPANY

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. In furtherance of this goal, Comfort Systems acquired the twelve Founding Companies on July 2, 1997, and since the IPO the Company has acquired sixteen additional companies, all of which are principally engaged in the commercial HVAC business.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds of the Common Stock offered hereunder by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The Selling Stockholders have acquired the 583,878 shares of Common Stock offered hereby from the Company pursuant, in each case, to an agreement (the "Acquisition Agreements") by and among the Company, a wholly-owned subsidiary of the Company, and a company formerly wholly or partially owned by such Selling Stockholders. The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholders.

     None of the Selling Stockholders holds any position or office with, has been employed by, or otherwise has a material relationship with the Company, or any of its predecessors or affiliates, other than as officers, stockholders and/or creditors of their respective companies.

     The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholders. Except as otherwise indicated, none of the Selling Stockholders owns more than 1% of the Common Stock. No estimate can be given as to the amount of the Common Stock that will be held by Selling Stockholders upon termination of this offering.

                                         NUMBER OF SHARES
                                          OF COMMON STOCK        NUMBER OF SHARES       PERCENT OF
       SELLING SECURITYHOLDER           BENEFICIALLY OWNED        OFFERED HEREBY*       OUTSTANDING
-------------------------------------   -------------------     -------------------     -----------
Grover Lee Walker, III...............          421,274                105,319                1.8%
John P. Walker, Jr. .................          421,274                105,319                1.8%
Paul G. Morey........................          344,516                103,355                1.5%
James J. Scruggs.....................          179,745                 53,924                  *
Randall Troost.......................          136,622                 40,987                  *
Bernard P. Malewitz..................           92,478                 23,120                  *
Robert A. Dood.......................           92,478                 23,120                  *
Mark R. Alder........................           88,889                 22,222                  *
Craig W. Salmon......................           88,889                 22,222                  *
Grover Lee Walker, Jr. ..............           43,207                 10,802                  *
John P. Walker, Sr. .................           43,207                 10,802                  *
John L. Kuempel, Jr. ................           30,399                  9,120                  *
John W. Lowe.........................           30,399                  9,120                  *
Alder Enterprises Trust..............           22,223                 22,223                  *
Salmon Enterprises Trust.............           22,223                 22,223                  *
                                        -------------------     -------------------
                                             2,057,823                583,878                8.9%

------------

* Less than 1%.

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

     The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale.

     The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by an agreement between the Selling Stockholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

     At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any such other person.

     In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

                                DIVIDEND POLICY

     The Company intends to retain all of its future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's credit facility includes restrictions on the ability of the Company to pay dividends without the consent of the lender.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at June 30, 1997 (i) of the Founding Companies combined; (ii) of Comfort Systems on a pro forma combined basis to give effect to the issuance of 1,269,935 shares of Common Stock to management of and consultants to Comfort Systems, the Mergers and the S Corporation Distributions; and (iii) of Comfort Systems, pro forma combined, as adjusted to give effect to the Mergers, the S Corporation Distributions, the IPO and the application of a portion of the net proceeds therefrom. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus.

                                                     JUNE 30, 1997
                                        ----------------------------------------
                                                      PRO FORMA
                                        COMBINED      COMBINED       AS ADJUSTED
                                        --------      ---------      -----------
                                                     (IN THOUSANDS)
Current maturities of long-term debt
  obligations(1).....................   $   165       $  45,468(2)    $     165
                                        ========      =========      ===========
Long-term obligations, less current
  maturities(1)......................   $20,246       $  20,246       $  20,246
Stockholders' equity:
     Preferred Stock: $0.01 par
       value, 5,000,000 shares
       authorized; none issued or
       outstanding...................        --              --              --
     Common Stock: $0.01 par value,
       52,969,912 shares authorized;
       14,875,774 shares issued and
       outstanding pro forma
       combined; and 20,975,774
       shares issued and outstanding,
       as adjusted(3)................       433             140             210
     Additional paid-in capital......    11,731         100,978         180,783
     Retained earnings (deficit).....    (3,781)            --              --
     Treasury stock..................    (1,201)            --              --
                                        --------      ---------      -----------
          Total stockholders'
             equity..................     7,182         101,118         180,993
                                        --------      ---------      -----------
               Total
                  capitalization.....   $27,428       $ 121,364       $ 201,239
                                        ========      =========      ===========

------------

(1) For a description of the Company's debt, see the Notes to Unaudited Pro Forma Combined Financial Statements and Notes to the Founding Companies' Financial Statements.

(2) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration that was paid from a portion of the net proceeds of the IPO.

(3) Excludes 2,174,954 shares of Common Stock subject to options to be granted upon consummation of the IPO at an exercise price equal to the initial public offering price. See "Management -- 1997 Long-Term Incentive Plan" and "-- 1997 Non-Employee Directors' Stock Plan."

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Comfort Systems acquired the Founding Companies in connection with the consummation of the IPO. For financial statement presentation purposes, Comfort Systems has been identified as the "accounting acquirer." The following selected financial data for Comfort Systems as of December 31, 1996 has been derived from audited financial statements of Comfort Systems. The selected historical financial data as of June 30, 1997 and the six months ended June 30, 1997 have been derived from unaudited financial statements of Comfort Systems, which have been prepared on the same basis as the audited financial statements and, in the opinion of Comfort Systems, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and (iii) the consummation of the IPO and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of Comfort Systems and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                       TWELVE MONTHS    SIX MONTHS
                                           ENDED          ENDED
                                       DECEMBER 31,      JUNE 30,
                                           1996            1997
                                       -------------   ------------
INCOME STATEMENT DATA:
  COMFORT SYSTEMS
    Revenues.........................    $ --           $  --
    Gross profit.....................      --              --
    Selling, general and
     administrative
      expenses(1)....................      --               11,556
                                       -------------   ------------
    Loss from operations.............      --              (11,556)
    Interest and other income
     (expense), net..................      --              --
                                       -------------   ------------
    Net loss.........................    $ --           $  (11,556)
                                       =============   ============
  PRO FORMA COMBINED(2)
    Revenues.........................    $ 167,525      $   86,900
    Gross profit.....................       47,813          24,505
    Selling, general and
     administrative expenses(3)......       27,814          15,397
    Goodwill amortization(4).........        3,495           1,748
    Income from operations...........       16,504           7,360
    Interest and other income
     (expense), net(5)...............         (798)           (530)
    Income before income taxes.......       15,706           6,830
    Net income(6)....................        8,026           3,621
    Net income per share.............         0.44            0.20
    Shares used in computing pro
     forma net income per share(7)...   18,252,311      18,252,311

                                            COMFORT SYSTEMS               COMBINED COMPANIES
                                        ------------------------    ------------------------------
                                                                            JUNE 30, 1997
                                        DECEMBER 31,    JUNE 30,    ------------------------------
                                        ------------    --------     PRO FORMA
                                            1996          1997      COMBINED(8)    AS ADJUSTED(9)
                                        ------------    --------    -----------    ---------------
BALANCE SHEET DATA:
    Working capital(5)...............     $      1      $    42      $ (23,874)(10)    $ 56,001
    Total assets.....................          178        4,598        195,394          225,410
    Long-term debt, net of current
      maturities(5)..................       --            --            20,246           20,426
    Stockholders' equity(5)..........            1           42        101,118          180,993

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

 (1) Represents the non-recurring, non-cash Compensation Charge of $11.6 million.

 (2) The pro forma combined income statement data assume that the Mergers and the IPO were consummated on January 1, 1996 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (3) The pro forma combined income statement data reflect the Compensation Differential of $6.6 million for the twelve months ended December 31, 1996 and $2.5 million for the six months ended June 30, 1997 and does not include the Compensation Charge of $11.6 million recorded in the first quarter of 1997.

 (4) Consists of amortization of goodwill to be recorded as a result of the Mergers over a 40-year period and computed on the basis described in the Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Several of the Founding Companies were S Corporations. In connection with the Mergers, these Founding Companies made S Corporation Distributions totalling $20.9 million through June 30, 1997. In order to fund these distributions, the Founding Companies borrowed $11.0 million from existing sources. Accordingly, pro forma interest expense has been increased by $772,000 for the twelve months ended December 31, 1996 and $386,000 for the six months ended June 30, 1997, pro forma working capital has been reduced by $1.9 million, pro forma long-term debt has been increased by $11.0 million and pro forma stockholders' equity has been reduced by $12.9 million.

 (6) Assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.

 (7) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,291,537 of the 7,015,000 shares sold in the Offering necessary to pay the cash portion of the Merger consideration and expenses of the IPO and excludes 915,000 shares of common stock purchased by the underwriters pursuant to an overallotment option.

 (8) The pro forma combined balance sheet data assume that the Mergers were consummated on June 30, 1997.

 (9) Adjusted for the sale of the 7,015,000 shares of Common Stock offered in the IPO and the application of the estimated net proceeds therefrom.

(10) Includes a $45.3 million note payable to owners of the Founding Companies, representing the cash portion of the Merger consideration paid from a portion of the net proceeds of the IPO.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

     This discussion contains statements regarding future financial performance and results. The realization of outcomes consistent with these forward-looking statements is subject to numerous risks and uncertainties to the Company including, but not limited to, the availability of attractive acquisition opportunities, the successful integration and profitable management of acquired businesses, improvement of operating efficiencies, the availability of working capital and financing for future acquisitions, the Company's ability to grow internally through expansion of services and customer bases and reduction of overhead, seasonality and other risk factors discussed in the Registration Statement.

INTRODUCTION

     The Company's revenues are derived from providing comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems primarily for commercial and industrial customers. The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of total revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services.

     Revenues related to commercial and industrial installation are of two types: "design and build" and "plan and spec." Approximately 80% of the commercial and industrial installation revenues for 1996 were generated from "design and build" projects, which generally yield higher margins than "plan and spec" projects because the Company is responsible for designing, engineering and installing a cost-effective, energy-efficient system that is customized to the specific needs of the building owner. This enables the Company to control the customer's cost and reduce overall design and installation time. Additionally, the costs and other terms of "design and build" projects are normally established through relationship-based negotiation with the building owner or its representative rather than through a competitive bid process.
"Plan and spec" installation projects typically yield lower margins than "design and build" projects because the building's architect or consulting engineer designs the HVAC system and the installation project is put out for bid.

     Most installation and reconfiguration projects are completed within one year. Generally, these contracts are accounted for under the percentage-of-completion method of accounting. Revenues are recorded based on the percentage of costs incurred during a particular period, in proportion to total estimated costs for each contract. Maintenance, repair and replacement service revenues are recorded as services are performed. Costs of services consist primarily of HVAC components, parts and materials related to new installation, equipment maintenance and rental, salaries and benefits payable to service and repair technicians, as well as supervisory and subcontract labor. Selling, general and administrative expenses consist primarily of compensation and benefits to owners as well as to sales and administrative employees, fees for professional services, depreciation of equipment and other general office expenses. Selling, general and administrative expenses also include incentive and discretionary bonuses paid to owners, significant portions of which were paid in lieu of S Corporation distributions to enable stockholders to meet their income tax obligations.

     The Founding Companies have operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Gross profit margins and selling, general and administrative expenses as a percentage of revenues may not be comparable among the individual Founding Companies. The owners of the Founding Companies have agreed to certain reductions in their compensation and benefits in connection with the organization of the Company. The Compensation

Differential for 1996 of $6.6 million and $2.5 million for the six months ended June 30, 1997 has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations.

     The Company anticipates that following the Mergers it will realize savings from (i) greater volume discounts from suppliers of HVAC components, parts and raw materials; (ii) consolidation of insurance and bonding programs; (iii) other general and administrative areas such as training and advertising; and (iv) the Company's ability to borrow at lower interest rates than most of the Founding Companies. It is anticipated that these savings will be offset by costs related to the Company's new corporate management and by the costs associated with being a public company. The Company believes that neither these savings nor the costs associated therewith can be quantified because the Mergers have not occurred, and there have been no combined operating results upon which to base any assumptions. As a result, they have not been included in the pro forma financial information included herein.

     During January and February 1997, Comfort Systems sold an aggregate of 1,269,935 shares of Common Stock to management and consultants. As a result, the Company recorded a non-recurring, non-cash Compensation Charge of $11.6 million in the first quarter of 1997, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale. This Compensation Charge of $11.6 million is not included in pro forma financial information or Combined Results of Operations.

     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, one of the companies must be designated as the accounting acquirer. For the remaining companies, $139.3 million, representing the excess of the fair value of the Merger consideration received over the fair value of the net assets to be acquired, will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a 40-year period. The pro forma impact of this amortization expense, which is non-deductible for tax purposes, is $3.5 million per year on an after-tax basis. Prior to the issuance of SAB 97, goodwill and related amortization expense were not required to be recorded for most business combinations similar to the Mergers. See "Certain
Transactions -- Organization of the Company."

COMBINED RESULTS OF OPERATIONS

     The combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of services and selling, general and administrative expenses of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and may not be comparable to, and may not be indicative of, the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented; (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; (iv) the Company will use the purchase method to record the Mergers, resulting in the recording of goodwill which will be amortized over 40 years; and (v) the combined data do not reflect the Compensation Differential and potential benefits and cost savings the Company expects to realize when operating as a combined entity.

     The following table sets forth the combined results of operations of the Founding Companies on a historical basis and such results as a percentage of revenues.

                                                                                                           SIX MONTHS ENDED
                                                            FISCAL YEARS ENDED(1)                              JUNE 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                1995(2)               1996(2)                 1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $ 124,710      100.0% $ 146,512      100.0% $ 167,525      100.0% $  78,738      100.0%
Cost of services.....................     92,318       74.0    105,043       71.7    119,712       71.5     56,859       72.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     32,392       26.0     41,469       28.3     47,813       28.5     21,879       27.8
Selling, general and
  administrative expenses............     27,386       22.0     31,038       21.2     34,382       20.5     16,336       20.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      5,006        4.0     10,431        7.1     13,431        8.0      5,543        7.1

                                               1997
                                       --------------------

Revenues.............................  $  86,900      100.0%
Cost of services.....................     62,395       71.8
                                       ---------  ---------
Gross profit.........................     24,505       28.2
Selling, general and
  administrative expenses............     17,430       20.1
                                       ---------  ---------
Income from operations...............      7,075        8.1

------------

(1) The fiscal years presented are as follows: Quality -- the fiscal years ended March 31, 1995 and 1996 and the year ended December 31, 1996; Atlas and Accurate -- the fiscal years ended June 30, 1994 and 1995 and the year ended December 31, 1996; Lawrence -- the fiscal years ended October 31, 1994, 1995 and 1996; and Tri-City, Eastern, CSI/Bonneville, Tech, Seasonair and
    Western -- the years ended December 31 for all periods presented.

(2) The financial data for 1995 and 1996 both include Quality's results for the three months ended March 31, 1996 which were as follows: revenues of $6.3 million, cost of services of $4.3 million, and selling, general and administrative expenses of $1.6 million.

COMBINED RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Pro forma combined revenues increased $8.2 million, or 10.4% million from $78.7 million for the six months ended June 30, 1996, to $86.9 million for the six months ended June 30, 1997. This resulted primarily from increases in revenues at Tri-City, Lawrence and Quality, net of a decline at Accurate. Revenues at Tri-City increased $5.8 million primarily due to two design/build installation projects. One of these projects is for a large nationally-known healthcare organization and involves the first major facility on what is expected to be a medical campus covering more than 100 acres. The second project is at a new fabrication facility for a major semiconductor manufacturer. Revenues at Lawrence increased $2.2 million over the same six month period as a result of a "design and build" installation project at a manufacturing facility in North Carolina and a "design and build" installation project for a nationally known consumer products company. Quality's revenues increased $1.4 million over 1996 due to broad-based growth in its design/build activity and its maintenance, repair and replacement service. These increases were partially offset by a decline of $1.2 million at Accurate due to inclement and unseasonably cool weather in Houston, its primary market, during the first six months of 1997.

     GROSS PROFIT. Combined gross profit as a percentage of revenues for the six months of increases at Atlas, Lawrence, Quality and Eastern, net of a decline at Tri-City. Atlas' gross margin increased as a result of its ability to be more selective in accepting projects in design/build installation for multi-unit facilities. Lawrence's gross margin was up as a result of its ability to earn better margins on design/build work from a growing client base. Quality's gross margin improved due to increasing demand for its services in its market and because its gross margin during the first half of 1996 was somewhat lower due to narrower margins on a large automotive industry project it completed in the second quarter of 1996. These increases were partially offset by a decrease in gross margin at Tri-City where the medical facility project referred to above included a significant amount of revenue related to subcontract work and procured equipment, both of which typically carry lower margins. In addition, Accurate also contributed to the increase in six-month gross margin through the use of less subcontracting.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined SG&A expenses increased $1.1 million, or 6.7%, from $16.3 million for the six months ended June 30, 1996, to $17.4 million for the six months ended June 30, 1997. This increase was principally due to additions to personnel and infrastucture at Quality, Atlas, Lawrence and Tri-City to support growth in their commercial and industrial "design and build" installation activity. As a percentage of revenues, SG&A decreased from 20.7% for the first half of 1996 to 20.1% for the first half of 1997.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased approximately $21.0 million, or 14.3%, from $146.5 million in 1995 to $167.5 million in 1996. The increase in combined revenues occurred primarily at Atlas,

Accurate and Lawrence. This increase in combined revenues was primarily attributable to an increase in commercial and industrial "design and build" revenues of approximately 15% and an increase in maintenance, repair and replacement revenues of approximately 30%. Revenues for Atlas increased $7.6 million from 1995 to 1996 due to increasing demand by several large national customers for HVAC "design and build" installation services provided by Atlas for multi-unit facilities. Revenues for Accurate increased $4.6 million from 1995 to 1996 reflecting the success of an increased marketing effort along with the addition of sales personnel and project managers. Revenues at Lawrence increased by $4.6 million from 1995 to 1996 due to a management decision in 1995 to expand the number of general contractors for which Lawrence provides industrial installation services and due to a large "design and build" installation contract obtained in 1996 for a food processing facility. Seven of the other Founding Companies reported an increase in revenues from 1995 and 1996, partially offset by a decline in revenues at Quality and Tri-City.

     GROSS PROFIT. Combined gross profit increased $6.3 million, or 15.3%, from $41.5 million in 1995 to $47.8 million in 1996, due principally to increases in gross profit of $2.2 million at Atlas, $1.5 million at Lawrence and $1.1 million at Western. As a percentage of revenues, combined gross profit increased from 28.3% in 1995 to 28.5% in 1996. Gross profit as a percentage of revenues at Atlas increased from 12.5% of revenues in 1995 to 16.5% of revenues in 1996 as increasing demand for Atlas' specialized installation services enabled Atlas to earn higher margins. Gross profit as a percentage of revenues at Accurate decreased from 26.1% of revenues in 1995 to 21.0% of revenues in 1996 as a result of an increase in overtime and subcontract labor necessary to support the increased number of "design and build" projects. Gross profit as a percentage of revenues at Western increased from 17.1% to 28.2% from 1995 to 1996, which resulted in part from Western's participation in an incentive program sponsored by the Public Service Company of Colorado during 1996. Western does not intend to participate in this program during 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $3.4 million, or 10.8%, from $31.0 million in 1995 to $34.4 million in 1996. Selling, general and administrative expenses increased $1.4 million at Lawrence, approximately one-half of which was related to increases in salary and incentive compensation paid to the owners, and the other half of which was related to increases in incentive compensation and discretionary profit sharing contributions for employees. Selling, general and administrative expenses increased $0.7 million at Tri-City as a result of a $1.1 million increase in compensation to the owners in lieu of S Corporation distributions, offset by $0.4 million of reductions in other overhead expenses. As a percentage of combined revenues, selling, general and administrative expenses decreased from 21.2% in 1995 to 20.5% in 1996.

COMBINED RESULTS FOR 1995 COMPARED TO 1994

     REVENUES. Combined revenues increased approximately $21.8 million, or 17.5%, from $124.7 million in 1994 to $146.5 million in 1995, primarily due to an increase in commercial and industrial "design and build" revenues of approximately 40% and an increase of approximately 10% in maintenance, repair and replacement revenues. Revenues at Quality increased $8.2 million from 1994 to 1995 as a result of management's focus on obtaining more "design and build" projects and related service work. Revenues at Tri-City increased $8.1 million from 1994 to 1995 as a result of a strategy implemented in late 1994 to focus on larger "design and build" projects and the related service relationships. To accomplish its strategy, Tri-City increased the size of its sales and project management staff.

     GROSS PROFIT. Combined gross profit increased $9.1 million, or 28.0%, from $32.4 million in 1994 to $41.5 million in 1995. Gross profit increased $3.1 million at Tri-City and $2.9 million at Quality. As a percentage of revenues, combined gross profit increased from 26.0% in 1994 to 28.3% in 1995. Gross profit as a percentage of revenues at Tri-City increased from 15.5% in 1994 to 22.9% in 1995 as a result of an increase in the number of higher-margin "design and build" installation projects. Gross profit as a percentage of revenues at Lawrence increased from 23.2% in fiscal 1994 to 27.3% in fiscal 1995 as management emphasized higher-margin "design and build" projects and successfully implemented an incentive program for project managers to control project costs.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $3.6 million, or 13.3%, from $27.4 million in 1994 to $31.0 million in 1995. Selling, general and administrative expenses increased $1.0 million at Tri-City from 1994 to 1995 primarily due to a $0.8 million increase in compensation to its owners. Selling, general and administrative expenses at Lawrence increased $0.6 million primarily due to an increase in salary and incentive compensation to its owners. As a percentage of combined revenues, combined selling, general and administrative expenses decreased from 22.0% in 1994 to 21.2% in 1995.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     During the six months ended June 30, 1997, net cash provided by operating activities was $4.8 million, capital expenditures were $1.1 million and net borrowings of debt amounted to $11.8 million. Additionally, payments for S Corporation Distributions were $20.6 million. At June 30, 1997, the combined Founding Companies had working capital of $21.4 million and total debt of $20.5 million, including $1.9 million of debt to stockholders.

     In connection with and prior to the Mergers, certain Founding Companies made S Corporation Distributions to their owners of substantially all of their previously-taxed undistributed earnings. The pro forma combined financial statements as of March 31, 1997 and for the three months then ended, included elsewhere in this Prospectus, reflect pro forma adjustments for the estimated amount of these S Corporation Distributions and additional debt needed to fund these distributions had they occurred in their entirety as of March 31, 1997. These pro forma adjustments reflect $16.8 million of S Corporation Distributions and $11.0 million of additional debt.

     On a combined basis, the Founding Companies generated $9.0 million of net cash from operating activities during fiscal 1996, primarily at Quality, Tri-City and CSI/Bonneville. Net cash used in investing activities was $3.0 million on a combined basis, primarily for equipment purchases. Net cash used in financing activities was $7.3 million on a combined basis, consisting of net reductions in long-term debt of $1.6 million and distributions to stockholders of $5.7 million. At December 31, 1996, the combined Founding Companies had working capital of $18.9 million and total debt of $8.6 million, including debt to stockholders.

     The Company intends to pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including use of amounts available under its credit facility executed in connection with the IPO and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for equipment. On a combined basis, the Founding Companies made capital expenditures of $2.3 million in fiscal 1996.

     The Company has obtained a revolving line of credit of $75.0 million from Bank One. The facility will be used for acquisitions, capital expenditures, refinancing of debt not paid out of the proceeds of the IPO and for general corporate purposes. The credit facility requires the Company to comply with various loan covenants including (i) maintenance of certain financial ratios,
(ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends. As of October 31, 1997, borrowings under the line of credit were $17.3 million, which was used to repay existing indebtedness of the Founding Companies.

QUALITY RESULTS OF OPERATIONS

     Quality, headquartered in Grand Rapids, Michigan, was founded in 1968 and operates primarily throughout western Michigan. Quality focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems, primarily for medium and large commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                        YEAR ENDED        NINE MONTHS ENDED
                                                  YEAR ENDED MARCH 31,                 DECEMBER 31,          DECEMBER 31,
                                       ------------------------------------------  --------------------  --------------------
                                               1995                1996(1)               1996(1)                 1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  24,434      100.0% $  32,594      100.0% $  29,597      100.0% $  26,279      100.0%
Cost of services.....................     15,634       64.0     20,850       64.0     18,467       62.4     16,559       63.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      8,800       36.0     11,744       36.0     11,130       37.6      9,720       37.0
Selling, general and administrative
  expenses...........................      6,646       27.2      6,791       20.8      6,640       22.4      5,183       19.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      2,154        8.8      4,953       15.2      4,490       15.2      4,537       17.3
                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                             ------------------------------------------
                                               1996                  1996                  1997
                                       --------------------  --------------------  --------------------

Revenues.............................  $  23,282      100.0% $  15,396      100.0% $  16,747      100.0%
Cost of services.....................     14,176       60.9      9,819       63.8      9,854       58.8
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      9,106       39.1      5,577       36.2      6,893       41.2
Selling, general and administrative
  expenses...........................      5,032       21.6      3,186       20.7      3,879       23.2
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      4,074       17.5      2,391       15.5      3,014       18.0

------------

(1) The financial data for the year ended December 31, 1996 and the year ended March 31, 1996 both include results for the three months ended March 31, 1996, which were as follows: revenues of $6.3 million, cost of services of $4.3 million and selling, general and administrative expenses of $1.6 million.

QUALITY RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $1.4 million, or 8.8%, from $15.4 million for the six months ended June 30, 1996 to $16.7 million for the six months ended June 30, 1997 due to broad based growth in its commercial "design and build" installation activity and maintenance, repair and replacement revenues.

     GROSS PROFIT. Gross profit increased $1.3 million, or 23.6%, from $5.6 million for the six months ended June 30, 1996 to $6.9 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 36.2% to 41.2%. Quality's gross margin improved due to increasing demand for its services in its market and because its gross margin during the first half of 1996 was somewhat lower due to narrower margins on a large automotive "design and build" installation it completed in the second quarter of 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 21.8%, from $3.2 million for the six months ended June 30, 1996 to $3.9 million for the six months ended June 30, 1997. The increase in selling, general and administrative expenses was primarily attributable to additions in personnel and infrastructure to support the growth in commercial "design and build" installation activity. As a percentage of revenues, selling, general and administrative expenses increased from 20.7% to 23.2%.

QUALITY RESULTS FOR NINE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1995

     REVENUES. Revenues decreased $3.0 million, or 11.4%, from $26.3 million for the nine months ended December 31, 1995 to $23.3 million for the nine months ended December 31, 1996 due to a decrease in Quality's volume of commercial "design and build" installation projects. Quality's decline in revenues from 1995 to 1996 resulted from management's decision to be more selective in accepting installation projects. Management continues to emphasize project selectivity and expansion of capacity through the addition of technical staff and management rather than through subcontract labor and employee overtime.

     GROSS PROFIT. Gross profit decreased $0.6 million, or 6.3%, from $9.7 million for the nine months ended December 31, 1995 to $9.1 million for the nine months ended December 31, 1996. As a percentage of revenues, gross profit increased from 37.0% to 39.1% due to management's emphasis on project selection and a decrease in the use of subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 2.9%, from $5.2 million for the nine months ended December 31, 1995 to $5.0 million for the nine months ended December 31, 1996. As a percentage of revenues, these expenses increased from 19.7% to 21.6% due to the decline in revenues.

QUALITY RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1996

     REVENUES. Revenues decreased $3.0 million, or 9.2%, from $32.6 million for the year ended March 31, 1996 to $29.6 million for the year ended December 31, 1996, for the reasons described above.

     GROSS PROFIT. Gross profit decreased $0.6 million, or 5.2%, from $11.7 million for the year ended March 31, 1996 to $11.1 million for the year ended December 31, 1996. As a percentage of revenues, gross profit increased from 36.0% to 37.6% due to management's emphasis on project selection and a decrease in the use of subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2 million, or 2.2%, from $6.8 million for the year ended March 31, 1996 to $6.6 million for the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses increased from 20.8% to 22.4% due to the decline in revenues.

QUALITY RESULTS FOR YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     REVENUES. Revenues increased $8.2 million, or 33.4%, from $24.4 million for the fiscal year ended March 31, 1995 to $32.6 for the fiscal year ended March 31, 1996. This increase in revenues was primarily attributable to management's emphasis on obtaining more "design and build" installation projects and the related service work.

     GROSS PROFIT. Gross profit increased $2.9 million, or 33.5%, from $8.8 million for the fiscal year ended March 31, 1995 to $11.7 million for the fiscal year ended March 31, 1996. As a percentage of revenues, gross profit remained unchanged at 36.0% as the benefits associated with higher revenues were offset by an increase in subcontract labor, employee overtime and outside services.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 2.2%, from $6.6 million for the fiscal year ended March 31, 1995 to $6.8 million for the fiscal year ended March 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 27.2% to 20.8% as the Company successfully leveraged its infrastructure to support the significant increase in volume.

QUALITY LIQUIDITY AND CAPITAL RESOURCES

     Quality generated $1.9 million in net cash from operating activities for the six months ended June 30, 1997. Net cash used in investing activities was approximately $0.2 million, principally from purchases of equipment. Net cash used in financing activities was $3.8 million, representing borrowings of long-term debt of $6.1 million and distributions to shareholders of $9.9 million.

     At June 30, 1997, Quality had working capital of $6.2 million and $7.4 million of total debt outstanding.

     Quality generated $4.5 million in net cash from operating activities for the twelve months ended December 31, 1996. Net cash used in investing activities was approximately $0.4 million, principally for equipment purchases. Net cash used in financing activities was $4.4 million, of which $3.5 million was distributed to shareholders and $0.9 million was used to repay long-term debt.

     At December 31, 1996, Quality had working capital of $4.9 million and $1.3 million of total debt outstanding.

ATLAS RESULTS OF OPERATIONS

     Atlas, headquartered in Houston, Texas, was founded in 1947 and operates primarily in the southwest, northeast and mid-Atlantic regions of the United States. Atlas is a leading provider of HVAC installation services for apartment complexes, condominiums, hotels and elder care facilities in the United States and also provides maintenance, repair and replacement of HVAC systems.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                           SIX MONTHS ENDED
                                                             YEAR ENDED JUNE 30,                             DECEMBER 31,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  21,848      100.0% $  22,444      100.0% $  29,174      100.0% $  14,689      100.0%
Cost of services.....................     19,657       90.0     19,635       87.5     25,449       87.2     12,886       87.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,191       10.0      2,809       12.5      3,725       12.8      1,803       12.3
Selling, general and administrative
  expenses...........................      2,086        9.5      2,166        9.6      2,843        9.8      1,417        9.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        105        0.5        643        2.9        882        3.0        386        2.7
                                                                          SIX MONTHS ENDED
                                                                             MARCH 31,
                                                             ------------------------------------------
                                               1996                  1996                  1997
                                       --------------------  --------------------  --------------------

Revenues.............................  $  15,545      100.0% $  14,485      100.0% $  13,962      100.0%
Cost of services.....................     12,508       80.5     12,562       86.7     11,166       80.0
                                       ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,037       19.5      1,923       13.3      2,796       20.0
Selling, general and administrative
  expenses...........................      1,432        9.2      1,426        9.8      1,740       12.5
                                       ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............      1,605       10.3        497        3.5      1,056        7.5

ATLAS RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $0.5 million, or 3.6%, from $14.5 million for the six months ended June 30, 1996 to $14.0 million for the six months ended June 30, 1997.

     GROSS PROFIT. Gross profit increased $0.9 million, or 45.4%, from $1.9 million for the six months ended June 30, 1996 to $2.8 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 13.3% to 20.0%. Atlas' gross margin increased as a result of its ability to be more selective in accepting "design and build" projects for multi-unit facilities.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 22.0%, from $1.4 million for the six months ended June 30, 1996 to $1.7 million for the six months ended June 30, 1997. This increase was principally due to addition to personnel and infrastructure. As a percentage of revenues, selling, general and administrative expenses increased from 9.8% to 12.5%.

ATLAS RESULTS FOR SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $0.8 million, or 5.8%, from $14.7 million for the six months ended December 31, 1995 to $15.5 million for the six months ended December 31, 1996. This increase was primarily attributable to an increase in demand for Atlas' specialized services for multi-unit facilities.

     GROSS PROFIT. Gross profit increased $1.2 million, or 68.4%, from $1.8 million for the six months ended December 31, 1995 to $3.0 million for the six months ended December 31, 1996. As a percentage of revenues, gross profit increased from 12.3% to 19.5% due to an increase in the proportion of "design and build" projects and management's ability to be more selective in accepting projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained unchanged at $1.4 million for the six months ended December 31, 1995 and the six months ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 9.6% to 9.2% as Atlas was able to increase revenues without a commensurate increase in overhead expenses.

ATLAS RESULTS FOR YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

     REVENUES. Revenues increased $6.8 million, or 30.0%, from $22.4 million for the year ended June 30, 1995 to $29.2 million for the year ended June 30, 1996 due to an increase in demand for Atlas' specialized services for multi-unit facilities.

     GROSS PROFIT. Gross profit increased $0.9 million, or 32.6%, from $2.8 million for the year ended June 30, 1995 to $3.7 million for the year ended June 30, 1996. As a percentage of revenues, gross profit increased from 12.5% to 12.8%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 31.3%, from $2.2 million for the year ended June 30, 1995 to $2.8 million for the year ended June 30, 1996, as Atlas increased its infrastructure to support higher volume. As a percentage of revenues, selling, general and administrative expenses increased from 9.6% to 9.8%.

ATLAS RESULTS FOR JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

     REVENUES. Revenues increased $0.6 million, or 2.7%, from $21.8 million for the year ended June 30, 1994 to $22.4 million for the year ended June 30, 1995.

     GROSS PROFIT. Gross profit increased $0.6 million, or 28.2%, from $2.2 million for the year ended June 30, 1994 to $2.8 million for the year ended June 30, 1995. As a percentage of revenues, gross profit increased from 10.0% to 12.5%. The increase in the gross profit percentage from 1994 to 1995 was primarily related to higher demand for Atlas' specialized installation services for multi-unit facilities and a decrease in lower-margin "plan and spec" projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 3.8%, from $2.1 million for the twelve months ended June 30, 1994 to $2.2 million for the twelve months ended June 30, 1995. As a percentage of revenues, selling, general and administrative expenses increased from 9.5% to 9.6%.

ATLAS LIQUIDITY AND CAPITAL RESOURCES

     Atlas generated $0.3 million in net cash from operating activities for the six months ended June 30, 1997. Net cash used in financing activities was $0.1 million, representing repayments on notes payable, to affiliates.

     At June 30, 1997, Atlas had working capital of $3.5 million and total debt of $1.6 million.

     Atlas used $0.3 million in net cash from operating activities for the twelve months ended June 30, 1996 primarily due to an increase in accounts receivable which were collected in subsequent periods. Net cash used in investing activities was approximately $0.1 million for equipment purchases. Net cash provided by financing activities was $0.3 million for the twelve months ended June 30, 1996, principally as a result of a net increase in long-term debt and notes payable.

     At December 31, 1996, Atlas had working capital of $2.7 million and total debt of $1.8 million.

TRI-CITY RESULTS OF OPERATIONS

     Tri-City, headquartered in Tempe, Arizona, was founded in 1962 and operates in Arizona, California and Nevada. Tri-City focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                           SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                             JUNE 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  16,883      100.0% $  25,030      100.0% $  24,237      100.0% $  11,199      100.0%
Cost of services.....................     14,271       84.5     19,298       77.1     18,561       76.6      8,417       75.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,612       15.5      5,732       22.9      5,676       23.4      2,782       24.8
Selling, general and administrative
  expenses...........................      2,219       13.2      3,193       12.8      3,903       16.1      1,982       17.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        393        2.3      2,539       10.1      1,773        7.3        800        7.1

                                               1997
                                       --------------------

Revenues.............................  $  17,016     100.0%
Cost of services.....................     14,528       85.4
                                       ---------  ---------
Gross profit.........................      2,488       14.6
Selling, general and administrative
  expenses...........................      1,346        7.9
                                       ---------  ---------
Income from operations...............      1,142        6.7

TRI-CITY RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $5.8 million, or 51.9%, from $11.2 million for the six months ended June 30, 1996 to $17.0 million for the six months ended June 30, 1997 due primarily to two "design and build" installation projects.
One of these projects is for a nationally-known healthcare organization, and represents the first major facility on what is expected to be a medical campus covering more than 100 acres. Tri-City pursued this project to expand its presence in its regional healthcare HVAC market. Tri-City was selected as the lead mechanical contractor on this project. Installation of the HVAC and process piping systems on this project began in October 1996 and accounted for approximately 48% of the revenues in the six months ended June 30, 1997.The second project is at a new fabrication facility for a major semiconductor manufacturer.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 10.6%, from $2.8 million for the six months ended June 30, 1996 to $2.5 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit decreased from 24.8% to 14.6%. In its role as lead mechanical contractor on this major healthcare project Tri-City is responsible for arranging a significant amount of subcontract work as well as for procuring most of the HVAC equipment on this project. Margins on subcontract work and procured equipment are typically lower than margins on work performed directly by Tri-City.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.6 million, or 32.1%, from $2.0 million for the six months ended June 30, 1996 to $1.3 million for the six months ended June 30, 1997 due to a decrease in owners' compensation. This decrease was partially offset by an increase in personnel and infrastructure to support growth in their commercial "design and build" installation activity. As a percentage of revenues, selling, general and administrative expenses decreased from 17.7% to 7.9% due to the decrease in owners' compensation.

TRI-CITY RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues decreased $0.8 million, or 3.2%, from $25.0 million in 1995 to $24.2 million in 1996, primarily due to a decrease in "plan and spec" revenues from 1995 to 1996 of approximately $2.0 million, partially offset by an increase of approximately $1.2 million in commercial HVAC maintenance, repair and replacement service revenues.

     GROSS PROFIT. Gross profit remained constant at $5.7 million for 1995 and 1996. As a percentage of revenues, gross profit increased from 22.9% to 23.4%, due to a decrease in lower margin "plan and spec" projects in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 22.2%, from $3.2 million in 1995 to $3.9 million in 1996 due to a $1.1 million increase in compensation to owners in lieu of S Corporation distributions, offset by a $0.4 million reduction in other overhead expenses. As a percentage of revenues, selling, general and administrative expenses increased from 12.8% in 1995 to 16.1% in 1996, primarily as a result of the increase in owners' compensation.

TRI-CITY RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues increased $8.1 million, or 48.2%, from $16.9 million in 1994 to $25.0 million in 1995 as a result of a strategy implemented in 1994 to emphasize "design and build" projects. To implement its strategy, Tri-City increased its sales and project management staff.

     GROSS PROFIT. Gross profit increased $3.1 million, or 119.4%, from $2.6 million in 1994 to $5.7 million in 1995. As a percentage of revenues, gross profit increased from 15.5% in 1994 to 22.9% in 1995 as a result of an increase in the proportion of "design and build" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.0 million, or 43.9%, from $2.2 million in 1994 to $3.2 million in 1995. The increase in selling, general and administrative expenses in 1995 was primarily attributable to a $0.8 million increase in compensation to owners in lieu of S Corporation distributions and an increase in the number of the sales personnel and project managers. As a percentage of revenues, selling, general and administrative expenses decreased from 13.2% in 1994 to 12.8% in 1995 as Tri-City was able to substantially increase its volume without a commensurate increase in overhead expenses.

TRI-CITY LIQUIDITY AND CAPITAL RESOURCES

     Tri-City generated $1.8 million in net cash from operating activities for the six months ended June 30, 1997. Net cash provided by investing activities was $0.5 million from the sale of investments. Net cash used in financing activities was $3.7 million of which $3.1 was borrowed on the line of credit to fund distributions to shareholders of $6.8 million.

     At June 30, 1997, working capital was $3.0 million and there was $3.5 million of debt outstanding.

     Tri-City generated $1.4 million in net cash from operating activities in 1996. Net cash used in investing activities was approximately $0.7 million, of which $0.5 million was used for investments in U.S. Treasury obligations and $0.2 million for equipment purchases. Net cash used in financing activities was $1.2 million, primarily for distributions to shareholders.

     At December 31, 1996, working capital was $5.5 million and there was no debt outstanding.

LAWRENCE RESULTS OF OPERATIONS

     Lawrence, headquartered in Jackson, Tennessee, was founded in 1917 and operates primarily in Tennessee and the surrounding states. Lawrence focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                          EIGHT MONTHS ENDED
                                                            YEAR ENDED OCTOBER 31,                             JUNE 30
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $  12,758      100.0% $  12,568      100.0% $  17,163      100.0% $   9,775      100.0%
Cost of services.....................      9,797       76.8      9,142       72.7     12,211       71.1      7,200       73.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,961       23.2      3,426       27.3      4,952       28.9      2,575       26.3
Selling, general and administrative
  expenses...........................      2,849       22.3      3,477       27.7      4,885       28.5      2,890       29.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........        112        0.9        (51)     (0.4)         67        0.4       (315)     (3.3)

                                               1997
                                       --------------------

Revenues.............................  $  11,575      100.0%
Cost of services.....................      8,156       70.5
                                       ---------  ---------
Gross profit.........................      3,419       29.5
Selling, general and administrative
  expenses...........................      3,460       30.0
                                       ---------  ---------
Income (loss) from operations........        (41)     (0.5)

LAWRENCE RESULTS FOR EIGHT MONTHS ENDED JUNE 30, 1997 COMPARED TO EIGHT MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $1.8 million, or 18.4%, from $9.8 million for the eight months ended June 30, 1996 to $11.6 million for the eight months ended June 30, 1997 primarily due to both an increase in "design and build" installation revenues primarily related to a manufacturing facility in North Carolina and a "design and build" installation project for a nationally known consumer products company.

     GROSS PROFIT. Gross profit increased $0.8 million, or 32.8%, from $2.6 million for the eight months ended June 30, 1996 to $3.4 million for the eight months ended June 30, 1997. As a percentage of revenues, gross profit increased from 26.3% to 29.5% as a result of its ability to earn better margins on "design and build" projects from a growing client base.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 19.7%, from $2.9 million for the eight months ended June 30, 1996 to $3.5 million for the eight months ended June 30, 1997 primarily due to an increase in discretionary bonuses to the owners and, to a lesser extent, additions to personnel and infrastructure to support growth in their commercial and industrial "design and build" installation activity. As a percentage of revenues, selling, general and administrative expenses increased from 29.6% to 30.0% due to the increase in owners' compensation.

LAWRENCE RESULTS FOR YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1995

     REVENUES. Revenues increased $4.6 million, or 36.6%, from $12.6 million for the year ended October 31, 1995 to $17.2 million for the fiscal year ended October 31, 1996 due to a management decision in 1995 to expand the number of general contractors for which Lawrence provides industrial installation services and due to a large "design and build" installation contract obtained in 1996 for a food processing facility in Tennessee.

     GROSS PROFIT. Gross profit increased $1.5 million, or 44.5%, from $3.5 million for the fiscal year ended October 31, 1995 to $5.0 million for the fiscal year ended October 31, 1996. As a percentage of revenues, gross profit increased from 27.3% to 28.9%, primarily as a result of an increase in the volume of "design and build" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.4 million, or 40.5%, from $3.5 million for the fiscal year ended October 31, 1995 to $4.9 million for the fiscal year ended October 31, 1996. The increase in selling, general and administrative expenses in fiscal 1996 was primarily attributable to a $0.6 million increase in salary and incentive compensation paid to the owners and a $0.7 million increase in incentive compensation to employees and discretionary profit sharing contributions. As a percentage of revenues, selling, general and administrative expenses increased from 27.7% in fiscal 1995 to 28.5% in fiscal 1996.

LAWRENCE RESULTS FOR FISCAL YEAR ENDED OCTOBER 31, 1995 COMPARED TO FISCAL YEAR ENDED OCTOBER 31, 1994

     REVENUES. Revenues decreased $0.2 million, or 1.5%, from $12.8 million the fiscal year ended October 31, 1994 to $12.6 million for the fiscal year ended October 31, 1995.

     GROSS PROFIT. Gross profit increased $0.4 million, or 15.7%, from $3.0 million for the fiscal year ended October 31, 1994 to $3.4 million for the fiscal year ended October 31, 1995. As a percentage of revenues, gross profit increased from 23.2% to 27.3% as management emphasized higher-margin "design and build" projects and successfully implemented an incentive program for project managers designed to control project costs.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.7 million, or 22.0%, from $2.8 million in fiscal 1994 to $3.5 million in fiscal 1995 primarily due to an increase in salary and incentive compensation paid to the owners. As a percentage of revenues, selling, general and administrative expenses increased from 22.3% in fiscal 1994 to 27.7% in fiscal 1995 and, as a result, Lawrence incurred an operating loss in fiscal 1995.

LAWRENCE LIQUIDITY AND CAPITAL RESOURCES

     Lawrence used $0.3 million in net cash from operating activities for the eight months ended June 30, 1997 primarily due to a decrease in accounts payable and accrued expenses. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash provided by financing activities was $0.2 million from borrowings from shareholders.

     Working capital as of June 30, 1997 was $1.5 million and there was $0.3 million of debt outstanding as of that date.

     Lawrence generated $0.1 million in net cash from operating activities for the fiscal year ended October 31, 1996. Net cash used in investing activities was approximately $0.4 million, principally for equipment purchases and leasehold improvements.

     Working capital as of October 31, 1996 was $1.4 million and there was no debt outstanding as of that date.

ACCURATE RESULTS OF OPERATIONS

     Accurate, headquartered in Houston, Texas, was founded in 1980 and operates primarily in Texas and Oklahoma. Accurate focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                          SIX MONTHS ENDED
                                                  YEAR ENDED JUNE 30,                   YEAR ENDED             JUNE 30,
                                       ------------------------------------------      DECEMBER 31,      --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   9,763      100.0% $  12,171      100.0% $  16,806      100.0% $   7,416      100.0%
Cost of services.....................      7,204       73.8      8,998       73.9     13,270       79.0      5,707       77.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,559       26.2      3,173       26.1      3,536       21.0      1,709       23.0
Selling, general and administrative
  expenses...........................      2,681       27.5      2,960       24.3      3,037       18.0      1,376       18.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........       (122)     (1.3)        213        1.8        499        3.0        333        4.4

                                               1997
                                       --------------------

Revenues.............................  $   6,204      100.0%
Cost of services.....................      4,776       77.0
                                       ---------  ---------
Gross profit.........................      1,428       23.8
Selling, general and administrative
  expenses...........................      1,200       19.3
                                       ---------  ---------
Income (loss) from operations........        228        4.5

ACCURATE RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $1.2 million, or 16.3%, from $7.4 million for the six months ended June 30, 1996 to $6.2 million for the six months ended June 30, 1997 due to a decrease in commercial installation services. This decrease resulted from a decrease in commercial installation services due to the inclement and unseasonably cool weather in Houston, its primary market.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 16.4%, from $1.7 million for the six months ended June 30, 1996 to $1.4 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 23.0% to 23.8% due to the use of less subcontracting.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.2, or 12.8% from $1.4 million for the six months ended June 30, 1996 to $1.2 million for the six months ended June 30, 1997 primarily due to a decrease in owners' compensation. As a percentage of revenues, selling, general and administrative expenses increased from 18.6% to 19.3%.

ACCURATE RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

     REVENUES. Revenues increased $4.6 million, or 38.1%, from $12.2 million for the year ended June 30, 1995 to $16.8 million for the year ended December 31, 1996, reflecting the success of an increased marketing effort along with the addition of project management personnel who also have sales responsibility. These efforts resulted in an increase in commercial "design and build" installation revenues and an increase in replacement services.

     GROSS PROFIT. Gross profit increased $0.3 million, or 11.4%, from $3.2 million for the year ended June 30, 1995 to $3.5 million for the year ended December 31, 1996. As a percentage of revenues, gross profit decreased from 26.1% to 21.0%, primarily as a result of an increase in subcontract labor and employee overtime necessary to support the increased number of "design and build" projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained constant at $3.0 million for the fiscal year ended June 30, 1995 and the year ended December 31, 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 24.3% to 18.0% as Accurate was able to increase revenues without a commensurate increase in overhead expenses.

ACCURATE RESULTS FOR YEAR ENDED JUNE 30, 1995 COMPARED TO YEAR ENDED JUNE 30,
1994

     REVENUES. Revenues increased $2.4 million, or 24.7%, from $9.8 million for the year ended June 30, 1994 to $12.2 million for the fiscal year ended June 30, 1995. This increase was primarily attributable to a new project for an existing customer to design and build an HVAC system for a correctional facility and an increase in maintenance and replacement services.

     GROSS PROFIT. Gross profit increased $0.6 million, or 24.0%, from $2.6 million for the fiscal year ended June 30, 1994 to $3.2 million for the fiscal year ended June 30, 1995. As a percentage of revenues, gross profit remained stable over these periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 10.4%, from $2.7 million in fiscal 1994 to $3.0 million in fiscal 1995. As a percentage of revenues, selling, general and administrative expenses decreased from 27.5% to 24.3% as Accurate was able to increase revenues without a commensurate increase in overhead expenses.

ACCURATE LIQUIDITY AND CAPITAL RESOURCES

     Accurate provided $0.2 million of net cash for operating activities for the six months ended June 30, 1997. Net cash used in investing activities was $0.1 million from the sale of property and equipment. Net cash used in financing activities of $0.1 million resulted from an increase in long-term debt used to fund working capital needs.

     Working capital at June 30, 1997 was $1.6 million and total debt outstanding was $1.0.

     Accurate generated $0.2 million in net cash from operating activities for the year ended December 31, 1996. Net cash used in investing activities was approximately $0.1 million for equipment purchases.

     Working capital at December 31, 1996 was $0.2 million and total debt outstanding was $1.3 million, of which $0.6 million was owed to a shareholder.

CSI/BONNEVILLE RESULTS OF OPERATIONS

     CSI/Bonneville, headquartered in Salt Lake City, Utah, was founded in 1969 and operates primarily in Utah. CSI/Bonneville focuses on providing maintenance, repair and replacement of HVAC systems for commercial and residential facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                           SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                             JUNE 30,
                                       ----------------------------------------------------------------  --------------------
                                               1994                  1995                  1996                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   6,502      100.0% $   6,361      100.0% $   7,842      100.0% $   3,509      100.0%
Cost of services.....................      4,393       67.6      4,413       69.4      5,201       66.3      2,354       67.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,109       32.4      1,948       30.6      2,641       33.7      1,155       32.9
Selling, general and administrative
  expenses...........................      1,228       18.9      1,500       23.6      1,660       21.2        723       20.6
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        881       13.5        448        7.0        981       12.5        432       12.3

                                               1997
                                       --------------------
Revenues.............................  $   3,828      100.0%
Cost of services.....................      2,535       66.2
                                       ---------  ---------
Gross profit.........................      1,293       33.8
Selling, general and administrative
  expenses...........................        865       22.6
                                       ---------  ---------
Income from operations...............        428       11.2

CSI/BONNEVILLE RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $0.3 million, or 9.1%, from $3.5 million for the six months ended June 30, 1996 to $3.8 million for the six months ended June 30, 1997 primarily due to an increase in commercial and residential maintenance, repair and replacement services.

     GROSS PROFIT. Gross profit increased $0.1 million, or 12.0%, from $1.2 million for the six months ended June 30, 1996 to $1.3 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 32.9% to 33.8%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 19.6%, from $0.7 million for the six months ended June 30, 1996 to $0.9 million for the six months ended June 30, 1997 as a result of an increase in administrative personnel. As a percentage of revenues, selling, general and administrative expenses increased from 20.6% to 22.6%.

CSI/BONNEVILLE RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $1.4 million, or 23.3%, from $6.4 million in 1995 to $7.8 million in 1996, primarily as a result of an increase in both commercial and residential maintenance, repair and replacement services due to an increase in the number of sales and marketing personnel in 1995 and 1996. Revenues declined in 1995 due to the deployment of operating personnel to a move to a new facility in that year.

     GROSS PROFIT. Gross profit increased $0.7 million, or 35.6%, from $1.9 million for 1995 to $2.6 million in 1996. As a percentage of revenues, gross profit increased from 30.6% in 1995 to 33.7% in 1996. The lower gross profit in 1995 was due to the deployment of operating personnel to a move to a new facility.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 10.7%, from $1.5 million in 1995 to $1.7 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 23.6% in 1995 to 21.2% in 1996.

CSI/BONNEVILLE RESULTS FOR YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     REVENUES. Revenues decreased from $6.5 million in 1994 to $6.4 million in 1995 as a result of CSI/Bonneville's move into a new facility during 1995.

     GROSS PROFIT. Gross profit decreased $0.2 million, or 7.6%, from $2.1 million in 1994 to $1.9 million in 1995. As a percentage of revenues, gross profit declined from 32.4% in 1994 to 30.6% in 1995 as a result of CSI/Bonneville's move into a new facility during 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 22.1%, from $1.2 million in 1994 to $1.5 million in 1995. As a percentage of revenues, selling, general and administrative expenses increased from 18.9% in 1994 to 23.6% in 1995. This percentage increase was primarily attributable to rent, depreciation and related costs associated with the new facility occupied in 1995.

CSI/BONNEVILLE LIQUIDITY AND CAPITAL RESOURCES

     CSI/Bonneville's operating activities generated $0.4 million for the six months ended June 30, 1997. Net cash used in investing activities was $0.1 million, principally for equipment purchases. Net cash used in financing activities was $0.2 million. Distributions to shareholders of $1.1 million was funded with borrowings of long-term debt of $0.9 million.

     Working capital at June 30, 1997 was $0.7 million and total debt outstanding was $1.4 million, all of which was owed to shareholders.

     CSI/Bonneville generated $1.1 million in net cash from operating activities in 1996. Net cash used in investing activities was $0.2 million, principally for equipment purchases. Net cash used in financing activities was $0.8 million, primarily for distributions to shareholders.

     Working capital at December 31, 1996 was $0.5 million and total debt outstanding was $0.5 million, all of which was owed to shareholders.

TECH RESULTS OF OPERATIONS

     Tech, headquartered in Solon, Ohio, was founded in 1979 and operates primarily in the greater Cleveland, Ohio area. Tech focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                               SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                             JUNE 30,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   6,960      100.0% $   7,537      100.0% $   3,395      100.0% $   3,904      100.0%
Cost of services.....................      4,212       60.5      3,996       53.0      2,004       59.0      2,229       57.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,748       39.5      3,541       47.0      1,391       41.0      1,675       42.9
Selling, general and administrative
  expenses...........................      1,800       25.9      1,861       24.7        957       28.2      1,059       27.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        948       13.6      1,680       22.3        434       12.8        616       15.5

TECH RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $0.5 million, or 15.0%, from $3.4 million for the six months ended June 30, 1996 to $3.9 million for the six months ended June 30, 1997 due primarily to an increase in commercial installation services because there were fewer days of inclement weather in the first three months of 1997 as compared to the prior comparable period.

     GROSS PROFIT. Gross profit increased $0.3 million, or 20.4%, from $1.4 million for the six months ended June 30, 1996 to $1.7 million for the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 41.0% to 42.9%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 10.7%, from $1.0 million for the six months ended June 30, 1996 to $1.1 million for the six months ended June 30, 1997 due to an increased marketing effort, including an increase in marketing personnel. As a percentage of revenues, selling, general and administrative expenses declined from 28.2% to 27.1% as Tech was able to substantially increase its volume without a commensurate increase in overhead expenses.

TECH RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $0.5 million, or 8.3%, from $7.0 million in 1995 to $7.5 million in 1996. This increase was primarily attributable to an increase in commercial "design and build" installation projects and related service work.

     GROSS PROFIT. Gross profit increased $0.8 million, or 28.9%, from $2.7 million in 1995 to $3.5 million in 1996. As a percentage of revenues, gross profit increased from 39.5% to 47.0%, primarily due to an increase in "design and build" versus "plan and spec" installation projects.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained relatively unchanged from 1995 to 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 25.9% in 1995 to 24.7% in 1996 as Tech successfully leveraged its infrastructure to achieve revenue growth.

TECH LIQUIDITY AND CAPITAL RESOURCES

     Tech generated $0.7 million in net cash from operating activities for the six months ended June 30, 1997. Net cash used in financing activities was $1.0 million, principally for distributions to shareholders of $2.6 million offset by borrowings of long-term debt of $1.6 million.

     Working capital at June 30, 1997 was $1.6 million and total debt outstanding at June 30, 1997 was $1.9 million.

     Tech generated $0.9 million in net cash from operating activities in 1996. Net cash used in investing activities was $0.3 million for equipment purchases. Net cash used in financing activities was $0.4 million, principally for distributions to shareholders.

     Working capital at December 31, 1996 was $1.6 million and total debt outstanding was $0.3 million.

WESTERN RESULTS OF OPERATIONS

     Western, headquartered in Denver, Colorado, was founded in 1980 and operates primarily in Colorado. Western focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                                                SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                             JUNE 30,
                                       ------------------------------------------  ------------------------------------------
                                               1995                  1996                  1996                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                           (IN THOUSANDS)
Revenues.............................  $   4,112      100.0% $   6,494      100.0% $   2,844      100.0% $   2,174      100.0%
Cost of services.....................      3,408       82.9      4,662       71.8      2,038       71.7      1,641       75.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................        704       17.1      1,832       28.2        806       28.3        533       24.5
Selling, general and administrative
  expenses...........................        855       20.8      1,088       16.7        575       20.2        457       21.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........       (151)     (3.7)        744       11.5        231        8.1         76        3.5

WESTERN RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $0.7 million, or 23.6%, from $2.8 million for the six months ended June 30, 1996 to $2.2 million for the six months ended June 30, 1997. This decrease was primarily attributable to a decrease in commercial replacement revenues of $0.6 million related to the Demand Side Management ("DSM") incentive program developed by the Public Service Company of Colorado ("PSC"). This program provided incentives for commercial PSC customers to replace existing HVAC systems with more energy-efficient systems and ended in November 1996. Western does not intend to participate in this program during 1997.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 33.9%, from $0.8 million for the six months ended June 30, 1996 to $0.5 million for the six months ended June 30, 1997 primarily due to the decrease in DSM revenues. As a percentage of revenues, gross profit decreased from 28.3% to 24.5% due primarily to the decline in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.1 million from the six months ended June 30, 1996 to the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 20.2% to 21.0% due to the decline in revenues.

WESTERN RESULTS FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $2.4 million, or 57.9%, from $4.1 million in 1995 to $6.5 million in 1996. This increase was primarily attributable to an increase in commercial replacement revenues of $1.5 million related to the DSM incentive program discussed above.

     GROSS PROFIT. Gross profit increased $1.1 million, or 160.2%, from $0.7 million in 1995 to $1.8 million in 1996. As a percentage of revenues, gross profit increased from 17.1% in 1995 to 28.2% in 1996, primarily due to an increase in maintenance, repair and replacement revenues, including revenues generated under the DSM program.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million in 1995, or 27.3%, from $0.9 million in 1995 to $1.1 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 20.8% to 16.7% as a result of the substantial revenue increase without a commensurate increase in overhead expenses.

WESTERN LIQUIDITY AND CAPITAL RESOURCES

     Western used $0.1 million in net cash from operating activities in the six months ended June 30, 1997 primarily due to an increase in costs on uncompleted contracts.

     Working capital at June 30, 1997 was $0.5 million and total long-term debt outstanding was $0.8 million.

     Western generated $0.6 million in net cash from operating activities in 1996. Net cash used in investing activities was approximately $0.1 million, principally for equipment purchases. Net cash used in financing activities was $0.4 million, as a result of distributions to shareholders and net repayments of long-term debt.

     Working capital at December 31, 1996 was $0.4 million and total long-term debt outstanding was $0.3 million.

SEASONAIR RESULTS OF OPERATIONS

     Seasonair, headquartered in Rockville, Maryland, was founded in 1966 and operates primarily in Maryland, the District of Columbia and Virginia. Seasonair focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                             SIX MONTHS ENDED
                                               YEAR ENDED                        JUNE 30,
                                              DECEMBER 31,      ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
Revenues................................  $   6,737      100.0% $   3,203      100.0% $   3,767      100.0%
Cost of services........................      4,006       59.5      1,803       56.3      2,339       62.1
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,731       40.5      1,400       43.7      1,428       37.9
Selling, general and administrative
  expenses..............................      2,597       38.5      1,253       39.1      1,244       33.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................        134        2.0        147        4.6        184        4.9

SEASONAIR RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $0.6 million, or 17.6%, from $3.2 million for the six months ended June 30, 1996 to $3.8 million for the six months ended June 30, 1997 due to an increase in maintenance, repair and replacement services resulting from management's decision to expand the business more rapidly.

     GROSS PROFIT. Gross profit remained flat at $1.4 million for the six months ended June 30, 1996 and the six months ended June 30, 1997. As a percentage of revenues, gross profit decreased from 43.7% to 37.9%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained flat at $1.2 million for the six months ended June 30, 1996 and the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 39.1% to 33.0% due to management's ability to increase revenues without a commensurate increase in overhead expenses.

SEASONAIR LIQUIDITY AND CAPITAL RESOURCES

     Seasonair's operating activities were breakeven on a cash flow basis for the six months ended June 30, 1997.

     Working capital at June 30, 1997 was $0.7 million and total debt outstanding was $0.2 million.

     Seasonair used $0.2 million in net cash from operating activities in 1996 primarily due to an increase in prepaid expenses and other current assets. Net cash provided by investing activities was $0.1 million from proceeds on sale of equipment. Net cash used in financing activities was $0.1 million to repay long-term debt.

     Working capital at December 31, 1996 was $0.5 million and total debt outstanding was $0.1 million.

EASTERN RESULTS OF OPERATIONS

     Eastern, headquartered in Albany, New York, was founded in 1945 and operates primarily within a 75 mile radius of Albany, New York. Eastern focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control services for commercial facilities.

     The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                            SIX MONTHS ENDED
                                               YEAR ENDED                        JUNE 30,
                                              DECEMBER 31,      ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
Revenues................................  $   7,944      100.0% $   4,047      100.0% $   3,465      100.0%
Cost of services........................      5,276       66.4      2,714       67.1      2,112       61.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,668       33.6      1,333       32.9      1,353       39.0
Selling, general and administrative
  expenses..............................      2,237       28.2      1,084       26.8      1,144       33.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................        431        5.4        249        6.1        209        6.0

EASTERN RESULTS FOR SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $0.5 million, or 14.4% from $4.0 million for the six months ended June 30, 1996 to $3.5 million for the six months ended June 30, 1997 due primarily to a decrease in maintenance, repair and replacement services. As a result of a mild winter season in the first three months of 1997 in the Albany, New York area, the need for service work on heating equipment decreased.

     GROSS PROFIT. Gross profit remained flat at $1.3 million for the six months ended June 30, 1996 and the six months ended June 30, 1997. As a percentage of revenues, gross profit increased from 32.9% to 39.0%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained flat at $1.1 million for the six months ended June 30, 1996 and the six months ended June 30, 1997. As a percentage of revenues, selling, general and administrative expenses increased from 26.8% to 33.0% due to the higher expenses and the decrease in revenues.

EASTERN LIQUIDITY AND CAPITAL RESOURCES

     Eastern generated $0.4 million in net cash from operating activities primarily from increases in accounts payable and accrued expenses of $0.7 million. Cash flows provided by financing activities were $0.1 million for distributions to shareholders of $0.6 million for repayment of long-term debt. Net cash used in investing activities was $0.1 million for purchases of equipment.

     As of June 30, 1997, Eastern had working capital of $0.9 million and total debt outstanding of $1.6 million.

     Eastern generated $0.5 million in net cash from operating activities in 1996 primarily due to $0.4 million in net income. Net cash used in investing activities was $0.2 million for the purchase of property and equipment. Net cash used in financing activities in 1996 was $0.3 million for distributions to shareholders.

     Working capital at December 31, 1996 was $0.1 million and total debt outstanding was $0.9 million of which $0.3 million is payable to the former owner.

SEASONAL AND CYCLICAL NATURE OF THE HVAC INDUSTRY

     The HVAC industry is subject to seasonal variations. Specifically, the demand for new installations is generally lower during the winter months due to reduced construction activities during inclement weather and less use of air conditioning during the colder months. Demand for HVAC services is generally higher in the second and third quarters due to the increased use of air conditioning during the warmer months. Accordingly, the Company expects its revenues and operating results generally will be lower in the first and fourth quarters. Historically, the construction industry has been highly cyclical. As a result, the Company's volume of business may be adversely affected by declines in new installation projects in various geographic regions of the United States.

INFLATION

     Inflation did not have a significant effect on the results of operations of the combined Founding Companies for 1994, 1995 or 1996 or the six months ended June 30, 1997.

                                    BUSINESS

     Comfort Systems was founded in 1996 to become a leading national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. The Company's commercial and industrial applications include office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. The Company also provides specialized HVAC applications such as process cooling, control systems, electronic monitoring and process piping. Approximately 90% of the Company's pro forma combined 1996 revenues of $167.5 million was derived from commercial and industrial customers, with approximately 53% of combined revenues attributable to installation services and 47% attributable to maintenance, repair and replacement services.

INDUSTRY OVERVIEW

     Based on available industry data, the Company believes that the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to capital for modernization and expansion. The overall HVAC industry, including the commercial, industrial and residential markets, is estimated to generate annual revenues in excess of $75 billion, over $35 billion of which is in the commercial and industrial markets. HVAC systems have become a necessity in virtually all commercial and industrial buildings as well as homes. Because most commercial buildings are sealed, HVAC systems provide the primary method of addressing air quality concerns and injecting fresh air. Older industrial facilities often have poor air quality as well as inadequate air conditioning, factors which are causing industrial facility owners to consider replacement options. Operation of older HVAC systems represents a significant cost due to their energy inefficiency. In many instances, the replacement of an aging system with a modern, energy-efficient system will significantly reduce a building's operating costs while also improving the effectiveness of the HVAC system and air quality.

     Growth in the HVAC industry is being positively affected by a number of factors, particularly (i) the aging of the installed base, (ii) the increasing efficiency, sophistication and complexity of HVAC systems and (iii) the increasing restrictions on the use of refrigerants commonly used in older HVAC systems. These factors are expected to increase demand for the reconfiguration or replacement of existing HVAC systems. These factors also mitigate the effect on the HVAC industry of the cyclicality inherent in the traditional construction industry.

     The HVAC industry can be broadly divided into the installation segment and the maintenance, repair and replacement segment.

     INSTALLATION SEGMENT. The installation segment consists of "design and build" and "plan and spec" projects. In "design and build" projects, the commercial HVAC firm is responsible for designing, engineering and installing a cost-effective, energy-efficient system customized to meet the specific needs of the building owner. Costs and other project terms are normally negotiated between the building owner or its representative and the HVAC firm. Firms which specialize in "design and build" projects generally have specially-trained
HVAC engineers, CAD/CAM design systems, in-house sheet metal and prefabrication capabilities. These firms utilize a consultative approach with customers and tend to develop long-term relationships with building owners and developers, general contractors, architects and property managers. "Plan and spec" installation refers to projects where an architect or a consulting engineer designs the HVAC system and the installation project is put out for bid. The Company believes that "plan and spec" projects usually take longer to complete than "design and build" projects because the preparation of the system design and the bid process often take months to complete. Furthermore, in "plan and spec" projects, the HVAC firm is not responsible for project design and changes must be approved by several parties, thereby increasing overall project time and cost.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. This segment includes the maintenance, repair, replacement, reconfiguration and monitoring of previously installed HVAC systems and controls. Growth in this segment has been fueled by the aging of the installed base of HVAC systems and the increasing demand for more efficient, sophisticated and complex systems and controls. The increasing sophistication and complexity of these HVAC systems is leading many commercial and industrial building owners and property managers to outsource maintenance and repair, often through service agreements with HVAC service providers. In addition, increasing restrictions are being placed on the use of certain types of refrigerants used in HVAC systems, which, along with air quality concerns, are expected to increase demand for the reconfiguration and replacement of existing HVAC systems. State-of-the-art control and monitoring systems feature electronic sensors and microprocessors and require specialized training to install, maintain and repair, which the typical building engineer does not have. Increasingly, HVAC systems in commercial and industrial buildings are being remotely monitored through PC-based communications systems to improve energy efficiency and expedite problem diagnosis and correction.

     The Company believes that the majority of business owners in the HVAC industry have limited access to capital for expansion of their businesses and that few have attractive liquidity options. In addition, the increasing complexity of HVAC systems has led to a need for better trained technicians to install, monitor and service these systems. The cost of recruiting, training and retaining a sufficient number of qualified technicians makes it more difficult for smaller HVAC companies to expand their businesses. The Company believes that significant opportunities exist for a well-capitalized, national company operating in the commercial, industrial and residential markets of the HVAC industry and that the highly fragmented nature of this industry should allow it to consolidate existing HVAC businesses.

STRATEGY

     The Company plans to achieve its goal of becoming a leading national provider of comprehensive HVAC services by implementing its operating strategy, emphasizing continued internal growth and expanding through acquisitions.

     OPERATING STRATEGY. The Company believes there are significant opportunities to increase the profitability of the Founding Companies and subsequently acquired businesses. The key elements of the Company's operating strategy are:

          FOCUS ON COMMERCIAL AND INDUSTRIAL MARKETS. The Company intends to focus principally on the commercial and industrial markets with particular emphasis on the "design and build" installation and the maintenance, repair and replacement segments. The Company believes that the commercial and industrial HVAC markets are attractive because of their growth opportunities, diverse customer base, attractive margins and potential for long-term relationships with building owners and managers, general contractors and architects.

          OPERATE ON DECENTRALIZED BASIS. The Company intends to manage the Founding Companies on a decentralized basis, with local management assuming responsibility for the day-to-day operations, profitability and growth of the business. The Company believes that, while maintaining strong operating and financial controls, a decentralized operating structure will retain the entrepreneurial spirit present in each of the acquired companies and will allow the Company to capitalize on the considerable local and regional market knowledge and customer relationships possessed by each acquired company.

          ACHIEVE OPERATING EFFICIENCIES. The Company believes there are significant opportunities to achieve operating efficiencies and cost savings through purchasing economies and the adoption of "best practices" operating programs. The Company intends to use its increased purchasing power to gain volume discounts in areas such as HVAC components, raw materials, service vehicles, advertising, bonding and insurance. Moreover, the Company will review its operations and training programs at the local and regional operating levels in order to identify those "best practices" that can be successfully implemented throughout its operations.

          ATTRACT AND RETAIN QUALITY EMPLOYEES. The Company intends to attract and retain quality employees by providing them (i) an enhanced career path from working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

     INTERNAL GROWTH. A key component of the Company's strategy is to continue the internal growth at the Founding Companies and subsequently acquired businesses. The key elements of the Companys internal growth strategy are:

          CAPITALIZE ON SPECIALIZED TECHNICAL AND MARKETING STRENGTHS. The Company believes it will be able to expand the services it offers in its markets by leveraging the specialized technical and marketing strengths of individual acquired companies. For example, one of the acquired companies has developed significant industry recognition for its technical expertise within apartment complexes, condominiums, hotels and elder care facilities which may be transferable to other acquired companies. A number of acquired companies currently focus primarily on installation and, therefore, have only limited maintenance, repair and replacement operations. The Company believes there are significant opportunities for these acquired companies to provide maintenance, repair and replacement services, particularly by offering those services to its "design and build" customers. Several of the acquired companies have specific expertise in HVAC control and monitoring systems, process cooling, replacement and other service strengths, many of which can be shared with other acquired companies and subsequently acquired businesses.

          ESTABLISH NATIONAL MARKET COVERAGE. The Company believes that significant demand exists from large national companies to utilize the services of a single HVAC service company capable of providing comprehensive commercial and industrial services on a regional or national basis. Many of the acquired companies already provide local or regional coverage to companies with nationwide locations, such as commercial real estate developers and managers, retailers and manufacturers. The Company believes these existing relationships can be expanded as it develops a nationwide network since these customers often desire a single source for all of their HVAC needs to promote consistency, improve control and reduce cost.

     ACQUISITIONS. The Company believes the HVAC industry is highly fragmented with over 40,000 companies, most of which are small, owner-operated businesses with limited access to adequate capital for modernization and expansion. The key elements of the Company's acquisition strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. In new markets, the Company intends to target one or more leading local or regional companies providing HVAC or complementary services. The acquisition target will have the customer base, technical skills and infrastructure necessary to be a core business into which other HVAC service operations can be consolidated. The Company will choose businesses that are located in attractive markets, are financially stable, are experienced in the industry and have management willing to participate in the future growth of the Company.

          EXPAND WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established HVAC businesses to expand its market penetration and range of services offered. The Company also will pursue "tuck-in" acquisitions of smaller companies, whose operations can be integrated into an existing Company operation to leverage the existing infrastructure.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company will focus on its traditional markets in the HVAC industry and may acquire companies providing complementary services to the same customer base, such as commercial and industrial process piping and plumbing as well as electrical companies. This will enable the Company to offer, on a comprehensive basis and from a single provider, HVAC, mechanical and electrical services in certain markets.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquirer because of: (i) the Company's strategy for creating a national, comprehensive and professionally managed HVAC service provider that capitalizes on cross-marketing and business development opportunities; (ii) the Company's decentralized operating strategy; (iii) the Company's increased visibility and access to financial resources as a public company; (iv) the potential for increased profitability due to certain centralized administrative functions, enhanced systems capabilities and access to increased marketing resources; and

(v) the potential for the owners of the businesses being acquired to participate in the Company's planned internal growth and growth through acquisitions, while realizing liquidity.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis. The major factors in establishing the purchase price for each acquisition will be historical operating results, future prospects of the acquiree and the ability of that business to complement the services offered by the Company. Management believes that companies providing commercial and industrial HVAC services are larger than those providing residential services, with commercial and industrial companies generating annual revenues ranging from $5 million to $35 million, compared to companies providing residential HVAC services which generally have annual revenues ranging from $500,000 to $3 million.

OPERATIONS AND SERVICES PROVIDED

     The Company provides a wide range of installation, maintenance, repair and replacement services for HVAC systems in commercial, industrial and residential properties. Daily operations are managed on a local basis by the management team at each acquired company. In addition to senior management, the acquired companies' personnel generally include design engineers, sales personnel, customer service personnel, installation service technicians, sheet metal and prefabrication technicians, estimators and administrative personnel. The Company manages the acquired companies on a decentralized basis, with local management being responsible for day-to-day operating decisions. The Company intends to centralize certain administrative functions to enable the management of each acquired company to focus on pursuing new business opportunities and to improve operating efficiencies. Administrative functions which the Company expects to centralize include Company-wide training and safety programs, accounting programs, risk management programs, purchasing programs and employee benefits.

     INSTALLATION SEGMENT. The Company's installation business comprised approximately 53% of the Company's 1996 revenues. This segment consists of the design, engineering, integration, installation and start-up of HVAC systems. The commercial and industrial installation services performed by the Company consist primarily of "design and build" systems for office buildings, retail centers, apartment complexes, hotels, manufacturing plants and government facilities. In a "design and build" project, the customer typically has an overall design for the facility prepared by an architect or a consulting engineer who then enlists the Company's sales and engineering personnel to prepare a specific design for the HVAC system. The Company determines the needed capacity, energy efficiency and type of controls that best suit the proposed facility. The Company's engineer then estimates the amount of time, labor, materials and equipment needed to build the specified system. Materials and equipment for a typical commercial or industrial project include ductwork, compressors, blowers, chillers, cooling towers, air handling equipment and the associated pumps and piping necessary to complete the system. The Company utilizes CAD/CAM systems in the design and engineering phases of the project to calculate the material and labor costs of the project based on previously established Company standards and to generate mechanical drawings for each project. The drawings are prepared in a format appropriate for submission to local building inspectors. The final design, terms, price and timing of the project are then negotiated with the customer or its representatives, after which any necessary modifications are made to the system.

     Once an agreement has been reached, the Company orders the necessary materials and equipment for delivery to meet the project schedule. In most instances, the Company fabricates in its own facilities the ductwork and piping and assembles certain components for the system based on the mechanical drawing specifications, thereby eliminating the need to subcontract ductwork or piping fabrication. The Company's CAD/CAM systems are capable of automatically cutting ductboard, sheet metal and piping, thereby reducing the amount of labor necessary to produce the ductwork and piping for the system. Project specific components are then fabricated at the Company's facilities in sections small enough to be transported to the job site. This enables the Company to limit the amount of field work required for installation, reduce the labor associated with the actual installation process and meet the shorter time requirements increasingly demanded by commercial and industrial customers. The Company installs the system at the project site, working closely with the general contractor. Most commercial and industrial installation projects last from two weeks to one year and generate revenues from $25,000 to $2,000,000 per project. These projects are generally billed periodically as costs are incurred throughout the project, with a 10% retainage until completion and successful start-up of the HVAC system.

     The Company also performs selected "plan and spec" installation services when a bidder prequalification process has been used by the customer to limit the number of potential bidders for an attractive project. The Company may use these projects when "design and build" projects are in lower demand and to provide additional on-the-job training to apprentice or less-experienced technicians.

     The Company also installs process cooling systems, control and monitoring systems and industrial process piping. Process cooling systems are utilized primarily in industrial facilities to provide heating and/or cooling to precise temperature and climate standards for products being manufactured and for the manufacturing equipment. Control systems are used in HVAC and process cooling systems in order to maintain pre-established temperature or climate standards for commercial or industrial facilities. These systems use direct digital technology integrated with computer terminals. HVAC control systems are capable not only of controlling a facility's entire HVAC system, often on a room-by-room basis, but can be programmed to integrate energy management, security, fire, card key access, lighting and overall facility monitoring. Monitoring can be performed on-site or remotely through a PC-based communications system. The monitoring system will sound an alarm when the HVAC system is operating outside pre-established parameters. Diagnosis of potential problems can be performed from the computer terminal which often can remotely adjust the control system. Industrial process piping is utilized in manufacturing facilities to convey required raw materials, support utilities and finished products.

     The Company's residential services consist of installing complete central HVAC systems in new and existing homes, often through agreements with housing developers. In 1996, residential installation comprised approximately 2% of the Company's revenues.

        The Company's subsidiaries generally warrant their labor for the first year after installation on new HVAC systems and for 30 days after servicing of existing HVAC systems. A reserve for warranty costs is recorded based on a percentage of material costs.

     MAINTENANCE, REPAIR AND REPLACEMENT SEGMENT. The Company's maintenance, repair and replacement segment comprised approximately 47% of the Company's 1996 combined revenues and includes the maintenance, repair, replacement, reconfiguration and monitoring of HVAC systems and industrial process piping. Over one-half of the Company's maintenance, repair and replacement segment revenues were derived from reconfiguring existing HVAC systems for commercial and industrial customers. Reconfiguration often utilizes consultative expertise similar to that provided in the "design and build" installation market. The Company believes that the reconfiguration of an existing system results in a more cost-effective, energy-efficient system that better meets the specific needs of the building owner. The reconfiguration also enables the Company to utilize its design and engineering personnel as well as its sheet metal and pre-fabrication facilities.

     Maintenance and repair services are provided either in response to service calls or pursuant to a service agreement. Service calls are coordinated by customer service representatives or dispatchers that use computer and communications technology to process orders, arrange service calls, communicate with customers, dispatch technicians and invoice customers. Service technicians work out of service vans equipped with commonly used parts, supplies and tools to complete a variety of jobs.

     Commercial and industrial service agreements usually have terms of one to three years, with automatic annual renewals, and typically provide fees from $3,000 to $20,000 per year. The Company also provides remote monitoring of temperature, pressure, humidity and air flow for HVAC systems for commercial and industrial customers. If the system is not operating within the specifications set forth by the customer and cannot be remotely adjusted, a service crew is dispatched to analyze and repair the system, as appropriate. Residential service agreements generally have one year terms, automatic renewal provisions and provide annual fees between $100 and $200 per system.

SOURCES OF SUPPLY

     The raw materials and components used by the Company include HVAC system components, ductwork, steel, sheet metal and copper tubing and piping. These raw materials and components are generally available from a variety of domestic or foreign suppliers at competitive prices. Delivery times are typically short for most raw materials and standard components, but during periods of peak demand may take a month or more to obtain. Chillers for large units typically have the longest delivery time and generally have lead times of up to six months. The major components of HVAC systems are compressors and chillers that are manufactured primarily by York Heating and Air Conditioning Corporation ("York"), Carrier Corporation and Trane Air Conditioning Company. The major suppliers of control systems are Honeywell Inc., Johnson Controls Inc., York and Andover Control Corporation. The Company believes that it will be able to reduce costs on raw materials and components through volume purchases. The Company does not currently have any significant contracts for the supply of raw materials or components.

SALES AND MARKETING

     The Company has a diverse customer base, with no single customer accounting for more than 4% of the Company's pro forma combined 1996 revenues. Management and a dedicated sales force at the acquired companies have been responsible for developing and maintaining successful long-term relationships with key customers. Customers of the acquired companies generally include building owners and developers and property managers, as well as general contractors, architects and consulting engineers. The Company intends to continue its emphasis on developing and maintaining long-term relationships with its customers by providing superior, high-quality service in a professional manner. Moreover, the dedicated sales force will receive additional technical and sales training to enhance the comprehensive selling skills necessary to serve the HVAC needs of its customers.

     The Company also intends to capitalize on cross-marketing and business development opportunities that management believes will be available to the Company as a national provider of comprehensive commercial, industrial and residential HVAC services. Management believes that it will be able to leverage the diverse technical and marketing strengths of individual acquired companies to expand the services offered in other local markets. Eventually, the Company intends to offer comprehensive services from many of its regional locations.

EMPLOYEES

     As of September 30, 1997 the Company had 2,156 employees, including 127 management personnel, 1,698 engineers and service and installation technicians, 89 sales personnel and 242 administrative personnel. The Company does not anticipate any reductions in staff as a result of the recent consolidation of the Founding Companies. Rather, as it implements its internal growth and acquisition strategies, the Company expects that the number of employees will increase. Certain of the Company's subsidiaries have collective bargaining agreements which cover, in the aggregate, approximately 350 employees. Under these agreements, these subsidiaries generally make payments to multi-employer pension plans. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees and union representatives is satisfactory.

RECRUITING, TRAINING AND SAFETY

     The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians, field supervisors and project managers. The Company believes that its success in retaining qualified employees will be based on the quality of its recruiting, training, compensation, employee benefits programs and opportunities for advancement. The Company recruits at local technical schools and community colleges where students focus on learning basic HVAC and related skills, and provides on-the-job training, apprenticeship programs, improved benefit packages, steady employment and opportunities for advancement.

     The Company intends to establish "best practices" throughout its operations to ensure that all technicians comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company's employment screening process seeks to determine that prospective employees have the requisite skills, sufficient background references and acceptable driving records, if applicable. The Company believes that these employment criteria effectively identify potential employees committed to safety and quality. Additionally, the Company intends to implement a "best practices" safety program throughout its operations, which will provide employees with incentives to improve safety performance and decrease workplace accidents. The Company intends to implement job site safety meetings and instruct personnel in proper lifting techniques and eye safety in an effort to reduce the number of preventable accidents.

FACILITIES AND VEHICLES

     All of the Company's facilities are leased. See "Certain
Transactions -- Leases of Real Property by Founding Companies." The Company believes that its facilities are sufficient for its current needs. The Company operates a fleet of more than 750 owned or leased service trucks, vans and support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company leases its principal executive and administrative offices in Houston, Texas.

RISK MANAGEMENT, INSURANCE AND LITIGATION

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company has obtained and intends to maintain liability insurance for bodily injury and third party property damage which it considers sufficient to insure against these risks, subject to self-insured amounts.

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation, nor is the Company aware of any threatened litigation, that the Company believes is likely to have a material adverse effect on its financial condition or results of operations.

     The Company generally offers one year warranties on labor it performs and passes to the customer warranties on equipment purchased from manufacturers. The Company does not expect warranty claims to have a material effect on its results of operations or financial condition.

COMPETITION

     The HVAC industry is highly competitive. The Company believes that purchasing decisions in the commercial and industrial markets are based on (i) long-term customer relationships, (ii) quality, timeliness and reliability of services provided, (iii) competitive price, (iv) range of services provided, and
(v) scale of operation. The Company believes its strategy of becoming a leading national provider of comprehensive HVAC installation services as well as maintenance, repair and replacement of HVAC systems directly addresses these factors. Specifically, the Company's strategy to focus on the highly consultative "design and build" installation segment and the maintenance, repair and replacement segment, as well as its strategy to operate on a decentralized basis, should promote the development and strengthening of long-term customer relationships. In addition, the Company's focus on attracting, training and retaining quality employees by utilizing professionally managed recruiting, training and benefits programs should allow it to offer high quality, comprehensive HVAC services at a competitive price.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a limited geographic area. There are a few public companies focused on providing HVAC services in some of the same services lines provided by the Company. In addition, there are a number of private companies attempting to consolidate HVAC companies on a regional or national basis. In the future, competition may be encountered from new entrants, such as public utilities and HVAC manufacturers. Certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal, state and local laws and regulations, including, (i) licensing requirements applicable to service technicians, (ii) building and HVAC codes and zoning ordinances, (iii) regulations relating to consumer protection, including those governing residential service agreements and (iv) regulations relating to worker safety and protection of the environment. The Company believes it has all required licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements. Failure of the Company to comply with applicable regulations could result in substantial fines or revocation of the Company's operating licenses.

     Many state and local regulations governing the HVAC services trades require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the state or county that issued the permit or license. The Company intends to implement a policy to ensure that, where possible, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two Company employees within that region.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons ("CFCs") and certain other refrigerants. Clean Air Act regulations require the certification of service technicians involved in the service or repair of equipment containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended ultimately to eliminate the use of CFCs in the United States and to require alternative refrigerants to be used in replacement HVAC systems. As a result, the number of conversions of existing HVAC systems which use CFCs to systems using alternative refrigerants is expected to increase.

     Prior to entering into the agreements relating to the Mergers, the Company evaluated the properties owned or leased by the acquired companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties. No material environmental problems were discovered in these reviews, and the Company is not aware of any material environmental liabilities associated with these properties.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information concerning the Company's directors, executive officers and key employees.

                  NAME                     AGE                              POSITION
----------------------------------------   ---   ---------------------------------------------------------------
Fred M. Ferreira........................   54    Chairman of the Board, Chief Executive Officer and President
Michael Nothum, Jr......................   43    Chief Operating Officer (acting), President of Tri-City,
                                                   Director
J. Gordon Beittenmiller.................   38    Senior Vice President, Chief Financial Officer and Director
Reagan S. Busbee........................   33    Senior Vice President
William George, III.....................   32    Vice President, General Counsel and Secretary
Milburn E. Honeycutt....................   34    Vice President and Controller
S. Craig Lemmon.........................   45    Vice President -- Acquisitions
Brian J. Vensel.........................   37    Vice President -- Acquisitions
Brian S. Atlas..........................   45    Chief Executive Officer of Atlas, Director
Thomas J. Beaty.........................   43    President of Accurate, Director
Robert R. Cook..........................   42    President of Tech, Director
Alfred J. Giardenelli, Jr...............   50    President of Eastern, Director
Charles W. Klapperich...................   50    President of Western, Director
Samuel M. Lawrence III..................   45    Chief Executive Officer of Lawrence, Director
John C. Phillips........................   55    President of CSI/Bonneville, Director
Robert J. Powers........................   57    President of Quality, Director
Steven S. Harter........................   35    Director
Larry Martin............................   55    Director
John Mercadante, Jr.....................   52    Director
Robert Arbuckle.........................   47    President of Freeway
James C. Hardin, Sr.....................   35    Chief Executive Officer of Seasonair
Thomas B. Kime..........................   50    President of Standard

     Fred M. Ferreira has served as Chairman of the Board, Chief Executive Officer and President of Comfort Systems since January 1997. Mr. Ferreira was responsible for introducing the consolidation opportunity in the commercial and industrial HVAC industry to Notre and has been primarily responsible for the organization of Comfort Systems, the acquisition of the Founding Companies and this Offering. From 1995 through 1996, Mr. Ferreira was a private investor. He served as Chief Operating Officer and a director of Allwaste, Inc., a publicly-traded environmental services company ("Allwaste"), from 1994 to 1995, and was President of Allwaste Environmental Services, Inc., the largest division of Allwaste, from 1991 to 1994. From 1989 to 1990, Mr. Ferreira served as President of Allied Waste Industries, Inc., an environmental services company. Prior to that time, Mr. Ferreira served as Vice President -- Southern District and in various other positions with Waste Management, Inc., an environmental services company.

     Michael Nothum, Jr. is a director of the Company and its Chief Operating Officer (acting). He has been employed by Tri-City since 1979, serving as President since 1992. Mr. Nothum currently serves on the Education and Training Committee of Associated Builders and Contractors and on the Legislative Committee of the Air Conditioning Contractors Association. It is anticipated that Mr. Nothum will return full-time to his duties at Tri-City when a permanent Chief Operating Officer joins the Company.

     J. Gordon Beittenmiller has served as Senior Vice President, Chief Financial Officer and a director of Comfort Systems since February 1997. From 1994 to February 1997, Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to

1991, he was Vice President -- Finance of Critical Industries, Inc., a publicly-traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant.

     Reagan S. Busbee has served as Senior Vice President of Comfort Systems since January 1997. From 1992 through 1996, Mr. Busbee served as Vice President of Chas. P. Young Co., a financial printer and a wholly-owned subsidiary of Consolidated Graphics Inc., a publicly-traded company. From August 1986 to May 1992, he was a certified public accountant with Arthur Andersen LLP.

     William George, III has served as Vice President, General Counsel and Secretary of Comfort Systems since March 1997. From October 1995 to March 1997, Mr. George was Vice President and General Counsel of American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1992 to September 1995, Mr. George practiced corporate and antitrust law at Ropes & Gray, a law firm.

     Milburn E. Honeycutt has served as Vice President and Controller of Comfort Systems since February 1997. From 1994 to January 1997, Mr. Honeycutt was Financial Accounting Manager -- Corporate Controllers Group for Browning-Ferris Industries, Inc., a publicly-traded waste services company. From 1986 to 1994, he was a certified public accountant with Arthur Andersen LLP.

     S. Craig Lemmon is Vice President -- Acquisitions. Mr. Lemmon has been a consultant to Comfort Systems since its inception in December 1996. From 1993 to 1996, he served as Manager of Mergers and Acquisitions of Allwaste Environmental Services, Inc. From 1992 to 1993, he served as Vice President -- Acquisitions and Vice President -- Southern Region of United Waste Systems, Inc., an environmental services company. Prior thereto, Mr. Lemmon held various positions in the transportation and solid waste industries.

     Brian J. Vensel has served as Vice President -- Acquisitions of the Company since February 1997. From September 1996 through January 1997, Mr. Vensel served as Projects Director of the Liquids Business Unit of NGC Corporation, a publicly-traded gas marketer and processor. From April 1996 through August 1996, Mr. Vensel served as Corporate Controller and an officer of Phoenix Energy Products, Inc., a privately-owned, oilfield service company. From 1982 through March 1996, Mr. Vensel held various positions, primarily with Price Waterhouse LLP and Arthur Andersen LLP. Mr. Vensel is a Certified Public Accountant.

     Brian S. Atlas is a director of the Company. He has been employed by Atlas since 1974, serving as its Chief Executive Officer since 1983.

     Thomas J. Beaty is a director of the Company. He founded and has served as President of Accurate since 1980.

     Robert R. Cook is a director of the Company. He founded and has served as President of Tech since 1979.

     Alfred J. Giardenelli, Jr. is a director of the Company. He has been the President of Eastern since 1982.

     Charles W. Klapperich is a director of the Company. He founded and has served as President of Western since 1980.

     Samuel M. Lawrence III is a director of the Company. He has been employed by Lawrence since 1977, serving as its Chairman and Chief Executive Officer since 1991.

     John C. Phillips is a director of the Company. He co-founded CSI/Bonneville in 1969, serving as President and General Manager since 1969. Mr. Phillips was President of the Utah Heating and Air Conditioning Contractors Association from 1981 to 1982 and is currently a director of that association.

     Robert J. Powers is a director of the Company. He has been employed by Quality since 1977, serving as President since 1988.

     Steven S. Harter has been a director of the Company since December 1996 and is the director elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre, a consolidator of highly-fragmented industries. Prior to becoming the President of Notre, Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. ("Notre I") from June
1993 through July 1995 and was the Notre I principal primarily responsible for the initial public offerings of US Delivery Systems, Inc., a consolidator of the local delivery industry, and Physicians Resource Group, Inc., a consolidator of eye care physician management companies. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Coach USA, Inc. ("Coach") and Metals USA, Inc..

     Larry Martin is a director of the Company. Mr. Martin, a co-founder of Sanifill, Inc., an environmental services provider ("Sanifill"), served as its Vice Chairman from March 1992 through August 1996. From July 1991 to February 1992, he was President of Sanifill, and from October 1989 to July 1991, he served as its President and Co-Chief Executive Officer. Prior to that time, Mr. Martin served in various positions in the environmental services and contracting industries. Mr. Martin currently serves on the Board of Directors of USA Waste Services, Inc., an environmental services company.

     John Mercadante, Jr. is a director of the Company. Mr. Mercadante co-founded Leisure Time Tours, Inc. in 1970 and was President of Cape Transit Corp. both of which are motor coach companies that were acquired by Coach at the time of Coach's initial public offering in May 1996. Mr. Mercadante has served as President, Chief Operating Officer and a director of Coach since its initial public offering.

     Robert Arbuckle has been employed by Freeway since 1975, serving as its President since 1987.

     James C. Hardin, Sr. has been employed by Seasonair since 1986, serving initially as a service technician, as field supervisor from 1988 to 1990, as service manager from 1990 to 1993 and as Vice President of Operations from 1993 to March 1997. Mr. Hardin currently serves as Chief Executive Officer of Seasonair

     Thomas B. Kime has been employed by Standard since 1977, serving as its President since 1996.

     The Board of Directors is divided into three classes of four, five and five directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, an Acquisition Committee, a Small Acquisitions Committee and an Executive Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Harter, Mercadante and Martin. The members of the Acquisitions Committee are Messrs. Ferreira, Atlas, Beittenmiller, Harter and Lawrence, and of the Small Acquisitions Committee are Messrs. Ferreira, Atlas and Harter. The members of the Executive Committee are Messrs. Ferreira, Beittenmiller, Powers, Mercadante and Nothum.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1997 Non-Employee Directors' Stock Plan, each non-employee director will automatically be granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1997 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in December 1996 and did not pay any of its executive officers compensation during 1996. The Company anticipates that during 1997 its five most highly compensated executive officers will be Messrs. Ferreira, Beittenmiller, George, Nothum and Powers.

     Each of Messrs. Ferreira, Beittenmiller and George has entered into an employment agreement with the Company providing for an annual base salary of $150,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Nothum and Powers has entered into an employment agreement with their respective Founding Company providing for an annual base salary of $150,000. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Founding Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Founding Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Founding Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment with cause during the final two years of the initial five year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     At least one principal executive officer of each of the other Founding Companies has entered into an employment agreement, containing substantially the same provisions, including a covenant not to compete, as Messrs. Nothum's and Power's employment agreements.

1997 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1996. In March 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights ("SARs"), (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and select the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,500,000 shares or 13% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the closing of the IPO, NQSOs to purchase a total of 675,000 shares of Common Stock were granted as follows: 200,000 shares to Mr. Ferreira, 100,000 shares to Mr. Beittenmiller, 100,000 shares to Mr. Busbee, 100,000 shares to Mr. Lemmon, 75,000 shares to Mr. George, 50,000 shares to Mr. Honeycutt and 50,000 shares to Mr. Vensel. In addition, options to purchase 1,583,653 shares have been granted to certain employees of the Company. Each of the foregoing options has an exercise price equal to the stock price on the date of grant. These options will vest at the rate of 20% per year, commencing on the first anniversary of the date of grant and will expire at the earlier of seven years from the date of grant or three months following termination of employment.

1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of Comfort Systems, Comfort Systems issued to Notre a total of 2,969,912 shares of Common Stock for an aggregate cash consideration of $29,699. Mr. Harter is the President of Notre and a director of the Company. In March 1997, Notre exchanged 2,742,912 shares of Common Stock for an equal number of shares of Restricted Common Stock. Notre advanced $1.4 million to provide funds necessary to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO.

     In January and February 1997, the Company issued a total of 902,435 shares of Common Stock at $.01 per share to various members of management, as follows:
Mr. Ferreira -- 479,435 shares, Mr. Beittenmiller -- 116,000 shares, Mr.
Busbee -- 116,000 shares, Mr. George -- 75,000 shares, Mr. Honeycutt -- 58,000 shares and Mr. Vensel -- 58,000 shares. The Company also issued 116,000 shares to Mr. Lemmon and 251,500 shares of Common Stock to other consultants to the Company at $0.01 per share. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO, to Mr. Harter, a Director of the Company, and to Messrs. Mercadante and Martin, who became directors of the Company upon the closing of the IPO.

     In connection with the IPO, Comfort Systems acquired by merger or share exchange all of the issued and outstanding stock of the Founding Companies, each of which is now a wholly-owned subsidiary of the Company. The aggregate consideration paid by Comfort Systems in the Mergers consisted of $45.3 million in cash and 9,720,927 shares of Common Stock. In addition, prior to the Mergers, Accurate distributed to Thomas J. Beaty real property having a net book value of approximately $370,000.

     The following table sets forth the consideration paid and total debt assumed by Comfort Systems for each of the Founding Companies:

                                                   SHARES OF
                                                    COMMON
                                         CASH        STOCK       TOTAL DEBT
                                       ---------  -----------    -----------
                                              (DOLLARS IN THOUSANDS)
Quality..............................  $  10,082    2,207,158      $ 7,389
Tri-City.............................      8,680    1,557,962        3,500
Atlas................................      6,864    1,432,000        1,776
Lawrence.............................      4,500    1,197,796          300
Tech.................................      3,997      717,408        1,906
Accurate.............................      3,145      564,537          985
CSI/Bonneville.......................      1,813      493,672        1,385
Western..............................      2,022      362,939          777
Freeway..............................      1,039      319,698          203
Seasonair............................      1,516      272,084          154
Standard.............................        947      291,457          433
Eastern..............................        698      304,216        1,603
                                       ---------  -----------    -----------
          Total......................  $  45,303    9,720,927      $20,411
                                       =========  ===========    ===========

     Additionally, prior to the Mergers, the Founding Companies which are C Corporations, except Atlas, made Interim Earnings Distributions to their stockholders in the amount of $1.5 million.

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, received cash and shares of Common Stock of the Company as follows:

                                                   SHARES OF
                                                    COMMON
                NAME                     CASH        STOCK
-------------------------------------  ---------  -----------
                                       (DOLLARS IN THOUSANDS)
Robert J. Powers.....................  $   8,143    1,461,496
Michael Nothum, Jr...................      4,236      760,287
Robert R. Cook.......................      3,997      717,408
Brian S. Atlas.......................      3,432      716,000
Thomas J. Beaty......................      3,145      564,537
John C. Phillips.....................      1,310      403,305
Samuel M. Lawrence III...............      1,031      317,307
Alfred J. Giardenelli, Jr............        698      304,216
Charles W. Klapperich................      1,423      255,401

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of the IPO.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     Atlas leases its office space in Houston, Texas, as well as mobile homes located in Austin, Texas; Phoenix, Arizona; and Antioch, Tennessee. These properties are owned by M & B Interests, Inc. ("M & B"), a corporation wholly-owned by Mr. Brian S. Atlas, who is a director of the Company, and his brother, Mr. Michael Atlas. The lease for the real property in Houston expires on September 30, 1997 and provides for an annual rental of $90,000. The three single family residences are leased on a month-to-month basis, at an annual aggregate rental of $36,780. The Company has also agreed with M & B to lease a recently constructed office and warehouse facility constructed by M & B in Houston for an annual rental of $204,000. This new office and warehouse facility replaced Atlas' existing facility. The Company believes that the rent for these properties does not exceed fair market value.

     Tri-City leases its office space in Tempe, Arizona from Mr. Nothum, Jr. and his father. Mr. Nothum, Jr. is a trustee of a family trust that is a stockholder of Tri-City and will become a director of the Company upon consummation of this Offering. The lease expires on June 30, 1998 and provides for an annual rental of $120,000. Additionally, Tri-City provides liability insurance on the property and is responsible for any increases in real property taxes due to its improvement of the leased property. Tri-City has entered into an agreement with a limited liability corporation owned by Mr. Nothum, Jr. and his father to lease office, operations and warehouse facilities which are being constructed, for a ten year term at annual rental of $530,100. The Company believes that the rent for these properties does not and will not exceed fair market value.

     Lawrence leases its office space and fabrication facility in Jackson, Tennessee from the father of Mr. Samuel M. Lawrence III, who is Lawrence's Chief Executive Officer and a director of the Company. The lease expires on October 31, 1997 and provides for an annual rental of $110,400. Additionally, Lawrence provides liability insurance on the property and pays its proportionate share of ad valorem taxes, utilities and maintenance costs. The Company believes that the rent for this property does not exceed fair market value.

     Accurate leases two parcels of real property in Houston, Texas owned by Mr. Beaty, who is a director of the Company. One of the leased premises is used by Accurate for office and warehouse space. The lease on one of these premises expires on June 30, 2002 and provides for an annual rental of $38,000. The other leased premise is used by Accurate as a sheet metal shop under a lease dated July 1, 1997, that will expire on June 30, 2002 and will provide for an annual rental of $46,700. The rental rate on these premises in subsequent years of the lease term will be adjusted in accordance with the Consumer Price Index. Additionally, Accurate will pay all utility, taxes and insurance costs on both leased premises. Accurate has options to renew each lease for two additional five-year terms. The Company believes that the rent for both properties does not and will not exceed fair market value. Accurate previously owned the property it uses for its sheet metal shop. Prior to the Mergers, Accurate distributed this property having a net book value of approximately $370,000 to Mr. Beaty.

     Eastern leases its office and warehouse space in Albany, New York from 60 Loudonville Road Associates ("Loudonville"), a partnership of Mr. Alfred J. Giardenelli, Jr., who is a director of the Company, and his brother. The lease provides for annual rental of $55,000 and payment by Eastern of taxes, maintenance, repairs, utilities and insurance costs on the leased premises. The Company believes that the rent for this property does not exceed the fair market value. The lease expires on December 31, 1999. Prior to expiration, however, Eastern intends to enter into a 10-year lease with Loudonville for a new building and to terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by an appraisal.

     CSI/Bonneville leases its office and warehouse space in Salt Lake Valley, Utah from J & J Investments, a joint venture partly owned by Mr. Phillips, who is a director of the Company. This lease expires on February 28, 2002 and provides for an annual rental in 1997 of $120,720, increasing annually by 5%. CSI/Bonneville is responsible for ad valorem taxes, maintenance, insurance and third-party management costs related thereto. CSI/Bonneville has options to renew the lease for two additional five-year terms at a fair market value, as determined by an appraisal. The Company believes that the rent for this property does not exceed fair market value.

     Tech leases its office and warehouse space in Solon, Ohio from Mr. Cook, who is a director of the Company. The lease expires on April 2, 2000, and provides for an annual rental of $84,000. Tech is responsible for its utility costs, 15% of common utility costs and 50% of the landlord's cost of servicing and maintaining the premises and providing comprehensive liability insurance for the leased premises. The Company believes that the rent for such property does not exceed fair market value.

     Quality leases its warehouse facility in Grand Rapids, Michigan from Mr. Powers, who is a director of the Company. Construction of the warehouse facility was financed with the proceeds of a public bond issue. The lease expires on April 30, 2005, and provides for an annual rental of the greater of $216,000 or Mr. Powers' costs for the leased warehouse, including bond debt service or mortgage payments, utilities, insurance, ad valorem taxes, maintenance and repairs. Quality has an option to renew the lease for one additional three-year term on the same terms. The Company believes that the rent for such property does not exceed fair market value. Quality has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by Mr. Powers, the proceeds of which were used to fund the construction of Quality's leased warehouse facility and a second adjacent warehouse. After the IPO, these bonds were repaid.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Prior to the IPO, Atlas owed $78,000 to Sid Atlas, the father of Brian and Michael Atlas, payable in monthly installments of $5,500, including interest at the rate of 10%, through March 1998. Atlas was also the obligor on two promissory notes payable to Brian S. Atlas and Michael Atlas in the outstanding principal amount of $63,537 to each, providing for aggregate monthly installments of $4,812, including interest at the rate of 10%, through June 1999. Shortly after the IPO the Company paid and retired all such indebtedness.

     On October 31, 1996, Lawrence loaned $75,000 to Charles Lawrence at an interest rate of 8%. This note was payable on demand or October 31, 2001, and was repaid shortly following the IPO. Charles Lawrence is a brother of Samuel M. Lawrence III, who is a director of the Company on consummation of this Offering.

     On December 27, 1996, Accurate borrowed $630,000 from Mr. Beaty. Interest was payable monthly at the rate of 9% on the outstanding balance. The note matured on June 30, 1997 and was repaid at that time.

     CSI/Bonneville owed Messrs. Phillips and another stockholder of CSI/Bonneville $424,000 and $105,000, respectively. Two of the promissory notes, payable to Mr. Phillips and the other stockholder, are in the principal amount of $80,000 and $20,000, respectively, and are payable on demand. The remaining eight promissory notes are each payable ten years from the date of the note, and mature at various times from 2002 to 2006. All of the notes bear interest at 10%, with interest payable monthly and principal payable at maturity. In 1996, CSI/Bonneville made interest payments to Mr. Phillips and the other stockholder in the amount of $35,000 and $6,000, respectively. After the IPO the Company paid and retired all such indebtedness.

     During 1996, Mr. Klapperich, who is a director of the Company, received advances from Western aggregating $173,500. On December 31, 1996, Western credited against this amount a portion of a dividend payable in the amount of $210,315, discharging the indebtedness of Mr. Klapperich to Western.

     On January 2, 1996, Standard loaned Mr. Kime $480,000 under a promissory note at an interest rate of 7.67%. Mr. Kime has repaid the balance of this note. The note was formerly secured by a pledge of his shares of stock in Standard; however, Standard released its security interest in such stock on March 6, 1997 in anticipation of consummation of the Mergers.

     The Company has paid an aggregate of $150,000 of the legal fees of the owners of the Founding Companies.

     The Company has agreed to indemnify Notre for liabilities arising in connection with actions taken by it in connection with its role as a promoter prior to and during the IPO.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be minimal and will be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and the IPO, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director and person who has consented to be named as a director ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                         SHARES BENEFICIALLY
                                               OWNED(1)
                                        ----------------------
                NAME                      NUMBER      PERCENT
-------------------------------------   ----------    --------
Notre Capital Ventures II, L.L.C.....    2,969,912      12.6%
Steven S. Harter(2)..................    2,979,912      12.6
Robert J. Powers.....................    1,461,915       6.2
Michael Nothum, Jr.(3)...............      778,981       3.3
Robert R. Cook.......................      717,408       3.1
Brian S. Atlas.......................      716,000       3.1
Thomas J. Beaty......................      564,537       2.4
Fred M. Ferreira.....................      479,535       2.0
John C. Phillips.....................      403,305       1.7
Samuel M. Lawrence III...............      317,307       1.4
Alfred J. Giardenelli, Jr............      304,216       1.3
Charles W. Klapperich................      255,401       1.1
J. Gordon Beittenmiller..............      116,000      *
Reagan S. Busbee.....................      116,000      *
William George, III..................       75,000      *
Larry Martin(4)(5)...................       27,692      *
John Mercadante, Jr.(4)(5)...........       27,692      *
All executive officers, directors and
  named directors
  as a group (16 persons)............    9,340,901      39.8

------------

 * Less than 1%.

(1) Shares shown do not include shares that could be acquired upon exercise of options which do not vest within 60 days.

(2) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan and 2,969,912 shares of Common Stock issued to Notre. Mr. Harter is the President of Notre.

(3) Includes an aggregate of 18,694 shares which are held in irrevocable trusts for Mr. Nothum's minor children and of which he is trustee.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(5) Includes 7,692 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 57,969,912 shares of capital stock, consisting of 50,000,000 shares of Common Stock, 2,969,912 shares of Restricted Common Stock and 5,000,000 shares of Preferred Stock. The Company has outstanding 23,492,060 shares of Common Stock, which includes 2,742,912 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of Comfort Systems, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.55 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by of a majority of the aggregate number of votes which may be cast by the holders of all of the outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, except that only the holder of the Restricted Common Stock may remove the director such holder is entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock together are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions and are convertible into Common Stock as described below. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering will be, upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After July 1, 1998, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock is listed on The New York Stock Exchange under the symbol "FIX." The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company, and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors, or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 23,492,060 shares of Common Stock. The 7,015,000 shares sold in the IPO, 34,496 shares issued in acquisitions and 583,878 shares registered hereunder will be freely tradeable without restriction unless acquired by affiliates of the Company. The remaining outstanding shares of Common Stock or Restricted Common Stock either have not been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder, or are otherwise subject to contractual restrictions on transfer.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock or
(ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for a least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders, who beneficially own 4,239,947 shares in the aggregate, have agreed not to sell or otherwise dispose of any shares of Common Stock or Restricted Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may issue Common Stock in connection with acquisitions, in connection with its 1997 Long-Term Incentive Plan and its 1997 Non-Employee Directors' Stock Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. See "Underwriting." In addition, all of the stockholders of the Founding
Companies, the Company's officers and directors and certain stockholders, holding in the aggregate 13,960,874 shares of Common Stock, have agreed with the Company that they will not sell any of their shares for a period of one year after the closing of the IPO. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of the Company to exclude some or all of the shares in the offering upon the advice of the managing underwriter. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following the first anniversary of the closing of the IPO. In addition, 1,550,424 shares issued in acquisitions since the IPO will become tradeable on the first anniversaries of such acquisitions late in the third quarter and early in the fourth quarter of 1998, 252,292 of such shares will become tradeable during the same period in 1999, 68,879 of such shares will become tradeable during the same period in 2000, and 25,317 of such shares will become tradeable during the same period in 2001.

     The Company registered 8,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. After the effective date of such registration, any such shares that may be issued will generally be freely tradeable, unless acquired by persons who become affiliates of the Company. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. As of October 31, 1997, 7,682,333 shares remained available for use in future acquisitions under such shelf. The piggyback registration rights described above do not apply to the registration statement relating to these 8,000,000 shares or to this registration statement.

     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Bracewell & Patterson, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement (which term shall encompass any and all amendments thereto) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. The address of this web site is (http://www.sec.gov). Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the SEC, upon payment of the prescribed fees.

     The Common Stock is listed on the New York Stock Exchange. Proxy statements, reports and other information concerning the Company that are filed under the Exchange Act can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----

COMFORT SYSTEMS USA, INC. (UNAUDITED)
  PRO FORMA COMBINED FINANCIAL
  STATEMENTS
     Introduction to Unaudited Pro
      Forma Combined Financial
      Statements.....................     F-3
     Unaudited Pro Forma Combined
      Balance Sheet..................     F-4
     Unaudited Pro Forma Combined
      Statements of Operations.......     F-5
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-7

COMFORT SYSTEMS USA, INC.
     Report of Independent Public
      Accountants....................    F-11
     Balance Sheets..................    F-12
     Statement of Operations.........    F-13
     Statement of Stockholders'
      Equity.........................    F-14
     Statement of Cash Flows.........    F-15
     Notes to Financial Statements...    F-16

FOUNDING COMPANIES
  QUALITY AIR HEATING & COOLING, INC.
     Report of Independent Public
      Accountants....................    F-19
     Balance Sheets..................    F-20
     Statements of Operations........    F-21
     Statements of Shareholders'
      Equity.........................    F-22
     Statements of Cash Flows........    F-23
     Notes to Financial Statements...    F-24

  ATLAS COMFORT SERVICES USA, INC.
     AND SUBSIDIARY
     Report of Independent Public
      Accountants....................    F-29
     Consolidated Balance Sheets.....    F-30
     Consolidated Statements of
      Operations.....................    F-31
     Consolidated Statements of
      Shareholders' Equity...........    F-32
     Consolidated Statements of Cash
      Flows..........................    F-33
     Notes to Consolidated Financial
      Statements.....................    F-34

  TRI-CITY MECHANICAL, INC.
     Report of Independent Public
      Accountants....................    F-42
     Balance Sheets..................    F-43
     Statements of Operations........    F-44
     Statements of Shareholders'
      Equity.........................    F-45
     Statements of Cash Flows........    F-46
     Notes to Financial Statements...    F-47

  S.M. LAWRENCE INC. AND RELATED
     COMPANY
     Report of Independent Public
      Accountants....................    F-52
     Combined Balance Sheets.........    F-53
     Combined Statements of
      Operations.....................    F-54
     Combined Statements of
      Shareholders' Equity...........    F-55
     Combined Statements of Cash
      Flows..........................    F-56
     Notes to Combined Financial
      Statements.....................    F-57

                                        PAGE
                                        -----
  ACCURATE AIR SYSTEMS, INC.
     Report of Independent Public
      Accountants....................    F-63
     Balance Sheets..................    F-64
     Statements of Operations........    F-65
     Statements of Shareholder's
      Equity.........................    F-66
     Statements of Cash Flows........    F-67
     Notes to Financial Statements...    F-68

  EASTERN HEATING AND COOLING, INC.
     Report of Independent Public
      Accountants....................    F-75
     Balance Sheets..................    F-76
     Statements of Operations........    F-77
     Statements of Shareholder's
      Equity.........................    F-78
     Statements of Cash Flows........    F-79
     Notes to Financial Statements...    F-80

  CONTRACT SERVICE, INC.
     Report of Independent Public
      Accountants....................    F-85
     Balance Sheets..................    F-86
     Statements of Operations........    F-87
     Statements of Shareholders'
      Equity.........................    F-88
     Statements of Cash Flows........    F-89
     Notes to Financial Statements...    F-90

  TECH HEATING AND AIR CONDITIONING,
     INC. AND RELATED COMPANY
     Report of Independent Public
      Accountants....................    F-95
     Combined Balance Sheets.........    F-96
     Combined Statements of
      Operations.....................    F-97
     Combined Statements of
      Shareholders' Equity...........    F-98
     Combined Statements of Cash
      Flows..........................    F-99
     Notes to Combined Financial
      Statements.....................   F-100

  SEASONAIR, INC.
     Report of Independent Public
      Accountants....................   F-105
     Balance Sheets..................   F-106
     Statements of Operations........   F-107
     Statements of Shareholders'
      Equity.........................   F-108
     Statements of Cash Flows........   F-109
     Notes to Financial Statements...   F-110

  WESTERN BUILDING SERVICES, INC.
     Report of Independent Public
      Accountants....................   F-115
     Balance Sheets..................   F-116
     Statements of Operations........   F-117
     Statements of Shareholders'
      Equity.........................   F-118
     Statements of Cash Flows........   F-119
     Notes to Financial Statements...   F-120

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the acquisitions by Comfort Systems USA, Inc. ("Comfort Systems") of the outstanding capital stock of Quality, Atlas, Tri-City, Lawrence, Accurate, Eastern, CSI/Bonneville, Seasonair, Tech, Western, Freeway and Standard (together, the "Founding Companies"). These acquisitions (the "Mergers") occurred concurrently with the closing of Comfort Systems' initial public offering (the "IPO") and were accounted for using the purchase method of accounting. Comfort Systems has been identified as the accounting acquirer for financial statement presentation purposes.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the IPO as if they had occurred on June 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996.

     Comfort Systems has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Comfort Systems has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be offset by costs related to Comfort Systems' new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Comfort Systems.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Comfort Systems' financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Comfort Systems' financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                           COMFORT SYSTEMS USA, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                                         CSI/
                                       QUALITY   ATLAS    TRI-CITY   LAWRENCE   ACCURATE   EASTERN    BONNEVILLE    TECH
                                       -------   ------   --------   --------   --------   --------   ----------   ------
               ASSETS
Cash and cash equivalents............  $   550   $  144    $  497     $  162     $  208     $  485      $  264     $  405
Restricted cash and investments......    --        --       --         --         --         --          --          --
Accounts receivable..................    6,130    4,554     6,140      3,350      2,525      1,305         772      1,796
 Less allowance......................       80      100        30      --            28         26          20         20
                                       -------   ------   --------   --------   --------   --------   ----------   ------
Accounts receivable, net.............    6,050    4,454     6,110      3,350      2,497      1,279         752      1,776
Other receivables....................        6       67        88      --            40      --          --            58
Inventories..........................      617    2,045       273        211        141        113         486        228
Prepaid expenses and other...........       43      184         2        157          0        100           4         22
Costs in excess of billings..........      808      952     1,097        278        330        450         158         50
Other................................    1,427      154        88         35         12         81          15         31
                                       -------   ------   --------   --------   --------   --------   ----------   ------
   Total current assets..............    9,501    8,000     8,155      4,193      3,228      2,508       1,679      2,570
                                                            --         --         --         --          --          --
Property and equipment, net..........      670      654       627        743        497        638         676        323
Goodwill, net........................    --          22     --         --         --         --          --          --
Other noncurrent assets..............    --          88     --           207      --           132          23       --
                                       -------   ------   --------   --------   --------   --------   ----------   ------
Total assets.........................  $10,171   $8,764    $8,782     $5,143     $3,725     $3,278      $2,378     $2,893
                                       =======   ======   ========   ========   ========   ========   ==========   ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term
 debt................................  $ --      $  140    $--        $--        $--        $--         $    1     $ --
Accounts payable and accrued
 expenses............................    2,046    2,956     4,322      1,959      1,514      1,527         749        939
Payable to shareholder/affiliate.....      127     --       --         --            (8)     --          --          --
Billings in excess of costs and
 earnings............................      732      281       830        724        150         98         235       --
Deferred income taxes................    --       1,143     --         --         --         --          --          --
Other................................      405     --       --         --         --         --          --          --
                                       -------   ------   --------   --------   --------   --------   ----------   ------
   Total current liabilities.........    3,310    4,520     5,152      2,683      1,656      1,625         985        939
Deferred income taxes................    --        --       --         --         --         --          --          --
Long-term debt, net of current
 maturities..........................    7,389    1,636     3,112        300        993      1,138         855      1,906
Payable to shareholder/affiliate.....    --        --         388      --         --           465         529       --
                                       -------   ------   --------   --------   --------   --------   ----------   ------
   Total liabilities.................   10,699    6,156     8,652      2,983      2,649      3,228       2,369      2,845
Commitments and contingencies........    --        --       --         --         --         --          --          --

Stockholders' equity:
 Common stock........................       22        1        25        161          1         50           9          1
 Additional paid-in-capital..........        6     --         105      --         --         --          --          --
 Retained earnings...................      342    2,607     --         2,014      1,075      --          --            50
 Treasury stock......................     (898)    --       --           (15)     --         --          --            (3)
                                       -------   ------   --------   --------   --------   --------   ----------   ------
     Total stockholders' equity......     (528)   2,608       130      2,160      1,076         50           9         48
                                       -------   ------   --------   --------   --------   --------   ----------   ------
Total liabilities and stockholders'
 equity..............................  $10,171   $8,764    $8,782     $5,143     $3,725     $3,278      $2,378     $2,893
                                       =======   ======   ========   ========   ========   ========   ==========   ======
                                                               OTHER                                 PRO         POST
                                                             FOUNDING    COMFORT     PRO FORMA      FORMA       MERGER         AS
                                       SEASONAIR   WESTERN   COMPANIES   SYSTEMS    ADJUSTMENTS   COMBINED    ADJUSTMENTS   ADJUSTED
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
               ASSETS
Cash and cash equivalents............   $   125    $   52     $   116    $     42    $  --        $  3,050     $  34,952    $38,002

Restricted cash and investments......     --         --         --          --          --           --           --          --

Accounts receivable..................     1,040       783       1,715       --          --          30,110        --         30,110

 Less allowance......................     --         --            71       --          --             375        --            375
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------

Accounts receivable, net.............     1,040       783       1,644       --          --          29,735        --         29,735

Other receivables....................     --            5          12       --          --             276        --            276

Inventories..........................       186        82         608       --          --           4,990        --          4,990

Prepaid expenses and other...........        72        14          42       --          --             640        --            640

Costs in excess of billings..........        99       137          59       --          --           4,418        --          4,418

Other................................       147         8         476       4,556       --           7,030        (4,936)     2,094
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total current assets..............     1,669     1,081       2,957       4,598       --          50,139        30,016     80,155

                                          --         --         --          --          --           --           --          --

Property and equipment, net..........        56       183         234       --          --           5,301        --          5,301

Goodwill, net........................     --         --         --          --         139,239     139,261        --        139,261

Other noncurrent assets..............       115       122           6       --          --             693        --            693
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
Total assets.........................   $ 1,840    $1,386     $ 3,197    $  4,598    $ 139,239    $195,394     $  30,016    $225,410
                                       =========   =======   =========   ========   ===========   =========   ===========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term
 debt................................   $ --       $ --       $ --       $  --       $  --        $    141     $  --        $   141

Accounts payable and accrued
 expenses............................       725       514       1,471       4,556       --          23,278        (4,556)    18,722

Payable to shareholder/affiliate.....     --         --            32       --          45,303      45,454       (45,303)       151

Billings in excess of costs and
 earnings............................       122        21           6       --          --           3,199        --          3,199

Deferred income taxes................       132      --           107       --          --           1,382        --          1,382

Other................................     --         --           154       --          --             559        --            559
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total current liabilities.........       979       535       1,770       4,556       45,303      74,013       (49,859)    24,154

Deferred income taxes................        17      --         --          --          --              17        --             17

Long-term debt, net of current
 maturities..........................        86       460         604       --          --          18,479        --         18,479

Payable to shareholder/affiliate.....        68       317       --          --          --           1,767        --          1,767
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
   Total liabilities.................     1,150     1,312       2,374       4,556       45,303      94,276       (49,859)    44,417

Commitments and contingencies........     --         --         --          --          --           --           --          --

Stockholders' equity:
 Common stock........................        78         1          42          42         (293)        140            70        210

 Additional paid-in-capital..........         1        62           1      11,556       89,247     100,978        79,805    180,783

 Retained earnings...................       846        11         830     (11,556)       3,781       --           --          --

 Treasury stock......................      (235)     --           (50)      --           1,201       --           --          --
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
     Total stockholders' equity......       690        74         823          42       93,936     101,118        79,875    180,993
                                       ---------   -------   ---------   --------   -----------   ---------   -----------   --------
Total liabilities and stockholders'
 equity..............................   $ 1,840    $1,386     $ 3,197    $  4,598    $ 139,239    $195,394     $  30,016    $225,410
                                       =========   =======   =========   ========   ===========   =========   ===========   ========

                           COMFORT SYSTEMS USA, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        QUALITY      ATLAS     TRI-CITY     LAWRENCE     ACCURATE     EASTERN    CSI/BONNEVILLE
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
REVENUES.............................   $29,597    $  30,030    $24,237      $17,163      $16,806     $7,944         $ 7,842
COST OF SERVICES.....................    18,467       25,071     18,561       12,211       13,270      5,276           5,201
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
 Gross profit........................    11,130        4,959      5,676        4,952        3,536      2,668           2,641
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     6,640        2,858      3,903        4,885        3,037      2,237           1,660
GOODWILL AMORTIZATION................     --          --          --           --           --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME FROM OPERATIONS...............     4,490        2,101      1,773           67          499        431             981
OTHER INCOME (EXPENSE):
 Interest income.....................     --          --            152           47        --          --           --
 Interest expense....................      (154 )       (292)     --           --             (80)       (87 )           (29)
 Other...............................        97           65         89            8           14         40              51
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME BEFORE INCOME TAXES...........     4,433        1,874      2,014          122          433        384           1,003
PROVISION FOR INCOME TAXES...........     --             750      --              60        --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
NET INCOME...........................   $ 4,433    $   1,124    $ 2,014      $    62      $   433     $  384         $ 1,003
                                        ========   =========   =========    =========    =========    =======    ===============
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............
                                                                               OTHER
                                                                              FOUNDING     COMFORT      PRO FORMA      PRO FORMA
                                         TECH      SEASONAIR     WESTERN     COMPANIES     SYSTEMS     ADJUSTMENTS      COMBINED
                                       ---------   ----------    --------    ----------    --------    ------------    ----------

REVENUES.............................  $   7,537     $6,737       $6,494      $ 13,138      $--          $ --          $ 167,525

COST OF SERVICES.....................      3,996      4,006        4,662         8,991       --            --            119,712

                                       ---------   ----------    --------    ----------    --------    ------------    ----------

 Gross profit........................      3,541      2,731        1,832         4,147       --            --             47,813

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      1,861      2,597        1,088         3,616       --            (6,568)        27,814

GOODWILL AMORTIZATION................     --          --           --           --           --             3,495          3,495
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME FROM OPERATIONS...............      1,680        134          744           531       --             3,073         16,504

OTHER INCOME (EXPENSE):
 Interest income.....................     --          --           --               17       --            --                216

 Interest expense....................        (18)       (21)         (51)       --           --              (772)        (1,504 )

 Other...............................         31         82          (21)           34       --            --                490
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME BEFORE INCOME TAXES...........      1,693        195          672           582       --             2,301         15,706

PROVISION FOR INCOME TAXES...........     --             69        --               49       --             6,752          7,680
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
NET INCOME...........................  $   1,693     $  126       $  672      $    533      $--          $ (4,451)     $   8,026
                                       =========   ==========    ========    ==========    ========    ============    ==========
NET INCOME PER SHARE.................                                                                                  $    0.44
                                                                                                                       ==========

SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                                                  18,252,311
                                                                                                                       ==========

     (1) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,291,537 of the 7,015,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and expenses of the IPO. The 2,723,463 shares excluded reflects 1,808,463 shares for the net cash proceeds to Comfort Systems from the IPO, and 915,000 shares purchased by the underwriters pursuant to an overallotment option.

                           COMFORT SYSTEMS USA, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        QUALITY      ATLAS     TRI-CITY     LAWRENCE     ACCURATE     EASTERN    CSI/BONNEVILLE
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
REVENUES.............................   $16,747    $  13,962    $17,016      $ 9,042      $ 6,204     $3,465         $ 3,828
COST OF SERVICES.....................     9,854       11,166     14,528        6,386        4,776      2,112           2,535
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
 Gross profit........................     6,893        2,796      2,488        2,656        1,428      1,353           1,293
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................     3,879        1,740      1,346        2,915        1,200      1,144             865
GOODWILL AMORTIZATION................     --          --          --           --           --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME FROM OPERATIONS...............     3,014        1,056      1,142         (259)         228        209             428
OTHER INCOME (EXPENSE):
 Interest income.....................        59           14         70            2        --             2               4
 Interest expense....................       (72 )       (105)     --           --             (65)       (43 )           (43)
 Other...............................       (35 )         53          3          128            7         32              12
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
INCOME BEFORE INCOME TAXES...........     2,966        1,018      1,215         (129)         170        200             401
PROVISION FOR INCOME TAXES...........     --             402      --              52        --          --           --
                                        --------   ---------   ---------    ---------    ---------    -------    ---------------
NET INCOME (LOSS)....................   $ 2,966    $     616    $ 1,215      $  (181)     $   170     $  200         $   401
                                        ========   =========   =========    =========    =========    =======    ===============
NET INCOME PER SHARE.................
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............
                                                                               OTHER
                                                                              FOUNDING     COMFORT      PRO FORMA      PRO FORMA
                                         TECH      SEASONAIR     WESTERN     COMPANIES     SYSTEMS     ADJUSTMENTS      COMBINED
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
REVENUES.............................  $   3,904     $3,767       $2,174      $  6,791     $ --          $ --          $  86,900

COST OF SERVICES.....................      2,229      2,339        1,641         4,829       --            --             62,395
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
 Gross profit........................      1,675      1,428          533         1,962       --            --             24,505

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      1,059      1,244          457         1,581      11,556        (13,589)        15,397

GOODWILL AMORTIZATION................     --          --           --           --           --             1,748          1,748
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME FROM OPERATIONS...............        616        184           76           381     (11,556 )       11,841          7,360

OTHER INCOME (EXPENSE):
 Interest income.....................     --          --           --               16       --            --                167

 Interest expense....................        (29)        (6)         (22)          (18)      --              (386)          (789 )

 Other...............................        (19)        30          (13)           29       --              (135)            92
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
INCOME BEFORE INCOME TAXES...........        568        208           41           408     (11,556 )       11,320          6,830

PROVISION FOR INCOME TAXES...........     --             83        --           --           --             2,672          3,209
                                       ---------   ----------    --------    ----------    --------    ------------    ----------
NET INCOME (LOSS)....................  $     568     $  125       $   41      $    408     $(11,556)     $  8,648      $   3,621
                                       =========   ==========    ========    ==========    ========    ============    ==========
NET INCOME PER SHARE.................                                                                                  $    0.20

                                                                                                                       ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE(1).............                                                                                  18,252,311
                                                                                                                       ==========

     (1) Includes (i) 2,969,912 shares issued to Notre, (ii) 1,269,935 shares issued to management of and consultants to Comfort Systems, (iii) 9,720,927 shares issued to owners of the Founding Companies and (iv) 4,291,537 of the 7,015,000 shares sold in the IPO necessary to pay the cash portion of the Merger consideration and expenses of the IPO. The 2,723,463 shares excluded reflects 1,808,463 shares for the net cash proceeds to Comfort Systems from the IPO, and 915,000 shares purchased by the underwriters pursuant to an overallotment option.

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  GENERAL:

     Comfort Systems USA, Inc. ("Comfort Systems") was founded to become a leading national provider of comprehensive heating, ventilation and air conditioning ("HVAC") installation services as well as maintenance, repair and replacement of HVAC systems, focusing primarily on commercial and industrial markets. Comfort Systems conducted no operations prior to the IPO and acquired the Founding Companies concurrently with and as a condition to the closing of the Offering.

     The historical financial statements reflect the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements where indicated. The periods included in these financial statements for the individual Founding Companies are as of and for the six months ended June 30, 1997 and for the year ended December 31, 1996, with the exception of Lawrence for which the period is as of and for the fiscal year ended October 31, 1996. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 80.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with and as a condition to the closing of the IPO, Comfort Systems acquired all of the outstanding capital stock of the Founding Companies. The acquisitions were accounted for using the purchase method of accounting with Comfort Systems being treated as the accounting acquirer.

     The following table sets forth the consideration paid (a) in cash and (b) in shares of Common Stock to the common stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares was determined using an estimated fair value of $10.40 per share (or $101.1 million), which represents a discount of twenty percent from the initial public offering price of $13.00 due to restrictions on the sale and transferability of the shares issued. The total estimated purchase price of $146.4 million for the acquisitions is based upon preliminary estimates and is subject to certain purchase price adjustments at and following closing. The table does not reflect the distributions totaling $20.9 million as of June 30, 1997 constituting substantially all of the Founding Companies undistributed earnings previously taxed to their stockholders ("S Corporation
Distributions").

                                                         SHARES
                                         CASH        OF COMMON STOCK
                                       ---------     ---------------
                                          (DOLLARS IN THOUSANDS)
Quality..............................  $  10,082         2,207,158
Atlas................................      6,864         1,432,000
Tri-City.............................      8,680         1,557,962
Lawrence.............................      4,500         1,197,796
Accurate.............................      3,145           564,537
Eastern..............................        698           304,216
CSI/Bonneville.......................      1,813           493,672
Tech.................................      3,997           717,408
Seasonair............................      1,516           272,084
Western..............................      2,022           362,939
Freeway..............................      1,039           319,698
Standard.............................        947           291,457
                                       ---------     ---------------
     Total...........................  $  45,303         9,720,927
                                       =========     ===============

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

        (a) Records the liability for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers.

        (b) Records the purchase of the Founding Companies by Comfort System consisting of $45.3 million in cash and 9,720,927 shares of Common Stock valued at $10.40 per share (or $101.1 million) for a total purchase price of $146.4 million resulting in excess purchase price of $139.8 million over the net assets acquired of $6.6 million. See Note 2.

        (c) Records the cash proceeds of $79.3 million from the issuance of shares of Comfort Systems Common Stock net of offering costs of $10.5 million (includes the payment of deferred offering costs of $4.9 million). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

        (d) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers.

        (e) Records the cash proceeds of $11.9 million from the purchase of 915,000 shares of Comfort Systems Common Stock by the underwriters pursuant to an overallotment option net of offering costs of $0.8 million. Offering costs primarily consist of underwriting discounts and commissions.

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                               ADJUSTMENT
                                          --------------------     PRO FORMA
                                             (A)        (B)       ADJUSTMENTS
                                          ---------  ---------    -----------
                 ASSETS
Cash and cash equivalents...............  $  --      $  --         $  --
                                          ---------  ---------    -----------
    Total current assets................     --         --            --
Goodwill, net...........................     --        139,239       139,239
                                          ---------  ---------    -----------
Total assets............................  $  --      $ 139,239     $ 139,239
                                          =========  =========    ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to shareholder/affiliate........  $  45,303  $  --         $  45,303
                                          ---------  ---------    -----------
    Total current liabilities...........     45,303     --            45,303
                                          ---------  ---------    -----------
Long-term debt, net of current
  maturities............................     --         --            --
                                          ---------  ---------    -----------
    Total liabilities...................     45,303     --            45,303
Stockholders' equity:
    Common stock........................     --           (293)         (293)
    Additional paid-in capital..........    (45,303)   134,550        89,247
    Retained earnings...................     --          3,781         3,781
    Treasury stock......................     --          1,201         1,201
                                          ---------  ---------    -----------
         Total stockholders' equity.....    (45,303)   139,239        93,936
                                          ---------  ---------    -----------
Total liabilities and stockholders'
  equity................................  $  --      $ 139,239     $ 139,239
                                          =========  =========    ===========

                                                                             POST MERGER
                                             (C)        (D)        (E)       ADJUSTMENTS
                                          ---------  ---------  ---------    -----------
                 ASSETS
Cash and cash equivalents...............  $  69,193  $ (45,303) $  11,062     $  34,952
                                          ---------  ---------  ---------    -----------
    Other...............................     (4,936)    --         --            (4,936)
    Total current assets................     64,257    (45,303)    11,062        30,016
                                          ---------  ---------  ---------    -----------
Total assets............................  $  64,257  $ (45,303) $  11,062     $  30,016
                                          =========  =========  =========    ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...  $  (4,556) $  --      $  --         $  (4,556)
Payable to shareholder/affiliate........     --        (45,303)    --           (45,303)
                                          ---------  ---------  ---------    -----------
    Total current liabilities...........     (4,556)   (45,303)    --           (49,859)
                                          ---------  ---------  ---------    -----------
    Total liabilities...................     (4,556)   (45,303)    --           (49,859)
Stockholders' equity:
    Common stock........................         61     --              9            70
    Additional paid-in capital..........     68,752     --         11,053        79,805
    Retained earnings...................     --         --         --            --
    Treasury stock......................     --         --         --            --
                                          ---------  ---------  ---------    -----------
         Total stockholders' equity.....     68,813     --         11,062        79,875
                                          ---------  ---------  ---------    -----------
Total liabilities and stockholders'
  equity................................  $  64,257  $ (45,303) $  11,062     $  30,016
                                          =========  =========  =========    ===========

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

        YEAR ENDED DECEMBER 31, 1996

        (a) Reflects the reduction in salaries, bonuses and benefits from an aggregate total of $9.0 million to $2.4 million to the owners of the Founding Companies to which they have agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for 5 years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

        (b) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a 40-year estimated life.

        (c) Reflects the interest expense on borrowings of $11.0 million necessary to fund the S Corporation Distributions.

        (d) Reflects the incremental provision for federal and state income taxes relating to the other statements of operations adjustments and for income taxes on S Corporation income.

     The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                                      ADJUSTMENT
                                       ------------------------------------------      PRO FORMA
                                          (A)        (B)        (C)        (D)        ADJUSTMENTS
                                       ---------  ---------  ---------  ---------     -----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................  $  (6,568) $  --      $  --      $  --           $(6,568)
GOODWILL AMORTIZATION................     --          3,495     --         --             3,495
                                       ---------  ---------  ---------  ---------     -----------
INCOME (LOSS) FROM OPERATIONS........      6,568     (3,495)    --         --             3,073
OTHER INCOME (EXPENSE):
     Interest expense................     --         --           (772)    --              (772)
                                       ---------  ---------  ---------  ---------     -----------
INCOME (LOSS) BEFORE INCOME TAXES....      6,568     (3,495)      (772)    --             2,301
PROVISION FOR INCOME TAXES...........     --         --         --          6,752         6,752
                                       ---------  ---------  ---------  ---------     -----------
NET INCOME (LOSS)....................  $   6,568  $  (3,495) $    (772) $  (6,752)      $(4,451)
                                       =========  =========  =========  =========     ===========

                COMFORT SYSTEMS USA, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

        SIX MONTHS ENDED JUNE 30, 1997

        (a) Reflects the reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for 5 years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

        (b) Reflects the amortization of goodwill to be recorded as a result of these Mergers over a 40-year estimated life.

        (c) Reflects the interest expense on borrowings of $11.0 million necessary to fund the S Corporation Distributions.

        (d) Reflects the incremental provision for federal and state income taxes relating to the other statements of operations adjustments and for income taxes on S Corporation income.

        (e) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $11.6 million recorded by Comfort in the first quarter of 1997 related to Common Stock issued to management of and consultants to the Company offset by the increase in compensation expense related to the on-going salaries of the management of Comfort Systems of $0.4 million in the first six months of 1997. The issuances of Common Stock were made in contemplation of the Mergers and the IPO, and no future issuances of this nature are anticipated.

        (f)   Reflects the reversal of gains from sales of fixed assets.

     The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                                                  ADJUSTMENT
                                       -----------------------------------------------------------------    PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)         (F)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ----------  ---------   -----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................  $  (2,463) $  --      $  --      $  --      $  (11,126) $  --        $ (13,589)
GOODWILL AMORTIZATION................     --          1,748     --         --          --         --            1,748
                                       ---------  ---------  ---------  ---------  ----------  ---------   -----------
INCOME (LOSS) FROM OPERATIONS........      2,463     (1,748)    --         --          11,126     --           11,841
OTHER INCOME (EXPENSE):
     Interest expense................     --         --           (386)    --          --         --             (386)
     Other...........................     --         --         --         --          --           (135)        (135)
                                       ---------  ---------  ---------  ---------  ----------  ---------   -----------
INCOME (LOSS) BEFORE INCOME TAXES....      2,463     (1,748)      (386)    --          11,126       (135)      11,320
PROVISION FOR INCOME TAXES...........     --         --         --          2,672      --         --            2,672
                                       ---------  ---------  ---------  ---------  ----------  ---------   -----------
NET INCOME (LOSS)....................  $   2,463  $  (1,748) $    (386) $  (2,672) $   11,126  $    (135)   $   8,648
                                       =========  =========  =========  =========  ==========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Comfort Systems USA, Inc.:

     We have audited the accompanying balance sheet of Comfort Systems USA, Inc. as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Comfort Systems USA, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 25, 1997

                           COMFORT SYSTEMS USA, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           DECEMBER 31,       JUNE 30,
                                               1996             1997
                                           ------------      -----------
                                                             (UNAUDITED)

                 ASSETS

CASH AND CASH EQUIVALENTS...............      $    1           $    42
DEFERRED OFFERING COSTS.................         177             4,556
                                           ------------      -----------
          Total assets..................      $  178           $ 4,598
                                           ============      ===========
  LIABILITIES AND STOCKHOLDER'S EQUITY

ACCRUED LIABILITIES AND AMOUNTS DUE TO
  STOCKHOLDER...........................      $  177           $ 4,556
STOCKHOLDER'S EQUITY:
     Preferred stock, $.01 par,
       5,000,000 authorized, none issued
       and outstanding..................      --                --
     Common stock, $.01 par, 52,969,912
       shares authorized, 121,139 and
       4,239,847 shares issued and
       outstanding, respectively........           1                42
     Additional paid in capital.........      --                11,556
     Retained deficit...................      --               (11,556)
                                           ------------      -----------
          Total stockholder's equity....           1                42
                                           ------------      -----------
          Total liabilities and
             stockholder's equity.......      $  178           $ 4,598
                                           ============      ===========

      Reflects a 121.1387-for-one stock split effective on March 19, 1997. The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                            STATEMENT OF OPERATIONS
                   SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

REVENUES.............................  $   --
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES.............................      11,556
                                       ----------
LOSS BEFORE INCOME TAXES.............     (11,556)
INCOME TAX BENEFIT...................      --
                                       ----------
NET LOSS.............................  $  (11,556)
                                       ==========

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE PERIOD FROM INCEPTION (DECEMBER 12, 1996)
                             THROUGH JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK        ADDITIONAL                    TOTAL
                                       --------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      DEFICIT         EQUITY
                                       -----------   ------    ----------    --------    --------------
Initial Capitalization...............      121,139    $  1      $     --     $     --       $      1
                                       -----------   ------    ----------    --------    --------------
BALANCE, December 31, 1996...........      121,139       1            --           --              1
     Issuance of Management Shares
     (unaudited).....................    4,118,708      41        11,556           --         11,597
     Net loss (unaudited)............      --         --          --          (11,556)       (11,556)
                                       -----------   ------    ----------    --------    --------------
BALANCE, June 30, 1997 (unaudited)...    4,239,847    $ 42      $ 11,556     $(11,556)      $     42
                                       ===========   ======    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                            STATEMENT OF CASH FLOWS
                   SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss.............................  $  (11,556)
  Adjustments to reconcile net loss
     to net cash provided by (used
     in) operating activities --
  Compensation expense related to
     issuance of management shares...      11,556
  Changes in assets and
     liabilities --
       Increase in deferred offering
        costs........................      (4,556)
       Increase in accrued
        liabilities and amounts due
        to stockholder...............       4,556
                                       ----------
          Net cash provided by
           operating activities......      --
                                       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of stock..................          41
                                       ----------
          Net cash provided by
           financing activities......          41
                                       ----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................          41
CASH AND CASH EQUIVALENTS, beginning
  of period..........................           1
                                       ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $       42
                                       ==========

   The accompanying notes are an integral part of these financial statements.

                           COMFORT SYSTEMS USA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Comfort Systems USA, Inc., a Delaware corporation, ("Comfort Systems" or the "Company") was founded in December 1996 to become a national provider of comprehensive HVAC installation services and maintenance, repair and replacement of HVAC systems, focusing primarily on the commercial and industrial markets. Comfort intends to acquire 12 U.S. businesses (the "Mergers"), complete an initial public offering (the "Offering") of its common stock and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its national operations.

     Comfort Systems has not conducted any operations, and all activities to date have related to the Offering and the Mergers. The Company's cash balances were generated from the initial capitalization of the Company (see Note 3). All other expenditures to date have been funded by the primary stockholder, Notre Capital Ventures II, L.L.C. ("Notre"), on behalf of the Company. Since there were no revenues, expenses or cash flows from Inception (December 12, 1996) through December 31, 1996, statements of operations and cash flows have been omitted for this period. Notre has committed to fund the organization expenses and offering costs. As of December 31, 1996 and June 30, 1997, costs of approximately $177,000 and $4,936,000 (unaudited), respectively have been incurred by Notre in connection with the Offering. Comfort Systems has treated these costs as deferred offering costs.

2.  INTERIM FINANCIAL INFORMATION:

     The interim financial statements as of June 30, 1997, and for the six months then ended are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim period is not necessarily indicative of the results for the entire fiscal year.

3.  STOCKHOLDER'S EQUITY:

COMMON STOCK AND PREFERRED STOCK

     Comfort Systems effected a 121.1387-for-one stock split on March 19, 1997 for each share of common stock of the Company ("Common Stock") then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 52,969,912 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of Comfort Systems, the Company issued 121,139 shares of common stock at $.01 per share to Notre. In January 1997, the Company issued 2,848,773 additional shares to Notre for $.01 per share.

     In January and February 1997, the Company issued a total of 1,269,935 shares of Common Stock to management and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a non-recurring, non-cash compensation charge of $11.6 million (unaudited) in the first quarter of 1997, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale.

RESTRICTED COMMON STOCK

     In March 1997, the primary stockholder exchanged its 2,742,912 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The holder of Restricted Common Stock is entitled to elect one member of the Company's Board of Directors and to 0.55

                           COMFORT SYSTEMS USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of one vote for each share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holders (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the total number of outstanding shares of Common Stock of the Company, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock of the Company. After July 1, 1998, the Board of Directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

LONG-TERM INCENTIVE PLAN

     In March 1997, the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Plan"), which provides for the granting or awarding of incentive or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers, key employees and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,500,000 shares or 13% of the aggregate number of shares of Common Stock outstanding. The terms of the option awards will be established by the Compensation Committee of the Company's Board of Directors. The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under this Plan. The Company expects to grant non-qualified stock options to purchase a total of 675,000 shares of Common Stock to key employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company expects to grant options to purchase a total of 1,271,953 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of the IPO and will expire seven years from the date of grant or three months following termination of employment.

NON-EMPLOYEE DIRECTORS STOCK PLAN

     In March 1997, the Company's stockholders approved the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the granting or awarding of stock options and stock appreciation rights to nonemployees. The number of shares authorized and reserved for issuance under the Stock Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each non-employee director serving at the commencement of the Offering.

     Each non-employee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders occurring more than two months after the date of the director's initial election. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options will be granted to each of two future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial Offering price per share effective upon the consummation of this Offering. These options will expire the earlier of 10 years from the date of grant or one year after termination of service as a director.

                           COMFORT SYSTEMS USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Directors' Plan allows non-employee directors to receive shares ("deferred shares") at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

4.  STOCK BASED COMPENSATION:

     Statement of Financial Accounting Standards ("SFAS") No. 123,
"Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

5. EVENTS SUBSEQUENT TO THE DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Wholly-owned subsidiaries of Comfort Systems have acquired by merger or share exchange 12 companies ("Founding Companies"). The companies are Accurate Air Systems, Inc., Atlas Comfort Services USA, Inc. and Subsidiary, Contract Service, Inc., Eastern Heating and Cooling, Inc., Freeway Heating and Air Conditioning, Inc., Quality Air Heating & Cooling, Inc., Seasonair, Inc., S.M. Lawrence Inc. and Related Company, Standard Heating and Air Conditioning Company, Tech Heating and Air Conditioning, Inc. and Related Company, Tri-City Mechanical, Inc. and Western Building Services, Inc. The aggregate consideration paid by Comfort Systems to acquire the Founding Companies was approximately $45.3 million in cash and 9,720,927 shares of Common Stock.

     On June 27, 1997, Comfort Systems completed the Offering, which involved the sale by Comfort Systems of 6,100,000 shares of Common Stock at a price to the public of $13.00 per share. The net proceeds to Comfort Systems from the Offering (after deducting underwriting discounts and commissions and offering expenses) were approximately $69.7 million. Of this amount, $45.3 million was used to pay the cash portion of the purchase prices relating to the acquisitions for the Founding Companies. On July 9, 1997, Comfort Systems sold an additional 915,000 shares of Common Stock at $13.00 per share (which represents net proceeds to the Company of $11.1 million after underwriting discounts and commissions) pursuant to an overallotment option granted by Comfort Systems to the underwriters in connection with the Offering. See "Risk Factors" included elsewhere herein.

     The Company has obtained a revolving line of credit of $75.0 million. The facility is intended to be used for acquisitions, capital expenditures, refinancing of debt not paid out of the proceeds of the Offering and for general corporate purposes. The credit facility requires the Company to comply with various loan covenants including (i) maintenance of certain financial ratios,
(ii) restrictions on additional indebtedness, and (iii) restrictions on liens, guarantees, advances and dividends. The line of credit is subject to customary drawing conditions. As of October 13, 1997, borrowings under the line of credit were $18.9 million which was used to repay existing indebtedness of the Founding Companies.

     The Company also has outstanding options to purchase up to a total of 2,258,653 shares of Common Stock. Each of these options has an exercise price equal to the stock price on the date of grant and will vest at the rate of 20% per year, commencing on the first anniversary of the date of grant and will expire at the earlier of seven years from the date of grant or three months following termination of employment.

     Since the IPO, and through October 13, 1997, the Company has acquired eleven additional mechanical contracting companies engaged principally in the HVAC business. The Company paid approximately $1.6 million in cash and 2,250,449 shares of Common Stock. The Company will account for seven of these acquisitions as pooling-of-interests transactions and the remaining four acquisitions will be accounted for as purchase transactions. Annualized revenues for these acquisitions were approximately $70 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quality Air Heating & Cooling, Inc.:

     We have audited the accompanying balance sheets of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Air Heating & Cooling, Inc., as of March 31, 1995 and 1996, and December 31, 1996, and the results of their operations and their cash flows for the years ended March 31, 1995 and 1996, the nine months ended December 31, 1996 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                      QUALITY AIR HEATING & COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                            MARCH 31,
                                       --------------------  DECEMBER 31,     JUNE 30,
                                         1995       1996         1996           1997
                                       ---------  ---------  ------------   ------------
                                                                            (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   1,669  $   4,191    $  2,651       $    550
     Accounts receivable --
          Trade, net of allowance of
             $87, $80, $80 and $80,
             respectively............      4,510      4,188       5,260          5,487
          Retainage..................        457        464         453            563
          Other receivables..........         14         12           5              6
     Inventories.....................        445        480         541            617
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,192        964       1,312            808
     Prepaid expenses and other
       current assets................         92         63          17             70
     Federal income tax deposit......        506        654         691          1,400
                                       ---------  ---------  ------------   ------------
               Total current
                  assets.............      8,885     11,016      10,930          9,501
PROPERTY AND EQUIPMENT, net..........        771        708         758            670
                                       ---------  ---------  ------------   ------------
               Total assets..........  $   9,656  $  11,724    $ 11,688       $ 10,171
                                       =========  =========  ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     470  $     613    $    675       $ --
     Accounts payable and accrued
       expenses......................      2,786      2,734       2,178          2,046
     Dividends payable to
       shareholder...................      1,538      3,314       1,519            127
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........        897        604       1,254            732
     Unearned revenue................        335        362         372            405
                                       ---------  ---------  ------------   ------------
               Total current
                  liabilities........      6,026      7,627       5,998          3,310
LONG-TERM DEBT, net of current
  maturities.........................      2,444      1,392         646          7,389
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       250,000 shares authorized and
       issued, 183,993 shares
       outstanding...................         22         22          22             22
     Additional paid-in capital......          6          6           6              6
     Retained earnings...............      2,056      3,575       5,914            342
     Treasury stock, 66,007 shares,
       at cost.......................       (898)      (898)       (898)          (898)
                                       ---------  ---------  ------------   ------------
               Total shareholders'
                  equity.............      1,186      2,705       5,044           (528)
                                       ---------  ---------  ------------   ------------
               Total liabilities and
                  shareholders'
                  equity.............  $   9,656  $  11,724    $ 11,688       $ 10,171
                                       =========  =========  ============   ============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEARS ENDED        NINE MONTHS         YEAR         SIX MONTHS ENDED
                                            MARCH 31,            ENDED           ENDED             JUNE 30,
                                       --------------------   DECEMBER 31,    DECEMBER 31,   --------------------
                                         1995       1996          1996            1996         1996       1997
                                       ---------  ---------   ------------    ------------   ---------  ---------
                                                                                                 (UNAUDITED)
REVENUES.............................  $  24,434  $  32,594     $ 23,282        $ 29,597     $  15,396  $  16,747

COST OF SERVICES.....................     15,634     20,850       14,176          18,467         9,819      9,854
                                       ---------  ---------   ------------    ------------   ---------  ---------
     Gross profit....................      8,800     11,744        9,106          11,130         5,577      6,893

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      6,646      6,791        5,032           6,640         3,186      3,879
                                       ---------  ---------   ------------    ------------   ---------  ---------
     Income from operations..........      2,154      4,953        4,074           4,490         2,391      3,014

OTHER INCOME (EXPENSE):

     Interest expense................        (36)      (218)        (101)           (154)          (86)       (72)

     Other...........................         53         98           60              97            70         24
                                       ---------  ---------   ------------    ------------   ---------  ---------
NET INCOME...........................  $   2,171  $   4,833     $  4,033        $  4,433     $   2,375  $   2,966
                                       =========  =========   ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK       ADDITIONAL                               TOTAL
                                           -----------------     PAID-IN     RETAINED    TREASURY    SHAREHOLDERS'
                                           SHARES     AMOUNT     CAPITAL     EARNINGS     STOCK          EQUITY
                                           -------    ------    ----------   ---------   --------    --------------

BALANCE, March 31, 1994.................   250,000     $ 22        $  6      $   3,636    $--           $  3,664

     Purchase of treasury stock.........     --        --         --            --          (898)           (898)

     Distributions to shareholders......     --        --         --            (3,751)    --             (3,751)

     Net income.........................     --        --         --             2,171     --              2,171
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1995.................   250,000       22           6          2,056      (898)          1,186

     Distributions to shareholders......     --        --         --            (3,314)    --             (3,314)

     Net income.........................     --        --         --             4,833     --              4,833
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, March 31, 1996.................   250,000       22           6          3,575      (898)          2,705

     Distributions to shareholders......     --        --         --            (1,694)    --             (1,694)

     Net income.........................     --        --         --             4,033     --              4,033
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, December 31, 1996..............   250,000       22           6          5,914      (898)          5,044

     Distribution to shareholders
       (unaudited)......................     --        --         --            (8,538)    --             (8,538)

     Net income (unaudited).............     --        --         --             2,966     --              2,966
                                           -------    ------    ----------   ---------   --------    --------------
BALANCE, June 30, 1997 (unaudited)......   250,000     $ 22        $  6      $     342    $ (898)       $   (528)
                                           =======    ======    ==========   =========   ========    ==============

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                SIX MONTHS
                                           YEARS ENDED       NINE MONTHS        YEAR              ENDED
                                             MARCH 31           ENDED          ENDED             JUNE 30,
                                       --------------------  DECEMBER 31,   DECEMBER 31,   --------------------
                                         1995       1996         1996           1996         1996       1997
                                       ---------  ---------  ------------   ------------   ---------  ---------

                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   2,171  $   4,833    $  4,033       $  4,433     $   2,375  $   2,966
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...        359        371         242            370            34        200
     Loss (gain) on sale of property
       and equipment.................          7     --              25             25        --         --
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........     (1,334)       317      (1,054)           335        (2,137)      (338)
          Inventories................         (6)       (35)        (61)           (76)          (58)       (76)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............       (804)       228        (348)          (253)          399        504
          Prepaid expenses and other
             current assets..........        (15)        29          46             (3)          (35)       (53)
          Federal income tax
             deposit.................         50       (148)        (37)          (185)         (148)      (709)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........        470        (52)       (556)          (481)          586       (132)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        477       (293)        650            269          (332)      (522)
          Unearned revenue...........        (15)        27          10             26            36         33
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash provided by
                  operating
                  activities.........      1,360      5,277       2,950          4,460           720      1,873
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
     equipment, net..................       (446)      (308)       (317)          (441)          (70)      (197)
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash used in
                  investing
                  activities.........       (446)      (308)       (317)          (441)          (70)      (197)
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......      3,000     --          --             --            --          6,068
  Payments of long-term debt.........       (226)      (909)       (684)          (903)         (392)    --
  Distributions to shareholders......     (3,088)    (1,538)     (3,489)        (3,488)       (2,674)    (9,845)
  Purchase of treasury stock.........       (898)    --          --             --            --         --
                                       ---------  ---------  ------------   ------------   ---------  ---------
               Net cash used in
                  financing
                  activities.........     (1,212)    (2,447)     (4,173)        (4,391)       (3,066)    (3,777)
                                       ---------  ---------  ------------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (298)     2,522      (1,540)          (372)       (2,416)    (2,101)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................      1,967      1,669       4,191          3,023         3,023      2,651
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,669  $   4,191    $  2,651       $  2,651     $     607  $     550
                                       =========  =========  ============   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Cash paid for --
     Interest........................  $      44  $     201    $    107       $    152     $      86  $      55

   The accompanying notes are an integral part of these financial statements.

                      QUALITY AIR HEATING & COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Quality Air Heating & Cooling, Inc., a Michigan corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for mid-sized to large commercial facilities. Quality primarily operates throughout western Michigan.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering. Included in current assets are deposits to prepay certain of the shareholders' federal income taxes.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED          MARCH 31,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $   1,449  $   1,554      $1,725
Machinery and equipment..............      7                 480        453         465
Computer and telephone equipment.....     5-7                 80         87          90
Leasehold improvements...............      5                 838        834         859
Furniture and fixtures...............      7                 435        414         459
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                     (2,511)    (2,634)     (2,840)
                                                       ---------  ---------   ------------
     Property and equipment, net.....                  $     771  $     708      $  758
                                                       =========  =========   ============

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      70  $      87      $   80
Additions to costs and expenses......        142         35           2
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (125)       (42)         (2)
                                       ---------  ---------   ------------
                                       $      87  $      80      $   80
                                       =========  =========   ============

     Accounts payable and accrued expenses consist of the following:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   1,353  $   1,145      $  921
Accrued compensation and benefits....        540        693         426
Other accrued expenses...............        893        896         831
                                       ---------  ---------   ------------
                                       $   2,786  $   2,734      $2,178
                                       =========  =========   ============

Installation contracts in progress are as follows:

                                            MARCH 31,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $   5,240  $   7,697     $  7,231
Estimated earnings, net of losses....      1,556      2,588        2,433
                                       ---------  ---------   ------------
                                           6,796     10,285        9,664
Less -- Billings to date.............      6,501      9,925        9,606
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   1,192  $     964     $  1,312
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................       (897)      (604)      (1,254)
                                       ---------  ---------   ------------
                                       $     295  $     360     $     58
                                       =========  =========   ============

5.  LONG-TERM DEBT:

     Long-term debt consists of a note payable to a bank. The debt is secured by certain equipment, accounts receivable, inventory, a $1,000,000 life insurance policy on the president and the personal guaranty of the president limited to 50 percent of the outstanding balance of the loan. The note is payable in monthly installments of $63,000 including interest at the prime lending rate less .25 percent (8 percent at December 31, 1996). The Company has restrictive and various financial covenants with which the Company was in compliance at December 31, 1996.

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31,
     1997............................  $     675
     1998............................        646
                                       ---------
                                       $   1,321
                                       =========

     The Company has a $2,000,000 line of credit with a bank. The line of credit expires August 1, 1997, and bears interest at one-half percent below the prime lending rate. The line of credit is secured by accounts receivable, inventory, a $1,000,000 life insurance policy, and machinery and equipment. There was no balance outstanding under this line of credit at March 31, 1995 and 1996, and December 31, 1996.

6.  LEASES:

     The Company leases a facility from a company which is owned by one of the Company's shareholders. The lease expires on April 30, 2005. Quality has an option to renew the lease for one additional three-year term on the same terms. The rent paid under this related-party lease was approximately $221,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996. The Company also leases a facility from a third party, which expires on June 30, 1998. The rent paid under this lease was approximately $20,000 for each of the years ended March 31, 1995 and 1996, and December 31, 1996. The Company has guaranteed the payment of two series of public bonds issued in 1985 and 1990, respectively, by the Michigan Strategic Fund on behalf of two real property development entities owned by a shareholder, the proceeds of which were used to fund the construction of the Company's leased warehouse facility and a second adjacent warehouse. As of March 1997, approximately $1.6 million of the bond debt remained outstanding.

     Future minimum lease payments under these non-cancellable operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     241
     1998............................        231
     1999............................        221
     2000............................        221
     2001............................        221
     Thereafter......................        718
                                       ---------
                                       $   1,853
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company paid management fees to an entity owned by its majority shareholder through December 31, 1995. Total management fees paid amounted to $260,000 and $190,000 for the years ended March 31, 1995 and 1996, respectively.

8.  EMPLOYEE BENEFIT PLAN:

     The Company has a defined contribution profit sharing plan. The plan provides for the Company to match one-half of the first 4 percent contributed by each employee. Total contributions by the Company under the plan were approximately $104,000, $110,000 and $125,000 for the years ending March 31, 1995 and 1996, and December 31, 1996, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $200,000 and $300,000 for the years ended March 31,

                      QUALITY AIR HEATING & COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1995 and 1996, and had accrued approximately $169,000 at December 31, 1996, for contributions to be funded in 1997.

9.  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, a line of credit, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

     The Company is self-insured for medical claims up to $30,000 per year per covered individual. Additionally, the Company is part of the state's workers' compensation plan and is responsible for claims up to $275,000 per accident with a maximum aggregate exposure for twenty-four months of $648,000. Claims in excess of these amounts are covered by a stop-loss policy. Under the state's policy, the Company has a $300,000 letter of credit which expires December 31, 1997. The Company has recorded reserves for its portion of self-insured claims based on estimated claims incurred through March 31, 1995 and 1996 and December 31, 1996.

ROYALTY AGREEMENT

     The Company is obligated to pay royalties ranging from 1 percent to 4.5 percent based on the level of service revenues through December 1, 2001, for management systems support. Royalties paid under this agreement were approximately $157,000, $159,000 and $165,000 for the years ended March 31, 1995 and 1996 and December 31, 1996.

11.  SHAREHOLDERS' EQUITY:

     On February 15, 1995, the Company acquired 66,007 shares of common stock from its majority shareholder for approximately $898,000.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed $8,326,000 in cash and $85,000 in property to its shareholders. The Company distributed approximately $127,000 subsequent to the merger which has been reflected in the accompanying financial statements.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Comfort Services USA, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Comfort Services USA, Inc. (a Texas corporation) and its subsidiary (the Company) as of June 30, 1995 and 1996 and December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1994, 1995 and 1996 and the six months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Comfort Services USA, Inc., and its subsidiary as of June 30, 1995 and 1996, and December 31, 1996, and the consolidated results of their operations and their cash flows for the three years ended June 30, 1994, 1995 and 1996 and for the six months ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             JUNE 30,
                                       --------------------    DECEMBER 31,      JUNE 30,
                                         1995       1996           1996            1997
                                       ---------  ---------    ------------      ---------
                                                                                 (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     427  $     391       $  101          $   144
     Accounts receivable --
          Trade, net of allowance of
             $60, $60, $100 and $100,
             respectively............      2,920      3,953        2,604            3,205
          Retainage..................        904      1,327        1,208            1,249
          Officers, employees and
             other receivables.......        114        172          159               67
     Inventories.....................      1,685      2,000        1,770            2,045
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........      1,050        681          676              952
     Current deferred income taxes...        155        164          145              145
     Prepaid expenses and other
       current assets................         40         27           82              193
                                       ---------  ---------    ------------      ---------
               Total current
                  assets.............      7,295      8,715        6,745            8,000
PROPERTY AND EQUIPMENT, net..........        231        484          499              654
OTHER ASSETS:
     Goodwill, net...................         24         23           22               22
     Deferred income tax.............        167        105           88               88
                                       ---------  ---------    ------------      ---------
               Total assets..........  $   7,717  $   9,327       $7,354          $ 8,764
                                       =========  =========    ============      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit..................  $     500  $     600       $--             $ --
     Current maturities of notes
       payable to affiliates.........        200        102          107            --
     Current obligations under
       capital leases................         32         92          101              140
     Current maturities of long-term
       debt..........................          9        348          356            --
     Accounts payable and accrued
       expenses......................      3,522      3,295        2,246            2,956
     Income tax payable..............        363        390          752            1,143
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........      1,115      1,947          523              281
                                       ---------  ---------    ------------      ---------
               Total current
                  liabilities........      5,741      6,774        4,085            4,520
NOTES PAYABLE TO AFFILIATES, net of
  current portion....................      1,271        149           98            --
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................         44        133          121              236
LONG-TERM DEBT, net of current
  portion............................         21      1,225        1,058            1,400
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value;
       5,000 shares authorized,
       1,000 issued and
       outstanding...................          1          1            1                1
     Retained earnings...............        639      1,045        1,991            2,607
                                       ---------  ---------    ------------      ---------
               Total shareholders'
                  equity.............        640      1,046        1,992            2,608
                                       ---------  ---------    ------------      ---------
               Total liabilities and
                  shareholders'
                  equity.............  $   7,717  $   9,327       $7,354          $ 8,764
                                       =========  =========    ============      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                            SIX MONTHS
                                                                          SIX MONTHS           ENDED
                                             YEAR ENDED JUNE 30,            ENDED             JUNE 30,
                                       -------------------------------   DECEMBER 31,   --------------------
                                         1994       1995       1996          1996         1996       1997
                                       ---------  ---------  ---------   ------------   ---------  ---------
                                                                                            (UNAUDITED)
REVENUES.............................  $  21,848  $  22,444  $  29,174     $ 15,545     $  14,485  $  13,962

COST OF SERVICES.....................     19,657     19,635     25,449       12,508        12,562     11,166
                                       ---------  ---------  ---------   ------------   ---------  ---------
    Gross profit.....................      2,191      2,809      3,725        3,037         1,923      2,796

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      2,086      2,166      2,843        1,432         1,426      1,740
                                       ---------  ---------  ---------   ------------   ---------  ---------
    Income from operations...........        105        643        882        1,605           497      1,056

OTHER INCOME (EXPENSE):

    Interest expense.................       (156)      (168)      (185)        (107)         (185)      (105)

    Other............................          2         28        (11)          78           (13)        67
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income (loss) before income taxes,
  extraordinary item, and cumulative
  effect of a change in accounting
  principle..........................        (49)       503        686        1,576           299      1,018

Provision for income taxes
  (benefit)..........................         (2)       199        280          630           121        402
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income (loss) before extraordinary
  item and cumulative effect of a
  change in accounting principle.....        (47)       304        406          946           178        616

Extraordinary item -- gain on
  extinguishment of debt, net of
  deferred taxes of $167,000 (Note
  5).................................        273     --         --           --            --         --
                                       ---------  ---------  ---------   ------------   ---------  ---------
Income before cumulative effect of a
  change in accounting principle.....        226        304        406          946           178        616

Cumulative effect on prior years of a
  change in accounting for income
  taxes (Note 7).....................        141     --         --           --            --         --
                                       ---------  ---------  ---------   ------------   ---------  ---------
NET INCOME...........................  $     367  $     304  $     406     $    946     $     178  $     616
                                       =========  =========  =========   ============   =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                           COMMON STOCK                        TOTAL
                                        ------------------    RETAINED     SHAREHOLDERS'
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1993...........    1,000      $   1      $   (32)       $   (31)

     Net income......................     --         --            367            367
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1994...............    1,000          1          335            336

     Net income......................     --         --            304            304
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1995...............    1,000          1          639            640

     Net income......................     --         --            406            406
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1996...............    1,000          1        1,045          1,046

     Net income......................     --         --            946            946
                                        -------    -------    ---------    -------------
BALANCE, December 31, 1996...........    1,000          1        1,991          1,992

     Net income (unaudited)..........     --         --            616            616
                                        -------    -------    ---------    -------------
BALANCE, June 30, 1997 (unaudited)...    1,000      $   1      $ 2,607        $ 2,608
                                        =======    =======    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                            SIX MONTHS
                                                                          SIX MONTHS           ENDED
                                             YEAR ENDED JUNE 30,            ENDED             JUNE 30,
                                       -------------------------------   DECEMBER 31,   --------------------
                                         1994       1995       1996          1996         1996       1997
                                       ---------  ---------  ---------   ------------   ---------  ---------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income.......................  $     367  $     304  $     406     $    946     $     178  $     616
    Adjustments to reconcile net
      income to net cash
      provided by (used in) operating
      activities --
         Depreciation and
           amortization..............        104        124         92           84            37         71
         Cumulative effect of a
           change in accounting
           principle.................       (141)    --         --           --            --         --
         Extraordinary gain on
           extinguishment of debt....       (440)    --         --           --            --         --
         Deferred income tax
           provision.................        167       (196)        54           36        --         --
         Changes in operating assets
           and liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (1,672)       148     (1,514)       1,481          (245)      (550)
         Inventories.................       (264)      (554)      (315)         230           (39)      (275)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....       (145)      (266)       369            5           (65)      (276)
         Prepaid expenses and other
           current assets............        121        (14)        13          (55)           20       (111)
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................      1,320       (417)      (227)      (1,049)        1,213        710
         Income tax payable..........     --            363         27          362            51        391
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....        585        437        834       (1,424)          (86)      (242)
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash provided by (used
           in) operating
           activities................          2        (71)      (261)         616         1,064        334
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Sale (purchase) of property and
      equipment, net.................       (139)       (67)      (121)         (50)         (275)      (226)
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash used in investing
           activities................       (139)       (67)      (121)         (50)         (275)      (226)
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings on line of
      credit.........................        400        100        100         (600)       --         --
    Principal payments on notes
      payable to affiliates..........        (38)      (261)    (1,219)         (50)       --           (205)
    Borrowings on notes payable to
      affiliates.....................      1,202        100         --            3        --         --
    Principal payments on long-term
      debt...........................     (1,067)       (14)      (150)        (176)         (177)    --
    Borrowings on long-term debt.....         41     --          1,689           15        --            126
    Additions to (principal payments
      on) capital lease
      obligations....................        (29)       (37)       (74)         (48)          385         14
    Cash paid for dividends..........     --         --         --           --              (312)        --
                                       ---------  ---------  ---------   ------------   ---------  ---------
         Net cash provided by (used
           in) financing
           activities................        509       (112)       346         (856)         (104)       (65)
                                       ---------  ---------  ---------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        372       (250)       (36)        (290)          685         43
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        305        677        427          391          (294)       101
                                       ---------  ---------  ---------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     677  $     427  $     391     $    101     $     391  $     144
                                       =========  =========  =========   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Cash paid for --
    Interest.........................  $  --      $  --      $  --         $ --         $      53  $     105
    Income Taxes.....................  $  --      $      30  $     200     $    224     $  --      $  --

  The accompanying notes are an integral part of these consolidated financial statements.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Comfort Services USA, Inc., a Texas corporation, and its subsidiary (the "Company") is a leading provider of HVAC installation services for apartment complexes, condominiums and hotels in the United States and also provides maintenance, repair and replacement of HVAC systems. Atlas primarily operates in the southwest, northeast, and the mid-Atlantic regions of the United States.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and its subsidiary which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOODWILL

     Goodwill, in the amount of $33,000, represents the excess of cost over the fair value of net assets acquired and is amortized using the straight-line method over 40 years. The Company assesses the recoverability of its goodwill whenever adverse events occur and believes that no material impairment exists.

NEW ACCOUNTING PRONOUNCEMENTS

     Effective July 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED           JUNE 30,
                                        USEFUL LIVES   --------------------   DECEMBER 31,
                                          IN YEARS       1995       1996          1996
                                        ------------   ---------  ---------   ------------
Transportation equipment.............      5           $     741  $     987      $1,043
Machinery and equipment..............      5                 116        140         137
Leasehold improvements...............      3                  28         28          28
Furniture and fixtures...............      5                 266        286         212
                                                       ---------  ---------   ------------
Less -- Accumulated depreciation and
  amortization.......................                       (920)      (957)       (921)
                                                       ---------  ---------   ------------
          Property and equipment,
             net.....................                  $     231  $     484      $  499
                                                       =========  =========   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consists of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Balance at beginning of year.........  $      60  $      60      $   60
Additions to costs and expenses......         75         77          42
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (75)       (77)         (2)
                                       ---------  ---------   ------------
                                       $      60  $      60      $  100
                                       =========  =========   ============

     Accounts payable and accrued expenses consist of the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounts payable, trade..............  $   2,935  $   2,409      $1,582
Accrued compensation and benefits....        197        231         163
Accrued warranty expense.............        250        300         310
Other accrued expenses...............        140        355         191
                                       ---------  ---------   ------------
                                       $   3,522  $   3,295      $2,246
                                       =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Costs incurred on contracts in
  progress...........................  $  11,884  $  12,526     $ 12,643
Estimated earnings, net of losses....      2,666      2,589        2,582
                                       ---------  ---------   ------------
                                          14,550     15,115       15,225
Less -- Billings to date.............     14,615     16,381       15,072
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      1,050        681          676
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (1,115)    (1,947)        (523)
                                       ---------  ---------   ------------
                                       $     (65) $  (1,266)    $    153
                                       =========  =========   ============

5.  DEBT:

LINE OF CREDIT

     The Company has a $700,000 revolving line-of-credit facility with a bank at the prime lending rate plus 1 percent with interest payable monthly. This credit facility is secured by the Company's cash, accounts receivable, inventory, and unpledged property and equipment. The credit facility is guaranteed by two of the Company's officers and is also secured by investment accounts of certain affiliates. The credit facility had an outstanding balance of $500,000, $600,000, and $0 at June 30, 1995 and 1996 and December 31, 1996, respectively, and matures in January 1998. The Company paid approximately $8,000, $33,000 and $35,000 of interest relating to the revolving credit line for the years ended June 30, 1994, 1995 and 1996 and $18,500 for the six months ended December 31, 1996.

NOTES PAYABLE TO FINANCIAL INSTITUTIONS

     Long-term debt is summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a financial
  institution with interest at prime
  plus 1%, payable in monthly
  installments of $26,667 plus
  interest through January 1999, when
  the entire balance of unpaid
  principal and accrued interest
  shall be due and payable...........  $  --      $   1,467      $1,306
Vehicle notes with interest at rates
  ranging from 7.9% to 9.4%, payable
  in monthly installments through
  March 2001.........................         30        106         108
                                       ---------  ---------   ------------
                                              30      1,573       1,414
Less -- Current maturities...........          9        348         356
                                       ---------  ---------   ------------
                                       $      21  $   1,225      $1,058
                                       =========  =========   ============

     The note payable to a financial institution is secured by cash, accounts receivable, inventory, property and equipment, and the personal guarantee of the two shareholders. In addition, investment accounts of the shareholders and of certain affiliates of the shareholders are pledged as collateral for the note. The Company paid interest of $3,000, $3,000 and $73,500 for the years ended June 30, 1994, 1995 and 1996, respectively, and $73,000 for the six months ended December 31, 1996.

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In September 1993, the Company and a bank reached a settlement agreement in which the bank released the Company from its total obligation of approximately $1,500,000 related to a revolving line of credit, installment notes, equipment notes and related accrued interest, for a lump sum payment of $1,100,000. The payment was funded by the proceeds from the notes payable to affiliates mentioned below. This early extinguishment of debt generated a gain aggregating $440,000. The Company paid approximately $77,000 in interest during the year ended June 30, 1994 related to these extinguished notes.

NOTES PAYABLE TO AFFILIATES

     Notes payable to affiliates are summarized as follows:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
                                                 (IN THOUSANDS)
Note payable to a related party in
  monthly installments of $5,500
  including interest at 10% through
  March 1998, collateralized by stock
  of the Company.....................  $     159  $     105      $   78
Unsecured note payable to an
  affiliate in monthly installments
  of $2,500 including interest at 6%
  through September 1996.............        326     --          --
Notes payable to Company officers in
  monthly installments of $4,812
  including interest at 10% through
  June 1999..........................        186        146         127
Notes payable to Company officers
  with interest due monthly at the
  prime rate through September 1996,
  secured by accounts receivable,
  certain property and equipment, and
  intangible assets..................        700     --          --
Unsecured note payable to Company
  officers with interest and any
  unpaid principal balance due August
  8, 1995, at the rate of 9%.........        100     --          --
                                       ---------  ---------   ------------
                                           1,471        251         205
Less -- Current maturities...........        200        102         107
                                       ---------  ---------   ------------
                                       $   1,271  $     149      $   98
                                       =========  =========   ============

     The Company paid interest of $116,400, $112,600 and $68,000 related to notes payable to affiliates for the years ended June 30, 1994, 1995 and 1996, respectively, and $12,600 for the six months ended December 31, 1996.

     The aggregate maturities of notes payable to financial institutions and affiliates are as follows (in thousands):

Year ending December 31,
     1997............................  $     463
     1998............................        424
     1999............................        718
     2000............................         13
     2001 and thereafter.............          1
                                       ---------
                                       $   1,619
                                       =========

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases vehicles and warehouse facilities under capital and operating leases expiring through October, 2000. Total rent expense related to operating leases amounted to $95,000, $143,000 and $180,000 for the years ended June 30, 1994, 1995 and 1996, respectively, and $60,000 for the six months ended December 31, 1996.

     Future minimum lease payments for capital and noncancelable operating leases are as follows (in thousands):

                                                   NONCANCELABLE
                                        CAPITAL      OPERATING
                                        LEASES        LEASES
                                        -------    -------------
Year ended December 31,
     1997............................    $ 117         $ 142
     1998............................       98            23
     1999............................       44        --
     2000............................        6        --
                                        -------    -------------
     Total minimum lease payments....      265           165
     Amounts representing interest...       43
                                        -------
     Present value of net minimum
       lease payments................      222
     Less -- Current portion.........      101
                                        -------
     Long-term obligation............    $ 121
                                        =======

7.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                                                          SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED
                                       -------------------------------   DECEMBER 31,
                                         1994       1995       1996          1996
                                       ---------  ---------  ---------   ------------
Federal --
     Current.........................  $      (2) $     331  $     193      $  504
     Deferred........................        141       (164)        43          28
State --
     Current.........................     --             64         34          90
     Deferred........................         26        (32)        10           8
                                       ---------  ---------  ---------   ------------
                                       $     165  $     199  $     280      $  630
                                       =========  =========  =========   ============

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income
(loss) before income taxes as follows:

                                                                          SIX MONTHS
                                             YEAR ENDED JUNE 30,            ENDED
                                       -------------------------------   DECEMBER 31,
                                         1994       1995       1996          1996
                                       ---------  ---------  ---------   ------------
Provision at the statutory rate......  $     (16) $     171  $     233      $  536
Increase resulting from --
     Permanent differences, mainly
       meals and entertainment.......        164          7         19          29
     State income tax, net of benefit
       for federal deduction.........         17         21         28          65
                                       ---------  ---------  ---------   ------------
                                       $     165  $     199  $     280      $  630
                                       =========  =========  =========   ============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                             JUNE 30,
                                       --------------------   DECEMBER 31,
                                         1995       1996          1996
                                       ---------  ---------   ------------
Accounting for long-term contracts...  $     159  $      74      $  (11)
Warranty reserves....................        100        123         127
Inventory............................         32         38          40
Allowance for doubtful accounts......         36         30          51
Other accrued expenses not deducted
  for tax purposes...................         25         62          90
Bases differences on property and
  equipment and capital lease
  accounting.........................        (30)       (58)        (64)
                                       ---------  ---------   ------------
Net deferred tax assets..............  $     322  $     269      $  233
                                       =========  =========   ============

     The net deferred tax assets and liabilities are comprised of the following:

                                             JUNE 30,
                                       --------------------       DECEMBER 31,
                                         1995       1996              1996
                                       ---------  ---------       ------------
Deferred tax assets --
     Current.........................  $     209  $     240          $  293
     Long-term.......................        221        171             149
                                       ---------  ---------       ------------
          Total......................        430        411             442
                                       ---------  ---------       ------------
Deferred tax liabilities --
     Current.........................        (54)       (76)           (148)
     Long-term.......................        (54)       (66)            (61)
                                       ---------  ---------       ------------
          Total......................       (108)      (142)           (209)
                                       ---------  ---------       ------------
          Net deferred income tax
             assets..................  $     322  $     269          $  233
                                       =========  =========       ============

     The Company adopted the provisions of SFAS No. 109 in fiscal year 1994 resulting in a cumulative effect of a change in accounting principle of $141,000.

8.  RELATED-PARTY TRANSACTIONS:

     Two shareholders lease to the Company the main office facility. Total payments made under this lease agreement amounted to $90,000 for each of the years ended June 30, 1994, 1995 and 1996, respectively, and $45,000 for the six months ended December 31, 1996. The Company is in the process of entering into

                ATLAS COMFORT SERVICES USA, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

an agreement with these shareholders to lease land on which a new facility will be built. This lease agreement is anticipated to have a twenty year term.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or consolidated results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a Profit Sharing and Savings Plan (the "Plan") which covers substantially all employees. The employees who participate in the Plan may contribute 1 percent to 20 percent of their base compensation, and the Company may make discretionary matching contributions. The Company did not make any contributions for the years ended December 31, 1994 and 1995. The Company made $18,248 in contributions for the year ended June 30, 1996 and $12,667 for the six months ended December 31, 1996.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, notes payable, a line of credit and long-term debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SIGNIFICANT CUSTOMERS AND VENDORS:

     Significant customers are those that account for greater than ten percent of the Company's revenues. For the year ended June 30, 1996 and the six months ended December 31, 1996, one customer, a publicly traded Real Estate Investment Trust, accounted for 14% and 20% of the Company's revenues, respectively. Receivables outstanding from this customer represented 13% and 12% of the Company's trade and retainage receivables as of June 30, 1996 and December 31, 1996, respectively. In addition, one of the Company's shareholders has less than 1% ownership in this customer.

     During the years ended June 30, 1994, 1995 and 1996 and the six months ended December 31, 1996, two vendors accounted for 12% and 11%; 29% and 17%; 20% and 17%; and 15% and 12% of the Company's purchases, respectively.

13. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tri-City Mechanical, Inc.:

     We have audited the accompanying balance sheets of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-City Mechanical, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                           TRI-CITY MECHANICAL, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                               DECEMBER 31,
                                       ----------------------------       JUNE 30,
                                           1995            1996             1997
                                       ------------    ------------     ------------
                                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $  2,551         $1,958           $  497
     Restricted cash.................         383            325           --
     Investments.....................      --                493           --
     Accounts Receivable --
          Trade, net of allowance of
             $130, $30 and $30,
             respectively............       4,495          3,734            4,981
          Retainage..................         831            756            1,129
          Other receivables..........           2             11               88
     Inventories.....................       1,183            762              273
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts.........         306            288            1,097
     Prepaid expenses and other
       current assets................           1             12               90
                                       ------------    ------------     ------------
          Total current assets.......       9,752          8,339            8,155
PROPERTY AND EQUIPMENT, net..........         508            656              627
                                       ------------    ------------     ------------
          Total assets...............    $ 10,260         $8,995           $8,782
                                       ============    ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................    $  2,683         $2,179           $4,322
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........       2,207            667              830
                                       ------------    ------------     ------------
          Total current
             liabilities.............       4,890          2,846            5,152
PAYABLE TO SHAREHOLDER...............      --             --                  388
LONG-TERM DEBT, net of current
  maturities.........................      --             --                3,112
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $10 par 2,500
       shares authorized, 2,500
       issued and outstanding........          25             25               25
     Additional paid-in capital......         105            105              105
     Retained earnings...............       5,240          6,019           --
                                       ------------    ------------     ------------
          Total shareholders'
             equity..................       5,370          6,149              130
                                       ------------    ------------     ------------
          Total liabilities and
             shareholders' equity....    $ 10,260         $8,995           $8,782
                                       ============    ============     ============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                         SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                    JUNE 30,
                                        --------------------------------------------   --------------------
                                            1994            1995            1996         1996       1997
                                        ------------    ------------    ------------   ---------  ---------
                                                                                           (UNAUDITED)
REVENUES.............................     $ 16,883        $ 25,030        $ 24,237     $  11,199  $  17,016

COST OF SERVICES.....................       14,271          19,298          18,561         8,417     14,528
                                        ------------    ------------    ------------   ---------  ---------
     Gross profit....................        2,612           5,732           5,676         2,782      2,488

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,219           3,193           3,903         1,982      1,346
                                        ------------    ------------    ------------   ---------  ---------
     Income from operations..........          393           2,539           1,773           800      1,142

OTHER INCOME (EXPENSE):

     Interest expense................           (2)             (1)         --            --         --

     Interest income.................           50             132             152            83         70

     Other...........................           24              81              89            30          3
                                        ------------    ------------    ------------   ---------  ---------
NET INCOME...........................     $    465        $  2,751        $  2,014     $     913  $   1,215
                                        ============    ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                         COMMON STOCK      ADDITIONAL                    TOTAL
                                        ----------------     PAID-IN      RETAINED    SHAREHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1993...........    2,500     $ 25       $  105      $  2,577       $  2,707
     Distributions to shareholders...       --       --           --          (338)          (338)
     Net income......................       --       --           --           465            465
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1994...........    2,500       25          105         2,704          2,834
     Distributions to shareholders...       --       --           --          (215)          (215)
     Net income......................       --       --           --         2,751          2,751
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1995...........    2,500       25          105         5,240          5,370
     Distributions to shareholders...       --       --           --        (1,235)        (1,235)
     Net income......................       --       --           --         2,014          2,014
                                        ------    ------    ----------    --------    --------------
BALANCE, December 31, 1996...........    2,500       25          105         6,019          6,149
     Distributions to shareholders
       (unaudited)...................     --       --          --           (7,234)        (7,234)
     Net income (unaudited)..........     --       --          --            1,215          1,215
                                        ------    ------    ----------    --------    --------------
BALANCE, June 30, 1997 (unaudited)...    2,500     $ 25       $  105      $  --          $    130
                                        ======    ======    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            SIX MONTHS
                                                                               ENDED
                                           YEAR ENDED DECEMBER 31,            JUNE 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     465  $   2,751  $   2,014  $     913  $   1,215
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................        131        134        102         60         52
     Deferred income taxes...........       (218)    --         --         --         --
     Loss (gain) on sale of property
       and equipment.................     --              1        (10)    --         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Restricted cash............        (73)       (75)        58        (92)       325
          Accounts receivable........       (231)    (1,306)       827      2,521     (1,697)
          Inventories................       (329)      (801)       421      1,028        489
          Costs in excess of billings
             and estimated earnings
             on uncompleted
             contracts...............         17        (90)        18         16       (809)
          Prepaid expenses and other
             current assets..........        (14)        28        (11)       (58)       (78)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        864        519       (504)    (1,221)     2,143
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............      1,360        508     (1,540)    (1,313)       163
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities.........      1,972      1,669      1,375      1,854      1,803
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales (purchase) of property and
     equipment, net..................       (311)       139       (240)       (47)       (23)
  Purchase (sale) of investment,
     net.............................     --         --           (493)      (487)       493
                                       ---------  ---------  ---------  ---------  ---------
               Net cash (used in)
                  provided by
                  investing
                  activities.........       (311)      (139)      (733)      (534)       470
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
     shareholders....................       (210)    --         --         --         --
  Borrowings on line of credit.......         19          1     --         --          3,112
  Payments on line of credit.........        (17)       (15)    --           (181)    --
  Distributions to shareholders......       (338)      (215)    (1,235)      (265)    (6,846)
                                       ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  financing
                  activities.........       (546)      (229)    (1,235)      (446)    (3,734)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................      1,115      1,301       (593)       874     (1,461)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        135      1,250      2,551      2,551      1,958
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $   1,250  $   2,551  $   1,958  $   3,425  $     497
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $       2  $       1  $  --      $  --      $  --

   The accompanying notes are an integral part of these financial statements.

                           TRI-CITY MECHANICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tri-City Mechanical, Inc., an Arizona corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems primarily for large commercial and industrial facilities, as well as process piping for industrial facilities. Tri-City primarily operates in Arizona, California and Nevada.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

RESTRICTED CASH

     The Company also maintains restricted cash which consists of certificates of deposit. These certificates of deposit are held in a joint checking account between the contractors and Tri-City for the retainage balance due from contractors at the completion of the job.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1996, investments have been categorized as held-to-maturity, are stated at cost, and are classified in the balance sheet as current assets. Investments at December 31, 1996 consist of U.S. Treasury Bills.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $     521  $     623
Machinery and equipment..............         10             639        680
Computer and telephone equipment.....          5             121        157
Leasehold improvements...............          5              48         48
Furniture and fixtures...............          6              54         54
                                                       ---------  ---------
                                                           1,383      1,562
Less -- Accumulated depreciation.....                       (875)      (906)
                                                       ---------  ---------
     Property and equipment, net.....                  $     508  $     656
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1994       1995       1996
                                       ---------  ---------  ---------
Balance at beginning of year.........  $     100  $     130  $     130
Additions to costs and expenses......        184          1         48
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (154)        (1)      (148)
                                       ---------  ---------  ---------
                                       $     130  $     130  $      30
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $   2,178  $   1,749
Accrued compensation and benefits.......        181         97
Warranty reserve........................        301        278
Other accrued expenses..................         23         55
                                          ---------  ---------
                                          $   2,683  $   2,179
                                          =========  =========

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  14,659  $   8,615
Estimated earnings, net of losses....      3,865      2,471
                                       ---------  ---------
                                          18,524     11,086
Less -- Billings to date.............     20,425     11,465
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $     306  $     288
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............     (2,207)      (667)
                                       ---------  ---------
                                       $  (1,901) $    (379)
                                       =========  =========

5.  LONG-TERM DEBT:

     The Company has a $1.0 million line of credit with a financial services company. The line of credit expires October 31, 1997, and bears interest at 9 percent per annum. The line of credit is secured by a lien on accounts receivable. There was no balance outstanding under this line of credit at December 31, 1995 or 1996.

6.  LEASES:

     The Company leases facilities from a company which is wholly owned by one of the shareholders. The lease expires June 30, 1998. The rent paid under this related-party lease was approximately $109,000 for the year ended 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal and termination provisions.

     The Company leases vehicles for certain key members of management. The leases expire October 1, 1999. The lease payments under these vehicle leases were approximately $6,000, $15,000 and $16,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $     142
     1998............................         65
     1999............................          3
                                       ---------
                                       $     210
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan. The plan provides for the Company to match 20 percent of the first 6 percent contributed by each employee. Total contributions by the Company under this plan were approximately $13,000, $22,000 and $24,000 during 1994, 1995 and 1996, respectively. Amounts due to this plan were approximately $ --, $ -- and $4,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

                           TRI-CITY MECHANICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  RELATED-PARTY TRANSACTIONS:

     The Company provides accounting services and building maintenance at no cost to Nothum Properties & SMAC companies which are wholly owned by the shareholders. The estimated value of the services provided during the years ended December 31, 1994, 1995 and 1996 was $25,000, $28,000 and $30,000,
respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11.  SALES TO SIGNIFICANT CUSTOMER:

     For the years ended December 31, 1994, 1995 and 1996, a customer accounted for approximately 17, 11 and 11 percent, respectively, of the Company's sales.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed $6,846,000 from the Company's S Corporation accumulated adjustment account. The Company distributed approximately $388,000 subsequent to the merger which has been reflected in the accompanying financial statements.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Tri-City has a verbal commitment with a limited liability corporation owned by Mr. Nothum, Jr. and his father to construct new office, operations and warehouse facilities. The Company believes that the rent for its current and future property does not and will not exceed fair market value.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To S. M. Lawrence Inc.:

     We have audited the accompanying combined balance sheets of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the three years ended October 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of S. M. Lawrence Inc. and related company as of October 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended October 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                    S. M. LAWRENCE INC. AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              OCTOBER 31,
                                          --------------------    JUNE 30,
                                            1995       1996         1997
                                          ---------  ---------    ---------
                                                                  (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     680  $     327     $   162
     Accounts receivable --
          Trade.........................      1,457      2,493       2,344
          Retainage.....................        454        896       1,006
          Other receivables.............          1          1       --
     Note receivable from shareholder...         50         75       --
     Inventories........................        215        253         211
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts............         66        358         278
     Prepaid expenses and other current
       assets...........................         39         61         192
                                          ---------  ---------    ---------
               Total current assets.....      2,962      4,464       4,193
PROPERTY AND EQUIPMENT, net.............        459        644         743
OTHER NONCURRENT ASSETS.................        138        132         207
                                          ---------  ---------    ---------
               Total assets.............  $   3,559  $   5,240     $ 5,143
                                          =========  =========    =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $      10  $  --         $ --
     Note payable to affiliate..........     --         --           --
     Accounts payable and accrued
       expenses.........................      1,153      2,737       1,959
     Income tax payable.................     --         --           --
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts............        299        344         724
                                          ---------  ---------    ---------
               Total current
                  liabilities...........      1,462      3,081       2,683
LONG-TERM DEBT, net of current
  maturities............................     --         --             300
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 3,000
       shares authorized, 1,480 shares
       issued and outstanding...........        161        161         161
     Treasury stock, at cost............        (15)       (15)        (15)
     Retained earnings..................      1,951      2,013       2,014
                                          ---------  ---------    ---------
               Total shareholders'
                  equity................      2,097      2,159       2,160
                                          ---------  ---------    ---------
               Total liabilities and
                  shareholders'
                  equity................  $   3,559  $   5,240     $ 5,143
                                          =========  =========    =========

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               EIGHT MONTHS
                                                                                  ENDED
                                              YEARS ENDED OCTOBER 31,            JUNE 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $  12,758  $  12,568  $  17,163  $   9,775  $  11,575
COST OF SERVICES........................      9,797      9,142     12,211      7,200      8,156
                                          ---------  ---------  ---------  ---------  ---------
     Gross profit.......................      2,961      3,426      4,952      2,575      3,419
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      2,849      3,477      4,885      2,890      3,460
                                          ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations.........        112        (51)        67       (315)       (41)
OTHER INCOME (EXPENSE):
  Interest income, net..................         32         55         47     --              3
  Other.................................        (41)        34          8         22         39
                                          ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES.......        103         38        122       (293)         1
PROVISION (BENEFIT) FOR INCOME TAXES....         50         30         60       (117)    --
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS).......................  $      53  $       8  $      62  $    (176) $       1
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                                     TOTAL
                                       ------------------    RETAINED     TREASURY     SHAREHOLDERS'
                                        SHARES     AMOUNT    EARNINGS       STOCK         EQUITY
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1993............      1,480   $ 161      $ 1,890       $ (15)        $ 2,036

     Net income......................     --        --             53       --                 53
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1994............      1,480     161        1,943         (15)          2,089

     Net income......................     --        --              8       --                  8
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1995............      1,480     161        1,951         (15)          2,097

     Net income......................     --        --             62       --                 62
                                       ---------   ------    ---------    ---------    -------------
BALANCE, October 31, 1996............      1,480     161        2,013         (15)          2,159

     Net income (unaudited)..........     --        --              1       --                  1
                                       ---------   ------    ---------    ---------    -------------
BALANCE, June 30, 1997 (unaudited)...      1,480   $ 161      $ 2,014       $ (15)        $ 2,160
                                       =========   ======    =========    =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            EIGHT MONTHS
                                                                               ENDED
                                           YEARS ENDED OCTOBER 31,            JUNE 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $      53  $       8  $      62  $    (176) $       1
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating
     activities --
     Depreciation and amortization...        263        121        200         32        152
     Gain on sale of property and
       equipment.....................     --         --         --         --           (128)
     Changes in operating assets and
       liabilities
       (Increase) decrease in --
          Accounts receivable........        262        203     (1,502)    (1,231)       115
          Inventories................        (18)       (26)       (38)        66         42
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         42         26       (292)      (122)        80
          Prepaid expenses and other
             assets..................         46        (13)         3        (91)      (206)
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........       (156)       143      1,584      1,093       (778)
          Billings in excess of costs
             on uncompleted
             contracts...............         33       (171)        45        726        380
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........        525        291         62        297       (342)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments of (additions to) cash
     surrender value of insurance....        (38)       (45)       (19)         3     --
  Sales (purchases) of property and
     equipment, net..................        (74)      (380)      (386)      (188)      (123)
                                       ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........       (112)      (425)      (405)      (185)      (123)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note receivable from
     shareholder.....................     --             (2)       (10)       (10)    --
  Proceeds received on note from
     shareholder.....................     --             12     --         --         --
  Payments on note payable to
     shareholder.....................       (181)    --         --         --         --
  Borrowings on long-term debt.......     --         --         --         --            300
                                       ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in)
                  financing
                  activities.........       (181)        10        (10)       (10)       300
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        232       (124)      (353)       102       (165)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        572        804        680        680        327
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     804  $     680  $     327  $     782  $     162
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      14  $  --      $       5  $  --      $  --
     Income taxes....................     --             16         14     --         --

    The accompanying notes are an integral part of these combined financial statements.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     S.M. Lawrence Inc., a Tennessee corporation (the "Company") focuses on providing "design and build" installation services and process piping primarily for industrial facilities and maintenance, repair and replacement of commercial and industrial HVAC systems. S.M. Lawrence primarily operates in Tennessee and the immediately surrounding states.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The financial statements include the accounts and results of operations of S.M. Lawrence Inc. and Lawrence Services, Inc. which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of June 30, 1997, and for the eight months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method of depreciation. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor and parts for one year after installation of new air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         OCTOBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............      5           $     774  $     907
Machinery and equipment..............      7                 648        677
Furniture and fixtures...............      5                 145        210
Leasehold improvements...............      32                122        231
Construction in process..............                         81     --
                                                       ---------  ---------
                                                           1,770      2,025
Less -- Accumulated depreciation and
  amortization.......................                     (1,311)    (1,381)
                                                       ---------  ---------
          Property and equipment,
             net.....................                  $     459  $     644
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     620  $   1,560
Accrued compensation and benefits....        466      1,091
Other accrued expenses...............         67         86
                                       ---------  ---------
                                       $   1,153  $   2,737
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           OCTOBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $  13,475  $  15,503
Estimated earnings, net of losses....      4,193      5,641
                                       ---------  ---------
                                          17,668     21,144
Less -- Billings to date.............     17,901     21,130
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..............  $      66  $     358
Billings in excess of costs and
  estimated earnings on
  uncompleted contracts..............       (299)      (344)
                                       ---------  ---------
                                       $    (233) $      14
                                       =========  =========

5.  LINE OF CREDIT:

     The Company had an unsecured bank line of credit at October 31, 1995 and 1996, with an outstanding balance of $0 for all years. The available balance was $800,000 for 1995 and $850,000 for 1996. The line of credit is secured by guarantees and is payable upon demand. Interest is payable on the line of credit at prime plus 1 percent.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LEASES:

     The Company leases facilities from a company which is owned by one of the shareholders. The lease is for a one-year period and is renewed annually. For each year ended October 31, 1994, 1995 and 1996, the rent expense under this related-party lease was $110,400.

7.  INCOME TAXES:

     Federal and state income taxes are as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Federal --
     Current............................   $      25    $      24    $      54
     Deferred...........................          17            1           (3)
State --
     Current............................           5            4           10
     Deferred...........................           3            1           (1)
                                           --------     ---------    ---------
                                           $      50    $      30    $      60
                                           =========    =========    =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes for 1994 and 1995 and 35 percent for 1996 as follows (in thousands):

                                                       OCTOBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
Provision at the statutory rate.........   $      35    $      13    $      39
Increase resulting from --
     State income tax, net of benefits
       for federal deduction............           5            3            6
     Other..............................          10           14           15
                                           ---------    ---------    ---------
                                           $      50    $      30    $      60
                                           =========    =========    =========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Accruals and reserves not deductible
  until paid............................   $      (1)   $       2
                                           ---------    ---------
Net deferred income tax assets
  (liabilities).........................   $      (1)   $       2
                                           =========    =========

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                OCTOBER 31,
                                          ------------------------
                                             1995         1996
                                          -----------  -----------
Deferred tax assets --
     Current............................   $  --        $       2
                                          -----------  -----------
          Total.........................      --                2
                                          -----------  -----------
Deferred tax liabilities --
     Current............................          (1)      --
                                          -----------  -----------
          Total.........................          (1)      --
                                          -----------  -----------
          Net deferred income tax assets
             (liabilities)..............   $      (1)   $       2
                                           ==========   ==========

8.  RELATED-PARTY TRANSACTIONS:

     The Company loans one of the shareholders money annually. In 1994, the shareholder signed a promissory note for $44,695 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1994. The entire note was repaid during fiscal year 1995. In fiscal year 1995, the shareholder signed a promissory note for $50,435 to be paid on demand, accruing interest at eight percent. The entire amount remained outstanding at year-end 1995. The entire note was repaid during fiscal year 1996. In 1996, the shareholder signed a promissory note for $75,435 to be paid on demand, accruing interest at eight percent. The entire balance remained outstanding at year-end 1996.

     The Company entered into a non-compete agreement with a former major shareholder on November 1, 1991 for $542,562. Under this agreement, the former shareholder agreed not to compete with the Company for a period of 36 months beginning with November 1, 1991. The principal to be paid was recorded as an asset and was fully amortized over 36 months. The last payment of $180,854 was made during fiscal 1994.

     In September 1995, the Company entered into an agreement to purchase equipment from a related party. The terms of the agreement included a $2,776 cash down payment and a note payable due in one year for $11,852. Payments on the note were $1,975 and $9,877 during 1995 and 1996, respectively.

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     The Company has adopted a partially self-funded medical plan. Under this plan, the Company pays up to $20,000 per year per employee. The Company's insurance copay pays the remaining amount. For the years ended December 31, 1994, 1995, and 1996 the Company contributed $102,647, $82,866 and $143,788, respectively. For claims incurred but not yet reported the Company accrued $25,000 for the years ended December 31, 1995 and 1996.

                     S.M. LAWRENCE INC. AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) retirement plan which provides for 100 percent matching contribution by the Company, up to a maximum liability of 5 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan to provide contributions and pay expenses were $57,434, $141,105 and $368,377 during 1994, 1995, and 1996, respectively.
Amounts due to this plan were approximately $117,508 and $397,000 for the years ended December 31, 1995 and 1996, respectively.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable and a line of credit. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 19 percent of the Company's sales.

13.  SUBSEQUENT EVENT:

     In December 1996, the Company entered into an agreement to purchase a one-third interest in an investment. The investment is a partnership and will own an aircraft, available for use by any of the partners. The Company's cost for this investment was $100,000. In connection with the agreement, the Company signed a note payable to the partnership on December 31, 1996 for $100,000 with interest of 7 percent. This note was fully paid in 1997.

14. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Accurate Air Systems, Inc.:

     We have audited the accompanying balance sheets of Accurate Air Systems, Inc. as of June 30, 1995, December 31, 1995 and 1996, and the related statements of operations, shareholder's equity and cash flows for each of the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accurate Air Systems, Inc., as of June 30, 1995, December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1994 and 1995, for the six months ended December 31, 1995, and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                           ACCURATE AIR SYSTEMS, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           JUNE 30,    DECEMBER 31,    DECEMBER 31,      JUNE 30,
                                             1995          1995            1996            1997
                                           --------    ------------    ------------    ------------
                                                                                       (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............    $   50        $   33          $   79          $  208
  Accounts receivable --
       Trade, net of allowance of $70,
          $70, $33 and $28,
          respectively..................     1,385         1,671           1,778           2,306
       Retainage........................       550           321             725             191
       Other receivables................         8            16              18              40
  Inventories...........................       122           129             104             141
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................       275           212             231             330
  Prepaid expenses and other current
     assets.............................       181            81          --                  12
                                           --------    ------------    ------------    ------------
       Total current assets.............     2,571         2,463           2,935           3,228
PROPERTY AND EQUIPMENT, net.............       804         1,014             925             497
DEFERRED TAX ASSET......................        14        --              --              --
                                           --------    ------------    ------------    ------------
       Total assets.....................    $3,389        $3,477          $3,860          $3,725
                                           ========    ============    ============    ============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt...............................    $   88        $  109          $   42          $--
  Accounts payable and accrued
     expenses...........................     1,707         1,355           1,236           1,514
  Line of credit........................       374           600             500          --
  Note payable -- shareholder...........     --           --                 630              (8)
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................       229           206             312             150
                                           --------    ------------    ------------    ------------
       Total current liabilities........     2,398         2,270           2,720           1,656
LONG-TERM DEBT, net of current
  maturities............................        56           175             133             993
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock $1 par, 250,000 shares
     authorized, 1,000 shares issued and
     outstanding........................         1             1               1               1
  Retained earnings.....................       934         1,031           1,006           1,075
                                           --------    ------------    ------------    ------------
       Total shareholder's equity.......       935         1,032           1,007           1,076
                                           --------    ------------    ------------    ------------
       Total liabilities and
          shareholder's equity..........    $3,389        $3,477          $3,860          $3,725
                                           ========    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                    SIX MONTHS
                                        YEARS ENDED JUNE 30,     SIX MONTHS                           ENDED
                                                                   ENDED         YEAR ENDED          JUNE 30,
                                        --------------------    DECEMBER 31,    DECEMBER 31,   --------------------
                                          1994        1995          1995            1996         1996       1997
                                        --------    --------    ------------    ------------   ---------  ---------
                                                                                                   (UNAUDITED)
REVENUES.............................    $9,763     $ 12,171       $5,585         $ 16,806     $   7,416  $   6,204

COSTS OF SERVICES....................     7,204        8,998        4,312           13,270         5,707      4,776
                                        --------    --------    ------------    ------------   ---------  ---------
     Gross profit....................     2,559        3,173        1,273            3,536         1,709      1,428

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     2,681        2,960        1,131            3,037         1,376      1,200
                                        --------    --------    ------------    ------------   ---------  ---------
     Income (Loss) from
       operations....................      (122)         213          142              499           333        228

OTHER INCOME/(EXPENSE):

     Interest expense................       (21)         (48)         (41)             (80)          (44)       (65)

     Other...........................        (9)          (9)          (4)              14            26          7
                                        --------    --------    ------------    ------------   ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....      (152)         156           97              433           315        170
                                        --------    --------    ------------    ------------   ---------  ---------
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................       (54)          60       --               --            --         --
                                        --------    --------    ------------    ------------   ---------  ---------
NET INCOME (LOSS)....................    $  (98)    $     96       $   97         $    433     $     315  $     170
                                        ========    ========    ============    ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                         TOTAL
                                        -----------------     RETAINED     SHAREHOLDER'S
                                        SHARES     AMOUNT     EARNINGS        EQUITY
                                        ------     ------     --------     -------------
BALANCE, June 30, 1993...............    1,000      $  1       $  941         $   942

     Net loss........................     --        --            (98)            (98)
                                        ------     ------     --------     -------------
BALANCE, June 30, 1994...............    1,000         1          843             844

     Distribution to shareholder.....     --        --             (5)             (5)

     Net income......................     --        --             96              96
                                        ------     ------     --------     -------------
BALANCE, June 30, 1995...............    1,000         1          934             935

     Net income......................     --        --             97              97
                                        ------     ------     --------     -------------
BALANCE, December 31, 1995...........    1,000         1        1,031           1,032

     Distributions to shareholder....     --        --           (458)           (458)

     Net income......................     --        --            433             433
                                        ------     ------     --------     -------------
BALANCE, December 31, 1996...........    1,000      $  1       $1,006         $ 1,007

     Distributions to shareholders
       (unaudited)...................     --        --           (101)           (101)

     Net income (unaudited)..........     --        --            170             170
                                        ------     ------     --------     -------------
BALANCE, June 30, 1997 (unaudited)...    1,000      $  1       $1,075         $ 1,076
                                        ======     ======     ========     =============

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                SIX MONTHS
                                       YEAR ENDED JUNE 30,    SIX MONTHS                          ENDED
                                                                ENDED        YEAR ENDED          JUNE 30,
                                       --------------------  DECEMBER 31,   DECEMBER 31,   --------------------
                                         1994       1995         1995           1996         1996       1997
                                       ---------  ---------  ------------   ------------   ---------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     (98) $      96     $   97         $  433      $     315  $     170
  Adjustments to reconcile net income
     (loss) to net cash
     provided by (used in) operating
     activities --
     Depreciation and amortization...        128        124         85            186             91        110
     Deferred income tax provision...       (150)       (70)        81         --             --         --
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........        127       (395)       (66)          (513)        (1,180)       (16)
          Costs and estimated
           earnings in excess of
           billings on uncompleted
           contracts.................        (90)       (58)        63            (19)          (177)       (99)
          Prepaid expenses and other
           current assets............         (1)       (44)        31             81             81        (12)
          Inventories................        (22)       (16)        (7)            25             19        (37)
       Increase (decrease) in --
          Accounts payable and
           accrued expenses..........        365        419       (350)          (119)           248        278
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         64        119        (22)           106            470       (162)
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         operating activities........        323        175        (88)           180           (133)       232
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales (purchase) of property and
   equipment.........................       (100)      (347)      (295)           (97)           (18)       (52)
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         investing activities........       (100)      (347)      (295)           (97)           (18)       (52)
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......     --            183        192         --             --            239
  Payments of long-term debt.........       (186)       (39)       (52)          (109)           (66)    --
  Borrowings of short-term debt......     --         --         --                630         --         --
  Borrowings on line of credit.......         50     --            226         --             --         --
  Payments on line of credit.........     --            (76)    --               (100)        --         --
  Distributions to shareholder.......     --             (5)    --               (458)           426       (290)
                                       ---------  ---------  ------------   ------------   ---------  ---------
       Net cash provided by (used in)
         financing activities........       (136)        63        366            (37)           360        (51)
                                       ---------  ---------  ------------   ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         87       (109)       (17)            46            209        129
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         72        159         50             33             33         79
                                       ---------  ---------  ------------   ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     159  $      50     $   33         $   79      $     242  $     208
                                       =========  =========  ============   ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      21  $      48     $   41         $   79      $      44  $      66
     Income taxes....................         53         34     --             --             --         --

   The accompanying notes are an integral part of these financial statements.

                           ACCURATE AIR SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Accurate Air Systems, Inc., a Texas corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Accurate primarily operates in Texas and Oklahoma.

     The Company and its shareholder intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort
Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CHANGE IN FISCAL YEAR END

     Effective July 1, 1995, the Company changed its fiscal year end from June 30 to December 31. The statements of operations, shareholder's equity and cash flows for the six months ended December 31, 1995 are presented in the accompanying financial statements. The results of operations for the six month period are not necessarily indicative of the results for a full year period.

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 90 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     Effective July 1, 1995, the Company elected S Corporation status as defined by the Internal Revenue Code whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns. The balance in the deferred tax liability account at July 1, 1995 was credited to income during the six month period ended December 31, 1995.

     Prior to July 1, 1995, the Company followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes were recorded based upon differences between the financial reporting and tax bases of assets and liabilities and were measured using the enacted tax rates and laws that would have been in effect when the underlying assets or liabilities were recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED                      DECEMBER 31,
                                        USEFUL LIVES     JUNE 30,   --------------------
                                          IN YEARS         1995       1995       1996
                                        ------------     --------   ---------  ---------
Land.................................       --            $  200    $     200  $     200
Buildings............................      31.5              205          213        213
Transportation equipment.............       5                414          336        241
Machinery and equipment..............     5 - 7              262          477        510
Leasehold improvements...............    15 - 18              57           60         61
Furniture and fixtures...............     5 - 7               74          122        133
                                                         --------   ---------  ---------
Less -- Accumulated depreciation and
  amortization.......................                       (408)        (394)      (433)
                                                         --------   ---------  ---------
     Property and equipment, net.....                     $  804    $   1,014  $     925
                                                         ========   =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS (IN THOUSANDS):

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Balance at beginning of year.........     $ 57     $      70  $      70
Additions to costs and expenses......       19        --         --
Deductions for uncollectible
  receivables written off and
  recoveries.........................       (6)       --            (37)
                                        --------   ---------  ---------
                                          $ 70     $      70  $      33
                                        ========   =========  =========

     Accounts payable and accrued expenses consist of the following:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Accounts payable, trade..............    $  537    $     871  $     685
Accrued compensation and benefits....       509          179        288
Other accrued expenses...............       575          243        190
Warranty reserve.....................        86           62         73
                                        --------   ---------  ---------
                                         $1,707    $   1,355  $   1,236
                                        ========   =========  =========

     Installation contracts in progress are as follows:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
Costs incurred on contracts in
  progress...........................    $4,113    $   2,468  $   5,514
Estimated earnings, net of losses....     1,428          726      1,760
Less -- Billings to date.............     5,495        3,188      7,355
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................    $  275    $     212  $     231
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................      (229)        (206)      (312)
                                        --------   ---------  ---------
                                         $   46    $       6  $     (81)
                                        ========   =========  =========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  SHORT-TERM DEBT:

     On October 15, 1996, the Company executed a renewal and extension of its revolving line of credit with its bank. The new agreement provides for maximum borrowings of up to $900,000 with interest payable monthly on the amount outstanding at the rate of prime plus one percent, not to exceed 18 percent. The agreement provides that the Company may borrow up to 70 percent of its accounts receivable that are less than sixty days past due. The revolving line of credit is secured by accounts receivable and the personal guaranty of the sole shareholder, and requires the Company to maintain certain minimum tangible net worth and cash flow ratios. Balances outstanding relating to the line are approximately $374,000, $600,000, and $500,000 as of June 30, 1995, and December 31, 1995 and 1996, respectively. The Company was in compliance with all covenants at each applicable year end.

     On December 27, 1996, the Company borrowed $630,000 from the Company's shareholder. Interest is payable monthly at a rate of 9 percent on the outstanding balance. The note matures on June 30, 1997. The entire balance was outstanding as of December 31, 1996.

6.  LONG-TERM DEBT:

                                                       DECEMBER 31,
                                        JUNE 30,   --------------------
                                          1995       1995       1996
                                        --------   ---------  ---------
                                                (IN THOUSANDS)
Note payable, secured by real estate,
  payable in twenty-four installments
  of $2,540 including interest at
  9.50% per annum with the final
  payment due January 28, 1997.......    $   44    $      31  $  --
Notes payable, secured by
  transportation and operating
  equipment, monthly installments of
  various amounts, including interest
  at rates ranging from 9.00% to
  9.75% per annum until 1997.........       100           69         21
Note payable, secured by operating
  equipment, payable in thirty-five
  installments of $3,177 including
  interest at a rate of prime plus
  one percent. A final payment of
  $128,696 due on August 1, 1998.....     --             184        154
                                        --------   ---------  ---------
                                            144          284        175
Less -- Current maturities...........        88          109         42
                                        --------   ---------  ---------
                                         $   56    $     175  $     133
                                        ========   =========  =========

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

1997.................................  $      42
1998.................................        133
                                       ---------
                                       $     175
                                       =========

7.  LEASES:

     The Company leases facilities from a company which is partially owned by the shareholder. The lease expires in April 1999. The rent paid under this related-party lease was approximately $15,000, $60,000, $30,000 and $60,000 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996 respectively. The Company also leased a facility from a third party, which expired on December 31, 1996. The rent paid under this lease was approximately $12,000, $12,000, $6,000 and $13,200 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and the year ended December 31, 1996, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased properties.

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company also leases vehicles for operations which expire in 1998. The payments under these vehicle leases were approximately $--, $1,400, $26,000 and $94,000 for the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Year Ended
     1997...............................      $  197
     1998...............................          60
     1999...............................          15
                                           ------------
                                              $  272
                                           ============

8.  INCOME TAXES (IN THOUSANDS):

     Federal and state income taxes are as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Federal --
     Current............................  $     (37) $     111
     Deferred...........................         (9)       (60)
State --
     Current............................         (7)        20
     Deferred...........................         (1)       (11)
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                          YEAR ENDED JUNE 30,
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Provision at the statutory rate.........  $     (52) $      53
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............         (2)         6
     Other..............................         --          1
                                          ---------  ---------
                                          $     (54) $      60
                                          =========  =========

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                        JUNE 30,
                                          1995
                                        --------
Depreciation and amortization........    $   14
Accruals and reserves not deductible
  until paid.........................       121
State taxes..........................        (4)
Cash to accrual adjustments..........       (50)
                                        --------
Net deferred income tax assets.......    $   81
                                        ========

     The net deferred tax assets and liabilities are comprised of the following:

                                        JUNE 30,
                                          1995
                                        --------
Deferred tax assets --
     Current.........................    $  114
     Long-term.......................        14
                                        --------
          Total......................       128
                                        --------
Deferred tax liabilities --
     Current.........................        47
     Long-term.......................     --
                                        --------
          Total......................        47
                                        --------
          Net deferred income tax
              assets.................    $   81
                                        ========

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     Effective January 1, 1995, the Company became self-insured for medical claims up to $30,000 per year per covered individual per event. Claims in excess of these amounts are covered by a stop-loss policy. The Company has recorded reserves for self-insured claims based on estimated claims incurred through June 30, 1995, six months ended December 31, 1995 and the year ended December 31, 1996.

10.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which provides for 10 percent matching contributions by the Company, up to a maximum of 6 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Employees become 100 percent vested in the employer's contribution after 7 years of service. Total contributions by the Company under

                           ACCURATE AIR SYSTEMS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

this plan to provide contributions and pay expenses were approximately $118,000, $131,000, $12,000 and $199,000 during the years ended June 30, 1994 and 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively. Amounts due to this plan were approximately $109,000, $--and $173,000 for the year ended June 30, 1995, the six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

     The Company also adopted a discretionary profit-sharing plan under which the Company may contribute up to 25 percent of a participant's compensation, up to a maximum contribution of $30,000. Employees become 100 percent vested in the employer's contributions after 7 years of service. The Company's contributions and administrative expenses were approximately $5,000, $8,000, $-- and $--, for the years ended June 30, 1994 and 1995, and six months ended December 31, 1995 and the year ended December 31, 1996, respectively.

11.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

12.  CAPITAL STOCK:

     In addition to the 250,000 authorized shares of $1 par value voting common stock, the Company has the following classes of authorized capital stock. None of these three classes have been issued.

                                          SHARES          PAR
                                        AUTHORIZED       VALUE
                                        -----------      ------
Nonvoting Common.....................     250,000         $  1
Voting Preferred.....................     250,000         $  1
Nonvoting Preferred..................     250,000         $  1

13.  SALES TO SIGNIFICANT CUSTOMERS:

     For the years ended June 30, 1994 and 1995, the six months ended December 31, 1995, and year ended December 31, 1996 one customer accounted for approximately 12, 25, 13, and 0 percent, respectively, of the Company's revenue.

14. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, the Company transferred certain assets to the shareholder, consisting of land, buildings, and automobiles, with a total carrying value of approximately $370,000 as of June 30, 1997. The Company also distributed approximately $101,000 to its shareholder as of June 30, 1997.

     Concurrently with the merger, the Company entered into new agreements with a company partially owned by the shareholder to lease land and buildings owned by such party used in the Company's operations for a negotiated amount and term.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eastern Heating and Cooling, Inc.:

     We have audited the accompanying balance sheet of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Heating and Cooling, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                       EASTERN HEATING AND COOLING, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                        DECEMBER 31,      JUNE 30,
                                            1996            1997
                                        ------------    ------------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......      $   83          $  485
     Accounts receivable --
          Trade, net of allowance of
             $25 and $26,
             respectively............       1,214           1,197
          Retainage..................          43              82
          Other receivables..........          13          --
     Inventories.....................         100             113
     Costs and estimated earnings in
      excess of billings on
       uncompleted contracts.........          66             450
     Prepaid expenses and other
      current assets.................      --                 181
                                        ------------    ------------
               Total current
                  assets.............       1,519           2,508
PROPERTY AND EQUIPMENT, net..........         604             638
OTHER NONCURRENT ASSETS..............         144             132
                                        ------------    ------------
               Total assets..........      $2,267          $3,278
                                        ============    ============
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................      $  302          $--
     Accounts payable and accrued
      expenses.......................         826           1,527
     Line of credit..................         140          --
     Billings in excess of costs and
      estimated earnings on
      uncompleted contracts..........         102              98
                                        ------------    ------------
               Total current
                  liabilities........       1,370           1,625
PAYABLE TO SHAREHOLDER...............      --                 465
LONG-TERM DEBT, net of current
  maturities.........................         431           1,138
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 200
      shares authorized, 100 shares
      issued and outstanding.........          50              50
     Retained earnings...............         416          --
                                        ------------    ------------
               Total shareholder's
                  equity.............         466              50
                                        ------------    ------------
               Total liabilities and
                  shareholder's
                  equity.............      $2,267          $3,278
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            SIX MONTHS
                                                              ENDED
                                         YEAR ENDED          JUNE 30,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)

REVENUES.............................     $  7,944     $   4,047  $   3,465

COST OF SERVICES.....................        5,276         2,714      2,112
                                        ------------   ---------  ---------

     Gross profit....................        2,668         1,333      1,353

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,237         1,084      1,144
                                        ------------   ---------  ---------

     Income from operations..........          431           249        209

OTHER INCOME (EXPENSE):

     Interest expense................          (87)          (46)       (43)

     Other...........................           40             2         34
                                        ------------   ---------  ---------

NET INCOME...........................     $    384     $     205  $     200
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                      TOTAL
                                        ----------------    RETAINED    SHAREHOLDER'S
                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                        ------    ------    --------    -------------
BALANCE, December 31, 1995...........      100     $ 50      $  356        $   406

     Distributions to shareholder....     --       --          (324)          (324)

     Net income......................     --       --           384            384
                                        ------    ------    --------    -------------
BALANCE, December 31, 1996...........      100     $ 50      $  416        $   466

     Distributions to shareholder
       (unaudited)...................     --       --          (616)          (616)

     Net income (unaudited)..........     --       --           200            200
                                        ------    ------    --------    -------------
BALANCE, June 30, 1997 (unaudited)...      100     $ 50      $--           $    50
                                        ======    ======    ========    =============

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         SIX MONTHS ENDED
                                         YEAR ENDED          JUNE 30,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ........................      $  384      $     205  $     200
  Adjustments to reconcile net income
    to net cash provided by operating
    activities --
    Depreciation and amortization....         144             60         79
    Gain on sale of property and
     equipment.......................         (31)        --             13
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........        (434)          (493)         3
         Inventories.................           4            (14)       (13)
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts.....         123             33       (384)
         Other noncurrent assets.....          80            (71)      (181)
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................         246            286        701
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....          10             99         (4)
                                        ------------   ---------  ---------
             Net cash provided by
                operating
                activities...........         526            105        414
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
    equipment, net...................        (224)            (9)      (126)
                                        ------------   ---------  ---------
             Net cash used in
                investing
                activities...........        (224)            (9)      (126)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......         208            139        265
  Borrowings from shareholder........      --             --            465
  Payments of long-term debt.........        (280)        --         --
  Borrowings on line of credit.......         140         --         --
  Distributions to shareholder.......        (325)          (205)      (616)
                                        ------------   ---------  ---------
             Net cash provided by
                (used in) financing
                activities...........        (257)           (66)       114
                                        ------------   ---------  ---------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................          45             30        402
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          38             38         83
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   83      $      68  $     485
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................      $   52      $      46  $      43

   The accompanying notes are an integral part of these financial statements.

                       EASTERN HEATING AND COOLING, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Eastern Heating and Cooling, Inc., a New York corporation, (the
"Company") focuses on providing "design and build" installation and maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Eastern also offers continuous monitoring and control systems for commercial facilities. Eastern primarily operates in the area within a 75 mile radius of Albany, New York.

     The Company and its shareholder intends to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES      DECEMBER 31,
                                          IN YEARS            1996
                                        ------------      ------------
Transportation equipment.............      7                 $  957
Machinery and equipment..............      10                    54
Computer and telephone equipment.....     3-5                     6
Leasehold improvements...............      20                    36
Furniture and fixtures...............     7-10                  126
                                                          ------------
                                                              1,179
Less -- Accumulated depreciation and
  amortization.......................                          (575)
                                                          ------------
     Property and equipment, net.....                        $  604
                                                          ============

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Balance at beginning of year.........      $   16
Additions to costs and expenses......          25
Deductions for uncollectible
  receivables written off and
  recoveries.........................         (16)
                                        ------------
                                           $   25
                                        ============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  611
Accrued compensation and benefits....         120
Other accrued expenses...............          95
                                        ------------
                                           $  826
                                        ============

     Installation contracts in progress are as follows (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Costs incurred on contracts in
  progress...........................     $    749
Estimated earnings, net of losses....          235
                                        ------------
                                               984
Less -- Billings to date.............        1,020
                                        ------------
                                          $    (36)
                                        ============

Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................      $   66
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (102)
                                        ------------
                                           $  (36)
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of the following:

     The Company has a term note payable to a financial institution with an outstanding balance of approximately $133,000 at December 31, 1996. The term note matures in April 1999, and bears interest at prime plus 2 percent (10.25 percent at December 31, 1996) which is payable along with principal of $4,583 monthly. The note is secured by substantially all assets of the Company and is guaranteed by the Company's shareholder.

     The Company has various installment notes with several financial institutions which are secured by transportation equipment. The terms of the notes range from 48 months to 60 months with monthly payments of principal and interest of approximately $12,300. The notes bear interest at rates ranging from
6.5 percent to 10.5 percent and mature from 1997 to 2001.

     The Company has a note payable to its former owner with an outstanding balance of $288,444 at December 31, 1996. The note payable was calculated using an implied interest rate of 9 percent. The note

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

payable is due in installments of $159,385 on January 1, 1997 and $168,948 on January 1, 1998, including interest.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997............................  $     302
     1998............................        296
     1999............................         85
     2000............................         42
     2001............................          8
                                       ---------
                                       $     733
                                       =========

6.  LINE OF CREDIT:

     The Company has a $500,000 line of credit with a financial services company. The line of credit is due on demand and bears interest at prime plus 1 percent per annum (9.25 percent at December 31, 1996). The line of credit is secured by substantially all assets of the Company. The balance outstanding under this line of credit at December 31, 1996 was $140,000.

7.  LEASES:

     The Company leases a facility from a company which is 50 percent owned by the Company's shareholder. The lease expires in December 1999. The rent paid under this related-party lease was approximately $50,000 for the year ended December 31, 1996.

     Additionally, the Company rents other facilities from non-related parties. Future minimum lease payments under non-cancellable operating leases are as follows (in thousands):

Year Ended December 31 --
     1997...............................      $   55
     1998...............................          55
     1999...............................          50
                                           ------------
                                              $  160
                                           ============

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                       EASTERN HEATING AND COOLING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1996, one customer accounted for approximately 12 percent of the Company's sales.

11.  SUBSEQUENT EVENT:

     Effective January 2, 1997, an affiliate of the Company acquired the business and certain operating assets of RECC, Inc., a New York corporation. This affiliate agreed to pay $10,000 over a period of one year.

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholder entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed $454,000 from the accumulated adjustment account. The Company distributed approximately $162,000 subsequent to the merger which has been reflected in the accompanying financial statements.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     Eastern intends to enter into a 10-year lease with 60 Loudonville Road Associates for a new building and terminate the existing lease. Eastern has agreed to install the HVAC systems in the new building at a price which the Company believes to be at a fair market value. The Company's annual rental in the new building will be at fair market value, as determined by appraisal.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Contract Service, Inc.:

     We have audited the accompanying balance sheets of Contract Service, Inc., as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the three years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contract Service, Inc., as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the three years ended December 31, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                             CONTRACT SERVICE, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------    JUNE 30,
                                            1995       1996         1997
                                          ---------  ---------   -----------
                                                                 (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     116  $     207     $   264
     Accounts receivable --
          Trade, net of allowance of
             $11, $22 and $20,
             respectively...............        651        680         732
          Retainage.....................         10         26          20
          Other.........................     --         --               4
     Inventories........................        306        362         486
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts........................        104        110         158
     Prepaid expenses and other current
       assets...........................         11          4          15
                                          ---------  ---------   -----------
          Total current assets..........      1,198      1,389       1,679
PROPERTY AND EQUIPMENT, net.............        549        642         676
OTHER NONCURRENT ASSETS.................         14         16          23
                                          ---------  ---------   -----------
          Total assets..................  $   1,761  $   2,047     $ 2,378
                                          =========  =========   ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
       debt.............................  $     100  $     100     $     1
     Accounts payable and accrued
       expenses.........................        576        691         749
     Billings in excess of costs and
       estimated earnings on uncompleted
       contracts........................        149        136         235
                                          ---------  ---------   -----------
          Total current liabilities.....        825        927         985
PAYABLE TO SHAREHOLDERS.................     --         --             529
LONG-TERM DEBT, net of current
  maturities............................        263        429         855
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 20,000
       shares authorized, 8,946 shares
       issued and outstanding...........          9          9           9
     Retained earnings..................        664        682      --
                                          ---------  ---------   -----------
          Total shareholders' equity....        673        691           9
                                          ---------  ---------   -----------
          Total liabilities and
             shareholders' equity.......  $   1,761  $   2,047     $ 2,378
                                          =========  =========   ===========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                SIX MONTHS
                                                                                  ENDED
                                              YEAR ENDED DECEMBER 31,            JUNE 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES................................  $   6,502  $   6,361  $   7,842  $   3,509  $   3,828

COST OF SERVICES........................      4,393      4,413      5,201      2,354      2,535
                                          ---------  ---------  ---------  ---------  ---------

               Gross profit.............      2,109      1,948      2,641      1,155      1,293

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,228      1,500      1,660        723        865
                                          ---------  ---------  ---------  ---------  ---------

               Income from operations...        881        448        981        432        428

OTHER INCOME (EXPENSE):

     Interest expense...................         (5)        (9)       (29)       (24)       (43)

     Other..............................         29         38         51         31         16
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     905  $     477  $   1,003  $     439  $     401
                                          =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                          COMMON STOCK                          TOTAL
                                       -------------------     RETAINED     SHAREHOLDERS'
                                        SHARES      AMOUNT     EARNINGS         EQUITY
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1993...........      8,946     $  9       $  660          $  669

     Distributions to shareholders...     --         --           (911)           (911)

     Net income......................     --         --            905             905
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1994...........      8,946        9          654             663

     Distributions to shareholders...     --         --           (467)           (467)

     Net income......................     --         --            477             477
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1995...........      8,946        9          664             673

     Distributions to shareholders...     --         --           (985)           (985)

     Net income......................     --         --          1,003           1,003
                                       ---------    ------     --------     --------------
BALANCE, December 31, 1996...........      8,946        9          682             691

     Distributions to shareholders
       (unaudited)...................     --         --         (1,083)         (1,083)

     Net income (unaudited)..........     --         --            401             401
                                       ---------    ------     --------     --------------
BALANCE, June 30, 1997 (unaudited)...      8,946     $  9       $--             $    9
                                       =========    ======     ========     ==============

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS
                                                                               ENDED
                                           YEAR ENDED DECEMBER 31,            JUNE 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     905  $     477  $   1,003  $     439  $     401
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation.....................         97        120        138         57         66
    Gain (loss) on sale of property
     and equipment...................          8         (5)    --         --         --
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........       (219)       (96)       (45)      (142)       (50)
         Inventories.................         20        (49)       (57)      (136)      (124)
         Costs and estimated earnings
          in excess of billings on
          uncompleted contracts......        (44)        35         (6)       (36)       (48)
         Prepaid expenses and other
          current assets.............         (9)        (2)         7          3         (7)
         Other noncurrent assets.....         (8)         5         (2)    --            (11)
      Increase (decrease) in --
         Accounts payable and accrued
          expenses...................        (27)        (3)       115        245         58
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....         12         17        (13)        69         99
                                       ---------  ---------  ---------  ---------  ---------
      Net cash provided by operating
       activities....................        735        499      1,140        499        384
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
   equipment.........................       (138)      (193)      (230)      (189)      (100)
                                       ---------  ---------  ---------  ---------  ---------
      Net cash used in investing
       activities....................       (138)      (193)      (230)      (189)      (100)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from shareholders.......     --         --         --         --            529
  Borrowings of long-term debt.......        102        201        166     --            327
  Distributions to shareholders......       (911)      (467)      (985)      (125)    (1,083)
  Collections of advances to officers
   and shareholders..................         86     --         --         --         --
                                       ---------  ---------  ---------  ---------  ---------
      Net cash (used in) financing
       activities....................       (723)      (266)      (819)      (125)      (227)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (126)        40         91        185         57
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        202         76        116        116        207
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      76  $     116  $     207  $     301  $     264
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $       6  $      30  $      41  $      24  $      41

   The accompanying notes are an integral part of these financial statements.

                             CONTRACT SERVICE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Contract Service, Inc., a Utah corporation, (the "Company") focuses on providing comprehensive maintenance, repair and replacement of HVAC systems for commercial and residential facilities primarily in Utah.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating units. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                        ESTIMATED
                                       USEFUL LIVES    DECEMBER 31,    DECEMBER 31,
                                         IN YEARS          1995            1996
                                       ------------    ------------    ------------
Transportation equipment.............    5-10             $  690          $  907
Machinery and equipment..............    5-30                126             127
Furniture and fixtures...............    5-20                178             189
                                                       ------------    ------------
Less -- Accumulated depreciation.....                       (445)           (581)
                                                       ------------    ------------
     Property and equipment, net.....                     $  549          $  642
                                                       ============    ============

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Balance at beginning of year.........  $      11  $      11
Additions to costs and expenses......         18         26
Deductions for uncollectible
  receivables written off and
  recoveries.........................        (18)       (15)
                                       ---------  ---------
                                       $      11  $      22
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     242  $     256
Accrued compensation.................        219        312
Other accrued expenses...............        115        123
                                       ---------  ---------
                                       $     576  $     691
                                       =========  =========

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $   1,998  $   2,534
Estimated earnings, net of losses....        741        978
                                       ---------  ---------
                                           2,739      3,512
Less -- Billings to date.............      2,784      3,538
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $     104  $     110
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................       (149)      (136)
                                       ---------  ---------
                                       $     (45) $     (26)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of ten unsecured promissory notes to the Company's shareholders of which two are demand notes. All notes, except the demand notes, are due 10 years from the date of the note. The notes bear an interest rate of 10 percent. Monthly interest payments are made to the shareholders with the principal due at the date of maturity.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt are as follows (in thousands):

        Year ending December 31,

1997.................................  $     100
1998.................................     --
1999.................................     --
2000.................................     --
2001.................................     --
Thereafter...........................        429
                                       ---------
                                       $     529
                                       =========

6.  LEASES:

     The Company leases its facilities from a company owned by its two shareholders. The lease is currently on a month-to-month basis. The rent paid under this related-party lease was approximately $66,000, $106,000 and $120,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31,
     1997............................  $     120
     1998............................        120
     1999............................        120
     2000............................        120
     2001............................        120
                                       ---------
                                       $     600
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1994, 1995 and 1996, the Company held notes payable to the shareholders in the amount of $162,000, $363,000 and $529,000, respectively. (See Note 5.) The notes bear interest at 10 percent. Interest paid during the years ended December 31, 1994, 1995 and 1996 related to these loans was $6,000, $29,000 and $41,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                             CONTRACT SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  EMPLOYEE BENEFIT PLAN:

     Beginning January 1, 1994, the Company adopted a 401(k) plan. The plan allows employees to contribute a portion of their gross wages into the plan as a salary deferral and requires the Company to match 25 percent of the employee contribution up to 5 percent of employee's gross wages. The Company's matching contributions for the years ended December 31, 1995 and 1996 were $17,000 and $19,000 respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical, dental and dependent care/day care benefits. The funds withheld are used to pay actual claims or medical insurance, based on the employees' elections.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed approximately $1,083,000 which represents the Company's S Corporation accumulated adjustment account.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tech Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Tech Heating and Air Conditioning, Inc., and related company as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------     JUNE 30,
                                            1995       1996          1997
                                          ---------  ---------    -----------
                                                                  (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     313  $     611      $   405
     Accounts receivable --
          Trade, net of allowance of
             $45, $40 and $20,
             respectively...............      1,244      1,723        1,701
          Retainage.....................         92         48           75
          Other receivables.............     --              7           58
     Inventories........................         67        208          228
     Prepaid expenses and other current
       assets...........................          7         33           53
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts........................     --         --               50
               Total current assets.....      1,723      2,630        2,570
PROPERTY AND EQUIPMENT, net.............        368        500          323
                                          ---------  ---------    -----------
               Total assets.............  $   2,091  $   3,130      $ 2,893
                                          =========  =========    ===========
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
     debt...............................  $  --      $      62      $--
     Accounts payable and accrued
     expenses...........................      1,048        757          939
     Line of credit.....................         88        190       --
                                          ---------  ---------    -----------
               Total current
               liabilities..............      1,136      1,009          939
LONG-TERM DEBT, net of current
  maturities............................         48         60        1,906
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value, 1,000
       shares authorized, 500 shares
       issued...........................          1          1            1
     Treasury stock.....................         (3)        (3)          (3)
     Retained earnings..................        909      2,063           50
                                          ---------  ---------    -----------
               Total shareholders'
                 equity.................        907      2,061           48
                                          ---------  ---------    -----------
               Total liabilities and
                 shareholders' equity...  $   2,091  $   3,130      $ 2,893
                                          =========  =========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    SIX MONTHS
                                          YEAR ENDED DECEMBER          ENDED
                                                  31,                 JUNE 30,
                                          --------------------  --------------------
                                            1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------
                                                                    (UNAUDITED)
REVENUES................................  $   6,960  $   7,537  $   3,395  $   3,904
COST OF SERVICES........................      4,212      3,996      2,004      2,229
                                          ---------  ---------  ---------  ---------
     Gross profit.......................      2,748      3,541      1,391      1,675
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,800      1,861        957      1,059
                                          ---------  ---------  ---------  ---------
     Income from operations.............        948      1,680        434        616
OTHER INCOME (EXPENSE):
     Interest expense...................        (12)       (18)        (6)       (29)
     Other..............................         20         31         17        (19)
                                          ---------  ---------  ---------  ---------
NET INCOME..............................  $     956  $   1,693  $     445  $     568
                                          =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             COMMON STOCK                                  TOTAL
                                           ----------------    TREASURY    RETAINED    SHAREHOLDERS'
                                           SHARES    AMOUNT     STOCK      EARNINGS       EQUITY
                                           ------    ------    --------    --------    -------------
BALANCE, December 31, 1994..............     500      $  1       $ (3)      $  575        $   573
     Distributions to shareholders......    --        --         --           (622)          (622)
     Net income.........................    --        --         --            956            956
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1995..............     500         1         (3)         909            907
     Distributions to shareholders......    --        --         --           (539)          (539)
     Net income.........................    --        --         --          1,693          1,693
                                           ------    ------       ---      --------    -------------
BALANCE, December 31, 1996..............     500         1         (3)       2,063          2,061
     Distributions to shareholders
       (unaudited)......................    --        --         --         (2,581)        (2,581)
     Net income (unaudited).............    --        --         --            568            568
                                           ------    ------       ---      --------    -------------
BALANCE, June 30, 1997 (unaudited)......     500      $  1       $ (3)      $   50        $    48
                                           ======    ======       ===      ========    =============

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.,
                              AND RELATED COMPANY
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 SIX MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31,            JUNE 30,
                                       --------------------  --------------------
                                         1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     956  $   1,693  $     445  $     568
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation....................         89        142         95         71
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........        581       (442)      (632)         2
          Inventories................        (42)      (141)        20        (20)
          Prepaid expenses and other
             current assets..........          7        (26)       (21)       (20)
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............     --         --         --            (50)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........       (513)      (291)      (291)       182
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........      1,078        935       (384)       733
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchase) of property and
     equipment.......................       (127)      (274)      (120)       106
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) investing
                  activities.........       (127)      (274)      (120)       106
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on line of credit.......         76        102     --         --
  Borrowings on long-term debt.......     --            205        191      1,594
  Payments on long-term debt.........       (100)      (131)    --         --
  Distributions to shareholders......       (622)      (539)    --         (2,639)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........       (646)      (363)       191     (1,045)
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        305        298       (313)      (206)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          8        313        313        611
                                       ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     313  $     611  $  --      $     405
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      12  $      18  $       3  $      37

    The accompanying notes are an integral part of these combined financial statements.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Tech Heating and Air Conditioning, Inc., an Ohio corporation, and related company (collectively, the "Company") focuses on providing "design and build" installation and services, maintenance, repair and replacement of HVAC systems for commercial and industrial facilities. Tech also offers continuous monitoring and control services for commercial facilities. The Company's customers are primarily in the greater Cleveland, Ohio area.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Tech Heating and Air Conditioning, Inc., and its related company, Tech Mechanical which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

WARRANTY COSTS

     The Company warrants labor for the first year after installation of new air conditioning and heating systems. The Company generally warrants labor for 30 days after the servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of the Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or combined results of operations of the Company.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                            ESTIMATED         DECEMBER 31,
                                           USEFUL LIVES   --------------------
                                             IN YEARS       1995       1996
                                           ------------   ---------  ---------
Transportation equipment................      5           $     462  $     553
Machinery and equipment.................      7                  61        159
Computer and telephone equipment........      5                 107        190
Furniture and fixtures..................     5-7                145        128
                                                          ---------  ---------
Less -- Accumulated depreciation........                       (407)      (530)
                                                          ---------  ---------
     Property and equipment, net........                  $     368  $     500
                                                          =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Balance at beginning of year............  $      25  $      45
Additions to costs and expenses.........         20     --
Deductions for uncollectible receivables
  written off and recoveries............     --             (5)
                                          ---------  ---------
                                          $      45  $      40
                                          =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31,
                                          --------------------
                                            1995       1996
                                          ---------  ---------
Accounts payable, trade.................  $     428  $     388
Accrued compensation and benefits.......        337        226
Other accrued expenses..................        283        143
                                          ---------  ---------
                                          $   1,048  $     757
                                          =========  =========

     At December 31, 1995 and 1996 billings to customers generally equalled work performed which resulted in no costs and estimated earnings in excess of billings or billings in excess of costs and estimated earnings on uncompleted contracts.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT AND NOTES PAYABLE:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $8,000. The notes bear interest at rates ranging from 7.5 percent to 9.95 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     252
     1998...............................         55
     1999...............................          5
                                          ---------
                                          $     312
                                          =========

     The Company has a $1,500,000 line of credit with a financial services company. The line of credit expires in July 1997 and bears interest at prime plus .25 percent per annum (8.5 percent at December 31, 1996). The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was $190,000 outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a company which is partially owned by one of the shareholders. The lease expires in April of 2000. The rent paid under this related-party lease was approximately $84,000 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

     The Company leases a vehicle for a key member of management. The lease payments under this vehicle lease totaled approximately $6,700 for the year ended December 31, 1996.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     100
     1998............................         91
     1999............................         86
     2000............................         28
                                       ---------
                                       $     305
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The Company has the right to make discretionary contributions. Total contributions by the Company under this plan were approximately $18,000 and $12,000 for 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

                    TECH HEATING AND AIR CONDITIONING, INC.
                              AND RELATED COMPANY
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or combined results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed $2,639,000 from the accumulated adjustment account through increased borrowings on the line of credit of $900,000 with the remainder paid from cash on hand.

     Concurrently with the merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Seasonair, Inc.:

     We have audited the accompanying balance sheet of Seasonair, Inc. as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seasonair, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                                SEASONAIR, INC.
                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           DECEMBER 31,      JUNE 30,
                                               1996            1997
                                           ------------    ------------
                                                           (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........      $   69          $  125
     Accounts receivable --
          Trade, net of allowance of $
             -- and $--, respectively...         961             982
          Retainage.....................          17              58
          Other receivables.............      --              --
     Inventories........................         190             186
     Costs on uncompleted contracts in
      excess of billings................          75              99
     Deferred tax asset.................         104             110
     Prepaid expenses and other current
      assets............................          96             109
                                           ------------    ------------
               Total current assets.....       1,512           1,669
PROPERTY AND EQUIPMENT, net.............          63              56
OTHER NONCURRENT ASSETS.................          83             115
                                           ------------    ------------
               Total assets.............      $1,658          $1,840
                                           ============    ============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt..............................          34          --
     Accounts payable and accrued
      expenses..........................         810             857
     Billings in excess of costs and
      estimated earnings on uncompleted
      contracts.........................         156             122
                                           ------------    ------------
               Total current
                   liabilities..........       1,000             979
LONG-TERM DEBT, net of current
  maturities............................          76             154
DEFERRED TAX LIABILITY..................          17              17
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, no par value,
      2,000,000 shares authorized,
      1,244,000 shares issued and
      outstanding.......................          78              78
     Additional paid-in capital.........           1               1
     Retained earnings..................         721             846
     Treasury stock.....................        (235)           (235)
                                           ------------    ------------
               Total shareholders'
                   equity...............         565             690
                                           ------------    ------------
               Total liabilities and
                   shareholders'
                   equity...............      $1,658          $1,840
                                           ============    ============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                               SIX MONTHS
                                                                 ENDED
                                            YEAR ENDED          JUNE 30,
                                           DECEMBER 31,   --------------------
                                               1996         1996       1997
                                           ------------   ---------  ---------
                                                              (UNAUDITED)
REVENUES................................     $  6,737     $   3,203  $   3,767
COST OF SERVICES........................        4,006         1,803      2,339
                                           ------------   ---------  ---------
          Gross profit..................        2,731         1,400      1,428
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................        2,597         1,253      1,244
                                           ------------   ---------  ---------
          Income from operations........          134           147        184
OTHER INCOME (EXPENSE):
     Interest expense...................          (21)           (9)        (6)
     Other..............................           82            18         30
                                           ------------   ---------  ---------
INCOME BEFORE INCOME TAXES..............          195           156        208
PROVISION FOR INCOME TAXES..............           69            62         83
                                           ------------   ---------  ---------
NET INCOME..............................     $    126     $      94  $     125
                                           ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                           COMMON STOCK         ADDITIONAL                                  TOTAL
                                       ---------------------     PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                          SHARES      AMOUNT     CAPITAL      EARNINGS       STOCK         EQUITY
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1995...........     1,214,724    $ 78        $  1         $ 632       $  (269)        $ 442

     Sales of treasury stock.........        29,503    --         --            --               34            34

     Distributions to shareholders...       --         --         --              (37)        --              (37)

     Net income......................       --         --         --              126         --              126
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, December 31, 1996...........     1,244,227      78           1           721          (235)          565

     Purchase of treasury stock......          (266)   --         --            --            --           --

     Net income (unaudited)..........       --         --         --              125         --              125
                                       ------------   ------    ----------    ---------    ---------    -------------
BALANCE, June 30, 1997 (unaudited)...     1,243,961    $ 78        $  1         $ 846       $  (235)        $ 690
                                       ============   ======    ==========    =========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            SIX MONTHS
                                         YEAR ENDED       ENDED JUNE 30,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................      $  126      $      94  $     125
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in)
     operating activities
     Depreciation....................          28             14         11
     Gain on sale of property and
       equipment.....................          (4)        --         --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivable........          49           (164)       (62)
          Inventories................         (35)           (22)         4
          Prepaid expenses and other
             current assets..........        (171)           (97)       (13)
          Costs of uncompleted
             contracts in excess of
             billings................          58             87        (24)
          Other noncurrent assets....         (71)        --            (32)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........         (74)           135         47
          Billings in excess of costs
             on uncompleted
             contracts...............         (23)           (48)       (34)
          Deferred tax liability.....          30         --             (6)
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........         (87)            (1)        16
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Sale (purchase) of property and
       equipment, net................         (11)           (18)        (4)
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) investing
                  activities.........         (11)           (18)        (4)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on line of credit....      --             --         --
     Borrowings of long-term debt....      --             --             44
     Payments of long-term debt......        (105)           (19)    --
     Distributions to shareholders...         (37)           (38)    --
     Cash received for sale of
       treasury shares...............          34         --         --
                                        ------------   ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........        (108)           (57)        44
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (206)           (76)        56
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         275            275         69
                                        ------------   ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $   69      $     199  $     125
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................      $   22      $       9  $      43
          Income taxes...............         163             67     --

   The accompanying notes are an integral part of these financial statements.

                                SEASONAIR, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Seasonair, Inc., a Maryland corporation, (the "Company") focuses on providing installation services and maintenance, repair and replacement of HVAC systems for light commercial facilities. Seasonair primarily operates in Maryland, the District of Columbia and Virginia.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems, USA, Inc. ("Comfort Systems") pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting princples, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the weighted-average method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using an accelerated method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenue from construction contracts is recognized on the completed-contract method. This method is used because the typical contract is completed within a twelve-month period, and the Company's current financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred, and the installation is operating according to specifications or has been accepted by the customer.

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Contract costs include all direct equipment, material, labor, and subcontract costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating systems. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating systems. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,
                                          IN YEARS          1996
                                        ------------    ------------
Transportation equipment.............      5               $   17
Machinery and equipment..............      5                  208
Leasehold improvements...............      39                  15
Furniture and fixtures...............      7                   16
                                                        ------------
                                                              256
Less -- Accumulated depreciation and
  amortization.......................                        (193)
                                                        ------------
     Property and equipment, net.....                      $   63
                                                        ============

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following (in thousands):

                                           DECEMBER 31,
                                               1996
                                           ------------
Balance at beginning of year............       $ --
Additions to costs and expenses.........          5
Deductions for uncollectible receivables
  written off and recoveries............         (5)
                                                ---
                                               $ --
                                                ===

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1996
                                        ------------
Accounts payable, trade..............      $  353
Accrued compensation and benefits....         321
Warranty reserve.....................          37
Other................................          99
                                        ------------
                                           $  810
                                        ============

5.  LONG-TERM DEBT:

     Long-term debt consists of two notes payable to officers and an installment note payable for transportation equipment, which is secured by the related transportation equipment. The terms of the notes range from 51 months to 80 months with monthly payments of principal and interest of approximately $3,598. The notes bear interest at rates ranging from 10 percent to 12.7 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      34
     1998...............................         37
     1999...............................         38
     2000...............................          1
                                          ---------
                                          $     110
                                          =========

     The Company has a $150,000 line of credit with a financial services company. The line of credit expires August 5, 1997, and bears interest at prime plus one percent per annum. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases facilities from a partnership which is partially owned by one of the shareholders. The lease expires in October, 2006. The rent paid under this lease was approximately $62,640 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company leases vehicles for operations. The payments under these vehicle leases were approximately $189,000 for the year ended December 31, 1996.

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     241
     1998...............................        202
     1999...............................        158
     2000...............................        105
     2001...............................         65
                                          ---------
                                          $     771
                                          =========

7.  INCOME TAXES:

     Federal and state income taxes for the year ended December 31, 1996, are as follows (in thousands):

Federal --
     Current............................  $      50
     Deferred...........................          7
State --
     Current............................         11
     Deferred...........................          1
                                          ---------
                                          $      69
                                          =========

     Actual income tax expense for the year ended December 31, 1996, differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35% to income before income taxes as follows (in thousands):

Provision at the statutory rate.........  $      68
Increase (decrease) resulting from --
     State income tax, net of benefits
      for federal deduction.............          8
     Other..............................         (7)
                                          ---------
                                          $      69
                                          =========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities as of December 31, 1996, result principally from the following (in thousands):

Depreciation and amortization...........  $     (18)
Accruals and reserves not deductible
  until paid............................        110
State taxes.............................         (5)
                                          ---------
Net deferred income tax asset...........  $      87
                                          =========

                                SEASONAIR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The net deferred tax assets and liabilities at December 31, 1996, are comprised of the following (in thousands):

Deferred tax assets --
     Current............................  $     104
     Long-term..........................     --
                                          ---------
          Total.........................        104
                                          ---------
Deferred tax liabilities --
     Current............................     --
     Long-term..........................         17
                                          ---------
          Total.........................         17
                                          ---------
          Net deferred income tax
             asset......................  $      87
                                          =========

8.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

9.  EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) profit-sharing plan which provides for the Company to match employee contributions up to a maximum of $260 per person per year as well as an employee stock ownership plan. Total contributions for both plans by the Company under the plan were approximately $80,000 for purchase of treasury stock for the employee stock ownership plan, and $5,000 for the 401(k) plan for the year ended December 31, 1996.

10.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, notes receivable, investments, notes payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the exchange of shares by the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Western Building Services, Inc.:

     We have audited the accompanying balance sheets of Western Building Services, Inc. as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Building Services, Inc. as of December 31, 1995 and 1996, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 7, 1997

                        WESTERN BUILDING SERVICES, INC.
                                 BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                              DECEMBER 31,
                                          --------------------      JUNE 30,
                                            1995       1996           1997
                                          ---------  ---------     -----------
                                                                   (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $      --  $     177       $    52
     Accounts receivable --
          Trade.........................        726        661           662
          Retainage on uncompleted
             contracts..................         78        183           121
          Other receivables.............        133          3             5
     Inventories........................         71         86            82
     Costs and estimated earnings in
       excess of billings on
       uncompleted contracts............         65         26           137
     Prepaid expenses and other current
       assets...........................         31         30            22
                                          ---------  ---------     -----------
               Total current assets.....      1,104      1,166         1,081
PROPERTY AND EQUIPMENT, net.............        150        191           183
OTHER NONCURRENT ASSETS.................         22        129           122
                                          ---------  ---------     -----------
               Total assets.............  $   1,276  $   1,486       $ 1,386
                                          =========  =========     ===========

  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Line of credit.....................  $     231  $      --       $    --
     Notes payable......................         --          6            --
     Current maturities of long-term
       debt.............................         86         73            --
     Current portion of capital
       leases...........................         17         21            --
     Accounts payable and accrued
       expenses.........................        732        556           514
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts............         76        151            21
                                          ---------  ---------     -----------
               Total current
                  liabilities...........      1,142        807           535
PAYABLE TO SHAREHOLDERS.................         --         --           317
LONG-TERM DEBT, net of current
  maturities............................        179        261           460
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common Stock, $.10 par value,
       4,000,000 shares authorized,
       2,600 and 2,700 shares issued and
       outstanding......................          1          1             1
     Additional paid-in capital.........         61         62            62
     Retained earnings (deficit)........       (107)       355            11
                                          ---------  ---------     -----------
               Total shareholders'
                  equity (deficit)......        (45)       418            74
                                          ---------  ---------     -----------
               Total liabilities and
                  shareholders'
                  equity................  $   1,276  $   1,486       $ 1,386
                                          =========  =========     ===========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                          YEAR ENDED         SIX MONTHS ENDED
                                         DECEMBER 31,            JUNE 30,
                                     --------------------  --------------------
                                       1995       1996       1996       1997
                                     ---------  ---------  ---------  ---------
                                                               (UNAUDITED)

REVENUES............................ $   4,112  $   6,494  $   2,844  $   2,174

COST OF SERVICES....................     3,408      4,662      2,038      1,641
                                     ---------  ---------  ---------  ---------

     Gross profit...................       704      1,832        806        533

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................       855      1,088        575        457
                                     ---------  ---------  ---------  ---------

     Income (loss) from operations..      (151)       744        231         76

OTHER INCOME (EXPENSE):

     Interest expense...............       (35)       (51)       (28)       (22)

     Other..........................         6        (21)        (3)       (13)
                                     ---------  ---------  ---------  ---------

NET INCOME (LOSS)................... $    (180) $     672  $     200  $      41
                                     =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                           TOTAL
                                          COMMON STOCK      ADDITIONAL    RETAINED     SHAREHOLDERS'
                                        ----------------     PAID-IN      EARNINGS        EQUITY
                                        SHARES    AMOUNT     CAPITAL      (DEFICIT)      (DEFICIT)
                                        ------    ------    ----------    ---------    -------------
BALANCE, December 31, 1994...........    2,600     $  1        $ 61        $    73        $   135

     Net loss........................       --       --          --           (180)          (180)
                                        ------    ------        ---       ---------    -------------
BALANCE, December 31, 1995...........    2,600        1          61           (107)           (45)

     Distributions to shareholders...       --       --          --           (210)          (210)

     Net income......................       --       --          --            672            672

     Common stock issuance...........      100       --           1             --              1
                                        ------    ------        ---       ---------    -------------
BALANCE, December 31, 1996...........    2,700        1          62            355            418

     Distributions to shareholders
       (unaudited)                        --       --         --              (385)          (385)

     Net income (unaudited)..........     --       --         --                41             41
                                        ------    ------        ---       ---------    -------------
BALANCE, June 30, 1997 (unaudited)...    2,700     $  1        $ 62        $    11        $    74
                                        ======    ======        ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  SIX MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31,            JUNE 30,
                                       --------------------  --------------------
                                         1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $    (180) $     672  $     200  $      41
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --.....
     Depreciation and amortization...         51         51         22         50
     Gain on sale of assets..........     --         --         --             (1)
     Changes in operating assets and
       liabilities --................
       (Increase) decrease in --.....
          Accounts receivable........       (179)        91       (439)        59
          Inventories................        (35)       (15)    --              4
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         (5)        39        (57)      (111)
          Prepaid expenses and other
             current assets..........          5          1        (43)         8
          Other noncurrent assets....        (15)      (106)    --              7
       Increase (decrease) in --.....
          Accounts payable and
             accrued expenses........        186       (177)       395        (42)
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............         17         74         10       (130)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........       (155)       630         88       (115)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale (purchases) of property and
     equipment, net..................     --             20     --         --
  Additions of property and
     equipment.......................        (40)      (113)       (54)       (41)
                                       ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........        (40)       (93)       (54)       (41)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common
     stock...........................     --              1          1     --
  Borrowings of long-term debt.......        206        175     --             99
  Payments of long-term debt.........       (259)       (96)       (24)    --
  Net borrowings in line of credit...        230       (230)    --         --
  Distributions to shareholders......     --           (210)    --            (68)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........        177       (360)       (23)        31
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (18)       177         11       (125)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         18     --         --            177
                                       ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $      --  $     177  $      11  $      52
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $      35  $      51  $      25  $      19

   The accompanying notes are an integral part of these financial statements.

                        WESTERN BUILDING SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Western Building Services, Inc., a Colorado corporation, (the "Company") focuses on providing "design and build" installation services and maintenance, repair and replacement of HVAC systems for commercial facilities. Western also offers continuous monitoring and control services for commercial facilities. The Company primarily operates in Colorado.

     The Company and its shareholders intend to enter into a definitive agreement with Comfort Systems USA, Inc. ("Comfort Systems"), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of Comfort Systems common stock concurrently with the consummation of the initial public offering (the "Offering") of the common stock of Comfort Systems.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

REVENUE RECOGNITION

     The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provision in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance will be billed and collected in the upcoming fiscal year.

     Revenues of approximately $783,000 and $2,291,000 with gross profits of $339,000 and $874,000 were recognized by the Company in 1995 and 1996, respectively, for energy conversions and new installations related to an incentive program developed by the Public Service Company of Colorado (PSC). The Demand Side Management program provided incentives for PSC customers to convert from electric heat to gas/steam heat in order to reduce peak demand for electricity. This program ended November 1996.

WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this Offering.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (dollars in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1995       1996
                                        ------------   ---------  ---------
Transportation equipment.............          5       $      47  $      47
Machinery and equipment..............        6-7             133         68
Computer and telephone equipment.....          5             120        145
Leasehold improvements...............          3              21         71
Furniture and fixtures...............          7              28         20
                                                       ---------  ---------
                                                             349        351
Less -- Accumulated depreciation and
  amortization.......................                       (199)      (160)
                                                       ---------  ---------
     Property and equipment, net.....                  $     150  $     191
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Other noncurrent assets consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Covenant not to compete..............  $      --  $      75
Life insurance surrender value.......         14         27
Other noncurrent assets..............          8         27
                                       ---------  ---------
                                       $      22  $     129
                                       =========  =========

          At December 31, 1996, the Company acquired the contract rights of a competitor for $75,000 through a covenant not to compete agreement. This agreement will be amortized over its three year term which expires at December 31, 1999.

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Accounts payable, trade..............  $     403  $     249
Accrued compensation and benefits....        108         86
Accrued warranty expense.............         82         82
Other accrued expenses...............        139        139
                                       ---------  ---------
                                       $     732  $     556
                                       =========  =========

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Installation contracts in progress are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1995       1996
                                       ---------  ---------
Costs incurred on contracts in
  progress...........................  $     335  $     530
Estimated earnings, net of losses....        206        160
                                       ---------  ---------
                                             541        690
Less -- Billings to date.............        552        815
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $      65  $      26
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................        (76)      (151)
                                       ---------  ---------
                                       $     (11) $    (125)
                                       =========  =========

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 36 months to 48 months with monthly payments of principal and interest of approximately $8,600. The notes bear interest at rates ranging from 9 percent to 13 percent.

     Long-term debt also consists of term loans and capital leases. The term loans were issued in the amounts of $175,000 and $200,000 in 1996 and 1995, respectively. The $175,000 term loan is secured by equipment, inventory, accounts receivable and all contract rights. The $200,000 term loan is secured by all inventory and equipment and bears interest at prime plus 2 percent per annum. These term loans are also guaranteed by the Company president.

     The capital leases relate to computer equipment and printers. The terms of the leases range from 12 to 36 months. The interest rates on these leases range from 10 to 12 percent.

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31
     1997............................  $      85
     1998............................         89
     1999............................         98
     2000............................         89
                                       ---------
                                       $     361
                                       =========

     The Company has a $300,000 line of credit with a financial institution. The line of credit expires September 28, 1997, and bears interest at prime plus 2 percent per annum. The line of credit is secured by accounts receivable and inventory and is guaranteed by the Company president. There was no balance outstanding under this line of credit at December 31, 1996.

6.  LEASES:

     The Company leases its facility from a third party, which expires in 1999. The rent paid under this lease was approximately $43,000 and $66,500 for the years ended December 31, 1995 and 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The lease contains renewal provisions.

                        WESTERN BUILDING SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company leases vehicles for operating purposes. The lease payments under these vehicle leases totaled approximately $47,000 and $71,000 for the years ended December 31, 1995 and 1996, respectively.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31
     1997............................  $     144
     1998............................        132
     1999............................         19
                                       ---------
                                       $     295
                                       =========

7.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a 401(k) plan which allows the Company to make discretionary contributions and discretionary profit sharing contributions. No contributions were made by the Company under this plan in 1995 and 1996. However, expenses of $2,733 and $3,903 were incurred by the Company during 1995 and 1996, respectively.

8.  FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash and cash equivalents, investments, notes payable, a line of credit, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

9.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, the Company had a receivable of $109,500 due from the president and vice president. At December 31, 1996, this balance was $173,500. The Company offset this balance with the dividends payable of $210,315 at December 31, 1996, resulting in a remaining dividend payable of $36,875 to two shareholders and one director.

10.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1997, the Company and its shareholders entered into a definitive agreement with a wholly-owned subsidiary of Comfort Systems, providing for the merger of the Company with the subsidiary of Comfort Systems. On July 2, 1997, Comfort Systems completed its initial public offering and the merger with the Company.

     As of June 30, 1997, the Company distributed $68,000 to its shareholders. The Company distributed approximately $317,000 subsequent to the merger which has been reflected in the financial statements.

     In connection with the merger, Comfort Systems assumed all debt of the Company. Subsequent to the IPO, substantially all of the debt has been repaid.

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
Prospectus Summary.............................     3
Risk Factors...................................     9
Price Range of Common Stock....................    12
The Company....................................    13
Use of Proceeds................................    13
Selling Stockholders...........................    13
Plan of Distribution...........................    14
Dividend Policy................................    15
Capitalization.................................    16
Selected Financial Data........................    17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    19
Business.......................................    38
Management.....................................    46
Certain Transactions...........................    51
Principal Stockholders.........................    55
Description of Capital Stock...................    56
Shares Eligible for Future Sale................    59
Legal Matters..................................    60
Experts........................................    60
Additional Information.........................    60
Index to Financial Statements..................   F-1

                                 583,878 SHARES

                                     [LOGO]
                            COMFORT SYSTEMS USA, INC.
                                  COMMON STOCK

                               -------------------
                                   PROSPECTUS
                               -------------------

                                November 4, 1997